Exhibit 10-EE
CONFORMED COPY

$18,485,000,000
CREDIT AGREEMENT
among
FORD MOTOR COMPANY,
The Subsidiary Borrowers from Time to Time Parties Hereto,
The Several Lenders from Time to Time Parties Hereto,
JPMORGAN CHASE BANK, N.A.
as Administrative Agent,
CITIBANK, N.A. and GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Syndication Agents,

Deutsche Bank Securities Inc.	HSBC Bank USA, N.A.	Lehman Brothers, Inc.

Merrill Lynch, Pierce, Fenner & Smith	Morgan Stanley Senior funding, Inc.	Royal Bank of Scotland
Sumitomo Mitsui Banking Corporation
as Documentation Agents
and
BNP Paribas
as Agent
Dated as of December 15, 2006

J.P. Morgan Securities Inc.	Citigroup Global Markets Inc.	Goldman Sachs Credit Partners L.P.

Deutsche Bank Securities Inc.	HSBC Bank	Lehman Brothers, Inc.

Merrill Lynch, Pierce, Fenner & Smith	Morgan Stanley Senior funding, Inc.	Royal Bank of Scotland
Sumitomo Mitsui Banking Corporation
as Bookrunners and Lead Arrangers

i

TABLE OF CONTENTS
(Continued)

TABLE OF CONTENTS
(Continued)

SCHEDULES:

1.1A	Commitments
1.1B	Borrowing Base
1.1C	Mandatory Costs
1.1D	Initial Subsidiary Guarantors
1.1E	Mortgaged Property
1.1F	Principal Trade Names
1.1G	Pricing Grid
3.9	Existing Letters of Credit
4.13	Pledged Equity
5.1(g)	Pledged Notes
5.1(h)	UCC Filings
6.7(e)	Post-Closing Items

EXHIBITS:

A	Form of Security Agreement
B	Form of Collateral Trust Agreement
C	Form of Guarantee
D	Form of Trademark Security Agreement
E	Form of Mortgage
F	Form of Borrowing Base Certificate
G	Form of Discount Note
H	Form of Drawing Notice
I	Form of Competitive Bid Request
J	Form of Competitive Bid
K	Form of Competitive Bid Accept/Reject Letter
L	Form of Incremental Revolving Loan Activation Notice
M	Form of Incremental Term Loan Activation Notice
N	Form of Closing Certificate
O	Form of Assignment and Assumption
P-1	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
P-2	Form of Legal Opinion of In-House Counsel
Q	Form of Exemption Certificate
R	Form of Joinder Agreement
S-1	Form of Addendum (Revolver)
S-2	Form of Addendum (Term Loan)
T	Form of Compliance Certificate
U-1	Form of Term Note
U-2	Form of Revolving Note

          CREDIT AGREEMENT (this “Agreement”), dated as of December 15, 2006, among FORD MOTOR COMPANY, a Delaware corporation (the “Company”), the Subsidiary Borrowers (as defined herein) from time to time parties hereto, the several banks and other financial institutions or entities from time to time parties hereto (the “Lenders”), CITIBANK, N.A. and GOLDMAN SACHS CREDIT PARTNERS, L.P., as syndication agents (in such capacity, the “Syndication Agents”), and JPMORGAN CHASE BANK, N.A., as administrative agent.
          The parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS
          1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
          “ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) (i) the Prime Rate in effect on such day or (ii) in the case of Canadian Revolving Loans denominated in Dollars made by a Qualifying Canadian Lender, the US Base Rate (Canada) in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate, the US Base Rate (Canada) or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the US Base Rate (Canada) or the Federal Funds Effective Rate, respectively.
          “ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
          “Acceptance”: a Draft drawn by a Canadian Borrower on a Canadian Revolving Lender conforming to the requirements of Section 2.10 and accepted by such Canadian Revolving Lender in accordance with Section 2.10(c). As the context shall require, “Acceptance” shall also have the meaning ascribed to it in Section 2.10(j).
          “Acceptance Equivalent Loan”: an advance made under this Agreement by a Canadian Revolving Lender evidenced by a Discount Note.
          “Acceptance Exposure”: at any time, the Dollar Equivalent of the aggregate face amount of the outstanding Acceptances and Acceptance Equivalent Loans at such time. The Acceptance Exposure of any Canadian Revolving Lender at any time shall be its Canadian Revolving Percentage of the aggregate Acceptance Exposure at such time.
          “Acceptance Fee”: has the meaning assigned to such term in Section 2.10(m).
          “Acceptance Obligation”: in respect of each Acceptance, the obligation of the relevant Canadian Borrower to pay to the Canadian Revolving Lender that accepted such Acceptance the face amount thereof as required by Section 2.10(e).
          “Addendum”: (a) in the case of Revolving Lenders, a Master Addendum, Credit Reallocation Agreement and Amendment Agreement, substantially in the form of Exhibit S-1 and (b) in the case of Term Lenders, an Addendum Agreement, substantially in the form of Exhibit S-2.
          “Additional Subsidiary Guarantor”: each Domestic Subsidiary of the Company (other than any Excluded Subsidiary) (a) that has Consolidated Total Assets with a Net Book Value in excess of $500,000,000 and (b) with respect to which the Company or any Subsidiary Guarantor directly or indirectly owns 80% or more of the Capital Stock or Voting Stock of such Subsidiary and the remaining Capital Stock of which is not publicly held.
          “Administrative Agent”: JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents (and, with respect to the Canadian Revolving Facility, JPMorgan Chase Bank N.A., Toronto Branch), together with any of its successors.
          “Affected Foreign Currency”: as defined in Section 2.23.
          “Agents”: the collective reference to the Collateral Trustee and the Administrative Agent.
          “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
          “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
          “Agreement”: as defined in the preamble hereto.
          “Applicable Lending Office”: for any Lender, with respect to the Company and each Subsidiary Borrower, such Lender’s office, branch or affiliate designated for Acceptances, Acceptance Equivalent Loans, Eurocurrency Loans, ABR Loans, Canadian Base Rate Loans, L/C Participations, Competitive Loans, Swingline Loans or Letters of Credit, as applicable, as notified to the Administrative Agent and the Company or as otherwise specified in the Assignment and Assumption pursuant to which such Lender became a party hereto, any of which offices may, subject to Section 2.26, be changed by such Lender upon 10 days’ prior written notice to the Administrative Agent and the Company.
          “Applicable Margin”: (a) with respect to Term Loans, (i) at any time when the Company’s Corporate Family Rating from Moody’s is B2 or better and its Corporate Credit Rating from S&P is B or better, (A) 1.75% per annum in the case of ABR Loans and (B) 2.75% per annum in the case of Eurocurrency Loans and (ii) at all other times, (A) 2.00% per annum in the case of ABR Loans and (B) 3.00% per annum in the case of Eurocurrency Loans and (b) with respect to Revolving Loans, (i) until delivery of financial statements for the first full fiscal quarter of the Company completed after the Closing Date pursuant to Section 6.1, (A) 1.25% per annum in the case of ABR Loans and Canadian Base Rate Loans and (B) 2.25% per annum in the case of Eurocurrency Loans and (ii) thereafter, the rate per annum set forth under the relevant column heading in the Pricing Grid; provided that the Applicable Margin in effect at any time may be increased pursuant to Section 6.7(e).
          Changes in the Applicable Margin for Term Loans resulting from changes in ratings by S&P or Moody’s shall become effective on the Business Day following the announcement of such new rating. If one or more of such rating agencies shall not have in effect a Corporate Family Rating or a Corporate Credit Rating, as applicable (other than by reason of the circumstances referred to in the following sentence), then the rating assigned by the other rating agency shall be used to establish the Applicable Margin for the Term Loans. If the rating system of Moody’s or S&P shall change, or if either rating agency shall cease to be in the business of providing corporate ratings, the Company and the

Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the rating of such rating agency shall be determined by reference to the rating most recently in effect prior to such change or cessation.
          “Applicable Premium”: as of any date of determination, the present value at such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, of (a) the prepayment premium applicable to the Term Loans of the applicable Term Lenders on the first day after the second anniversary of the Closing Date, plus (b) all interest that would accrue on such Term Loans from such date to the first day after the second anniversary of the Closing Date, computed using the Eurocurrency Rate for an Interest Period of three months plus the Applicable Margin for the Term Loans on such date.
          “Application”: an application, in such form as an Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.
          “Approved Fund”: as defined in Section 10.6(b).
          “Assignee”: as defined in Section 10.6(b).
          “Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit O.
          “Attributable Debt”: as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the rate of 9.5% per annum) required to be paid by such person under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
          “Available Canadian Revolving Commitment”: as to any Canadian Revolving Lender at any time, an amount equal to (a) such Lender’s Canadian Revolving Commitment then in effect minus (b) such Lender’s Canadian Revolving Extensions of Credit then outstanding.
          “Available Domestic Revolving Commitment”: as to any Domestic Revolving Lender at any time, an amount equal to (a) such Lender’s Domestic Revolving Commitment then in effect minus (b) such Lender’s Domestic Revolving Extensions of Credit then outstanding.
          “Available Liquidity”: as of any date of determination, the sum of (a) the lesser of (i) the Total Available Revolving Commitment (including any unused commitment under any Incremental Revolving Facility or any Permitted Additional Senior Facility) and (ii) the excess of (A) the Borrowing Base as of such date, over (B) the Borrowing Base Debt at such date plus (b) “automotive gross cash” reported in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC (excluding such amounts held or owned by Foreign Subsidiaries).
          “Available Multicurrency Revolving Commitment”: as to any Multicurrency Revolving Lender at any time, an amount equal to (a) such Lender’s Multicurrency Revolving Commitment then in effect minus (b) such Lender’s Multicurrency Revolving Extensions of Credit then outstanding.

          “Benefitted Lender”: as defined in Section 10.7(a).
          “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
          “Borrowing Base”: as of any date of determination, the aggregate of the Borrowing Base Amounts calculated for each category of Eligible Collateral in accordance with Schedule 1.1B, as the same may be amended from time to time. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to Administrative Agent on the Closing Date or pursuant to Section 6.3(b), as applicable (adjusted on a pro forma basis for (a) any Disposition, and the application of the proceeds thereof, described in clauses (b), (c), (g), (h) or (i) of Section 7.5 or clause (A) of the last sentence of Section 7.5, (b) any reduction of the Eligible Value of Capital Stock or intercompany notes in connection with the incurrence of any Indebtedness or a Material Guarantee pursuant to clause (f) or clause (g) of Section 7.4 and (c) any addition to the Borrowing Base of additional Collateral in accordance with Schedule 1.1B (including Mazda Shares) or pursuant to Section 6.7(g), in each case consummated after the last day of the fiscal period covered by such Borrowing Base Certificate).
          “Borrowing Base Certificate”: a certificate substantially in the form of Exhibit F.
          “Borrowing Base Coverage Ratio”: at any time the ratio of (a) the Borrowing Base at such time (adjusted on a pro forma basis to the extent, and in the manner, required by this Agreement) to (b) the sum of (i) the Dollar Equivalent Outstanding Amount of Borrowing Base Debt at such time (giving effect to any application of proceeds to the extent required or permitted by this Agreement) and (ii) the unused Revolving Commitments (including any unused commitment under any Incremental Revolving Facility or any Permitted Additional Senior Facility) at such time.
          “Borrowing Base Debt”: collectively, (a) Covered Debt and (b) the Outstanding Amount of obligations in excess of $100,000,000 secured by Liens described in clause (x) of the definition of Permitted Liens.
          “Borrowing Date”: any Business Day specified by the Company or any Subsidiary Borrower as a date on which the Company or such Subsidiary Borrower requests the relevant Lenders to make Loans hereunder.
          “Business Day”: any day other than a Saturday, Sunday or other day on which banks in New York City are permitted to close; provided, however, that when used in connection with (a) a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits or deposits in any Optional Currency, as applicable, in the London Interbank market, (b) a Canadian Revolving Loan denominated in Canadian Dollars, the term “Business Day” shall also exclude any day on which banks are not open for business in Toronto, Canada, (c) a Multicurrency Revolving Loan denominated in Euros, the term “Business Day” shall also exclude any day that is not a TARGET Day and (d) any other Optional Currency, the term “Business Day” shall also exclude any day on which banks in the principal financial center of the country of such Optional Currency are not open for general business.
          “CAM Exchange”: as defined in Section 10.7.
          “CAM Percentage”: at any date, as to any Revolving Lender, the percentage which the aggregate Revolving Commitments of such Revolving Lender as of such date (before any termination thereof on such date) constitutes of the Total Revolving Commitments as of such date (before any termination thereof on such date).
          “Canadian Base Rate”: the higher of:
     (a) the rate of interest publicly announced by the Administrative Agent (or any Applicable Lending Office thereof) from time to time as its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made in Canada; and
     (b) the CDOR Rate for a one month period, plus 0.5%.
          “Canadian Base Rate Loans”: Revolving Loans bearing interest at a rate determined by reference to the Canadian Base Rate.
          “Canadian Borrower”: any Subsidiary Borrower that is organized under the laws of Canada or any province or territory thereof.
          “Canadian Dollars” and “C$”: the lawful money of Canada.
          “Canadian Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Canadian Revolving Loans (including Acceptance Equivalent Loans) and accept Acceptances in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Canadian Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
          “Canadian Revolving Extensions of Credit”: as to any Canadian Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Canadian Revolving Loans denominated in Dollars held by such Lender (or its Applicable Lending Office) then outstanding, (b) the Dollar Equivalent of the aggregate principal amount of all Canadian Revolving Loans denominated in Canadian Dollars held by such Lender (or its Applicable Lending Office) then outstanding and (c) such Lender’s Acceptance Exposure.
          “Canadian Revolving Lender”: each Lender that has a Canadian Revolving Commitment or that holds Canadian Revolving Loans or Acceptances.
          “Canadian Revolving Loans”: as defined in Section 2.8(a).
          “Canadian Revolving Percentage”: as to any Canadian Revolving Lender at any time, the percentage which such Lender’s Canadian Revolving Commitment then constitutes of the Total Canadian Revolving Commitments or, at any time after all of the Canadian Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Canadian Revolving Extensions of Credit then outstanding constitutes of the Total Canadian Revolving Extensions of Credit then outstanding.
          “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          “CDOR Rate”: on any day, with respect to a particular term as specified herein, the average annual rate for such term applicable to banker’s acceptances in Canadian Dollars displayed and identified as such on the “Reuters screen CDOR page” at approximately 10:00 A.M. Toronto time on such day (provided that if such rates do not appear on the Reuters screen CDOR page, then the CDOR Rate shall be the average of the rate quotes for banker’s acceptances denominated in Canadian Dollars with such term received by the Administrative Agent at approximately 10:00 A.M. Toronto time on such day (or, if such day is not a Business Day, on the next preceding Business Day) from two or more Schedule I Lenders).
          “Change in Tax Law”: as defined in Section 2.26.
          “Change of Control”: the occurrence of either (a) more than 50% of the Voting Stock of the Company being held by a Person or Persons (other than Permitted Holders) who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Company within the meaning of Section 13(d)(3) of the Exchange Act or (b) Continuing Directors ceasing to constitute at least a majority of the board of directors of the Company.
          “Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is December 15, 2006.
          “Code”: the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral”: all property of the Loan Parties, now owned or hereafter acquired, in which the Company or a Subsidiary Guarantor has granted a Lien pursuant to any Security Document.
          “Collateral Release Conditions”: the conditions to the Collateral Release Date specified in Section 10.15(b) or (c), as applicable.
          “Collateral Release Date”: as defined in Section 10.15.
          “Collateral Trust Agreement”: the Collateral Trust Agreement to be executed and delivered by the Company, each Subsidiary Guarantor, the Collateral Trustee and the other parties named therein, substantially in the form of Exhibit B.
          “Collateral Trustee”: Wilmington Trust Company, in its capacity as trustee under the Collateral Trust Agreement, and any successor thereof under the Collateral Trust Agreement and, as the context may require, any co-trustee appointed pursuant to the terms of the Collateral Trust Agreement.
          “Collateralized”: secured by cash collateral arrangements and/or backstop letters of credit entered into on terms and in amounts reasonably satisfactory to the relevant Issuing Lender; the terms “Collateralize” and “Collateralization” shall have correlative meanings.
          “Commitment”: as to any Lender, the sum of the Term Commitment and the Revolving Commitments of such Lender.
          “Commonly Controlled Entity”: an entity, whether or not incorporated, that is part of a group that includes the Company and that is treated as a single employer under Section 414(b) or (c) of the Code.
          “Common Stock”: as defined in Section 7.6.

          “Competitive Bid”: an offer by a Revolving Lender to make a Competitive Loan in accordance with Section 2.14.
          “Competitive Bid Accept/Reject Letter”: a notification made by the Company pursuant to Section 2.14 in the form of Exhibit K.
          “Competitive Bid Rate”: with respect to any Competitive Bid (a) in the case of a Eurocurrency Competitive Loan, the Eurocurrency Base Rate plus (or minus) the Margin and (b) in the case of a Fixed Rate Loan, the fixed rate of interest per annum, in each case specified by the Lender making such Competitive Loan in its related Competitive Bid.
          “Competitive Bid Request”: a request made pursuant to Section 2.14 in the form of Exhibit I.
          “Competitive Loan”: a Loan made pursuant to Section 2.14.
          “Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit T.
          “Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.25, 2.26, 2.27 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.
          “Consolidated Total Assets”: at any date, with respect to any Person, the amount set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet (or the equivalent) of such Person and its consolidated Subsidiaries.
          “Consolidated Total Automotive Assets”: at any date, the consolidated total automotive assets of the Company and its consolidated Subsidiaries as of the most recent consolidated financial statements of the Company delivered pursuant to Section 6.1.
          “Consolidated Net Tangible Automotive Assets”: the sum of (a) the aggregate amount of the Company’s automotive assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, plus (b) the Company’s equity in the net assets of its financial services subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, in each case as set forth in the most recent financial statements the Company and its consolidated Subsidiaries delivered pursuant to Section 6.1 prepared in accordance with GAAP.
          “Continuing Director”: at any date, an individual (a) who is a member of the board of directors of the Company on the Closing Date, (b) who has been elected as a member of such board of directors with a majority of the total votes of Permitted Holders that were cast in such election voted in favor of such member or (c) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.
          “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Covered Debt”: collectively, (a) all Indebtedness incurred and all other extensions of credit outstanding (including all Letters of Credit and Acceptances) under this Agreement (including under any Incremental Facility) and any Permitted Additional Senior Facilities, (b) any Permitted Additional Notes and (c) any Permitted First Lien Non-Loan Exposure.
          “Cumulative Growth Amount”: as of any date (a) an amount, not less than zero, equal to 50% of the sum of (i) Automotive “Net Cash Flows from Operating Activities” as set forth on the sector statement of cash flows of the Company and its consolidated Subsidiaries as reported in the Company’s Annual Report(s) on Form 10-K filed with the SEC for the period (taken as one accounting period) from January 1, 2010 to the last day of the most recent fiscal year of the Company for which financial statements have been delivered pursuant to Section 6.1, plus (ii) Automotive “Net Cash (used in) / provided by investing activities” on the sector statement of cash flows of the Company and its consolidated Subsidiaries as reported in such Annual Report(s) for such period, minus (b) the aggregate amount of Restricted Payments made pursuant to Section 7.6(h) prior to such date.
          “Currency”: Dollars, Canadian Dollars or any Optional Currency.
          “Debt”: as defined in Section 7.8.
          “Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Designated Cash Management Obligations”: obligations of the Company or any Subsidiary to banks, financial institutions, investment banks and others in respect of banking, cash management (including, without limitation, Automated Clearinghouse transactions), custody and other similar services and company paid credit cards that permit employees to make purchases on behalf of the Company or such Subsidiary designated by the Company in accordance with the Collateral Trust Agreement from time to time as constituting “Designated Cash Management Obligations.”
          “Designated Hedging Obligations”: the direct obligations of the Company, and the obligations of the Company as a guarantor of any Subsidiary’s obligations, to counterparties designated by the Company in accordance with the Collateral Trust Agreement from time to time as constituting “Designated Hedging Obligations” under or in connection with any of the following: (a) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (b) which is a type of transaction that is similar to any transaction referred to in clause (a) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made.
          “Discount Note”: a non-interest bearing, non-negotiable promissory note of a Canadian Borrower denominated in Canadian Dollars, issued by such Canadian Borrower to a Canadian Revolving Lender, substantially in the form of Exhibit G.
          “Discount Proceeds”: for any Acceptance issued hereunder, an amount calculated on the applicable date of issuance by multiplying (a) the face amount of the Acceptance by (b) the quotient obtained by dividing (i) one by (ii) the sum of one plus the product of (A) the Discount Rate applicable to the Acceptance and (B) a fraction, the numerator of which is the number of days in the term of the Acceptance and the denominator of which is 365, with the quotient being rounded up or down to the fifth decimal place and .00005 being rounded up.
          “Discount Rate”: with respect to any Acceptance, (a) for a Canadian Revolving Lender which is a Schedule I Lender, the CDOR Rate (for the applicable term) and (b) for other Canadian Revolving Lenders, the rate determined by the Administrative Agent as being the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the discount rates for the applicable term, calculated on the basis of a year of 365 days, of the Schedule II/III Reference Lenders established in accordance with their normal practices at or about 10:00 A.M. (Toronto time) on the issuance date of such Acceptance, provided that the Discount Rate of such other Lenders shall not exceed for any issue the Discount Rate established pursuant to (a) above plus 0.10% per annum.
          “Disposition”: with respect to any property, any sale, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.
          “Dollar Equivalent”: on any date of determination, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to an amount denominated in any other currency, the equivalent in Dollars of such amount determined by the Administrative Agent in accordance with normal banking industry practice using the Exchange Rate on the date of determination of such equivalent. In making any determination of the Dollar Equivalent (for purposes of calculating the amount of Loans to be borrowed from the respective Lenders on any date or for any other purpose), the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the Company or any Subsidiary Borrower delivers a request for Revolving Loans or on such other date upon which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement. As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount.
          “Dollars” and “$”: the lawful money of the United States.
          “Domestic Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Domestic Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Domestic Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
          “Domestic Revolving Extensions of Credit”: as to any Domestic Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Domestic Revolving Loans held by such Lender then outstanding, (b) such Lender’s Domestic Revolving Percentage of the

L/C Obligations then outstanding and (c) such Lender’s Domestic Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.
          “Domestic Revolving Lender”: each Lender that has a Domestic Revolving Commitment or that holds Domestic Revolving Loans.
          “Domestic Revolving Loans”: as defined in Section 2.4(a).
          “Domestic Revolving Percentage”: as to any Domestic Revolving Lender at any time, the percentage which such Lender’s Domestic Revolving Commitment then constitutes of the Total Domestic Revolving Commitments or, at any time after the Domestic Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Domestic Revolving Extensions of Credit then outstanding constitutes of the Total Domestic Revolving Extensions of Credit then outstanding.
          “Domestic Subsidiary”: any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.
          “Domestic Subsidiary Borrower”: any Subsidiary Borrower which is a Domestic Subsidiary.
          “Draft”: a depository bill issued in accordance with the Depository Bills and Notes Act (Canada) or a bill of exchange in the form used from time to time by each Canadian Revolving Lender, respectively, in connection with the creation of Acceptances in accordance with the provisions of Section 2.10 and payable in Canadian Dollars.
          “Drawing Notice”: as defined in Section 2.10(c).
          “Environmental Laws”: any and all foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating or imposing liability or standards of conduct concerning protection of human health, the environment or natural resources, as now or may at any time hereafter be in effect.
          “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “Euro” and “€”: the official currency of the European Union.
          “Eurocurrency Base Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined on the basis of the rate for deposits in the applicable Currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the applicable page of the Telerate screen as of 11:00 A.M., London time, on the Quotation Date. In the event that such rate does not appear on such page of the Telerate screen (or otherwise on such screen), the “Eurocurrency Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates for the applicable Currency as may be selected by the Administrative Agent with the consent of the Company (such consent not to be unreasonably withheld) or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits in the applicable Currency at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the London interbank eurocurrency market for delivery on the first day of such Interest Period for the number of days comprised therein.

          “Eurocurrency Competitive Loan”: any Competitive Loan bearing interest at a rate determined by reference to the Eurocurrency Base Rate.
          “Eurocurrency Loans”: Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.
          “Eurocurrency Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurocurrency Base Rate

1.00 — Eurocurrency Reserve Requirements
; provided that with respect to any Eurocurrency Loan denominated in Pounds Sterling, the Eurocurrency Rate shall the mean the Eurocurrency Base Rate plus if applicable, as reasonably determined by the Administrative Agent in accordance with Schedule 1.1C, the Mandatory Costs.
          “Eurocurrency Reserve Requirements”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent or any Lender is subject, for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include those imposed under Regulation D. Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Eurocurrency Tranche”: the collective reference to Eurocurrency Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
          “Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Exchange Act”: the Securities and Exchange Act of 1934, as amended.
          “Exchange Rate”: for any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into Dollars, as set forth at 11:00 A.M., London time, on such day on the applicable Reuters currency page with respect to such currency. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the London Interbank market or other market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 A.M., London time, on such day for the purchase of Dollars with such currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          “Excluded Subsidiary”: collectively (a) FMCC and each Subsidiary thereof, (b) Ford Motor Land Development Corporation, a Delaware corporation, and each Subsidiary thereof, (c) any Subsidiary that is prohibited by any applicable Requirement of Law from guaranteeing the Obligations, (d) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary and (e) subject to Section 6.7(c), any Subsidiary that is a bona fide joint venture.
          “Existing Letters of Credit”: as defined in Section 3.9.
          “Existing Notes”: the senior unsecured notes of the Company issued pursuant to the Existing Notes Indentures.
          “Existing Notes Indentures”: collectively, (a) the Indenture, dated as of February 15, 1992, between the Company and The Bank of New York, as trustee, and (b) the Indenture, dated as of January 30, 2002, between the Company and The Bank of New York (as successor trustee to JPMorgan Chase Bank), as trustee.
          “Extending Lender”: as defined in Section 2.33.
          “Facility”: each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”), (b) the Domestic Revolving Commitments and the extensions of credit made thereunder (the “Domestic Revolving Facility”), (c) the Canadian Revolving Commitments and the extensions of credit made thereunder (the “Canadian Revolving Facility”), (d) the Multicurrency Revolving Facility and extensions of credit made thereunder (the “Multicurrency Revolving Facility”), (e) any New Local Facility, (f) the Incremental Revolving Commitments (other than any Revolving Commitment Increase) and the extensions of credit thereunder as provided in any Incremental Revolving Loan Activation Notice (each, an “Incremental Revolving Facility” and together with the Domestic Revolving Facility, the Canadian Revolving Facility, the Multicurrency Revolving Facility and any New Local Facility, the “Revolving Facilities” and each a “Revolving Facility”) and (g) the Incremental Term Loan Commitments and the Incremental Term Loans related thereto as provided in any Incremental Term Loan Activation Notice (each, an “Incremental Term Loan Facility” and together with the Incremental Revolving Facility, the “Incremental Facilities”).
          “Facility Fee Rate”: (a) until delivery of financial statements for the first full fiscal quarter of the Company completed after the Closing Date pursuant to Section 6.1, 0.50% per annum and (b) thereafter, the rate per annum set forth under the relevant column heading in the Pricing Grid.
          “Facility Rating”: as of any date, the credit rating by Moody’s or S&P, as applicable, for the Facility.
          “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.
          “Fee Payment Date”: (a) the 15th day of each March, June, September and December (or, if any such day is not a Business Day, the next succeeding Business Day) and (b) the last day of the final Fee Payment Period.

          “Fee Payment Period”: initially the period from and including the Closing Date to but excluding the initial Fee Payment Date, and thereafter each period commencing on and including a Fee Payment Date to but excluding the succeeding Fee Payment Date (except that the final Fee Payment Period shall end on the date on which all Revolving Commitments have terminated and the Revolving Extensions of Credit have been reduced to zero).
          “Fitch”: Fitch Investors Service, L.P. and its successors.
          “Fixed Rate Loan”: a Competitive Loan bearing interest at a fixed rate per annum specified by the Revolving Lender making such Loan in its related Competitive Bid.
          “FMCC”: Ford Motor Credit Company, a Delaware corporation.
          “Ford Argentina”: Ford Argentina S.C.A., a company organized under the laws of Argentina.
          “Ford Canada”: Ford Motor Company of Canada, Limited, a company organized under the laws of Ontario.
          “Ford Mexico”: Ford Motor Company S.A. de C.V., a company organized under the laws of Mexico.
          “Ford South Africa”: Ford Motor Company of Southern Africa (Pty), a company organized under the laws of South Africa.
          “Foreign Subsidiary”: any Subsidiary of the Company that is not a Domestic Subsidiary.
          “Foreign Subsidiary Borrower”: any Subsidiary Borrower that is not a Domestic Subsidiary.
          “Funded Debt”: all Debt having a maturity of more than 12 months from the date of the most recent balance sheet of the Company and its consolidated Subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower thereof.
          “Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office with respect to any Facility or Facilities by written notice to the Company and the Lenders.
          “GAAP”: generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of covenants, the Borrowing Base, standards or terms in this Agreement, then the Company and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Company’s financial condition and the Borrowing Base shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Administrative Agent and the Required Lenders, all covenants, the Borrowing Base, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
          “Governmental Authority”: any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any federal, state or municipal court, in each case whether of the United States or foreign.
          “Grupo Ford”: Grupo Ford S. de R.L. de C.V., a company organized under the laws of Mexico.
          “Guarantee”: the Guarantee Agreement to be executed and delivered by the Company and each Subsidiary Guarantor, substantially in the form of Exhibit C.
          “Guarantee Obligation”: shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness of any other Person.
          “Incremental Lender”: any Lender designated by the Company or, with the consent of the Company, the Administrative Agent and, in the case of a Revolving Commitment Increase with respect to the Domestic Revolving Facility, each Material Swingline Lender and Material Issuing Bank at such time (such consents not to be unreasonably withheld), any other bank, financial institution or other Person which becomes a signatory to an Incremental Term Loan Activation Notice or to an Incremental Revolving Loan Activation Notice, as the case may be, and each Lender which has made, or acquired pursuant to an assignment made in accordance with Section 10.6, an Incremental Term Loan or an Incremental Revolving Commitment, as the case may be.
          “Incremental Revolving Commitment”: as to each Incremental Lender, in respect of any Revolving Commitment Increase or Incremental Revolving Facility, the obligation of such Incremental Lender on and after the applicable Revolving Commitment Increase Date or Incremental Revolving Loan Closing Date to make Incremental Revolving Loans under the relevant Revolving Facility in a principal amount equal to the amount set forth under the heading “Incremental Revolving Commitment” opposite such Incremental Lender’s name on the applicable Incremental Revolving Loan Activation Notice.
          “Incremental Revolving Facility”: as defined in the definition of the term “Facility.”
          “Incremental Revolving Loan Activation Notice”: a notice substantially in the form of Exhibit L.
          “Incremental Revolving Loan Closing Date”: as to any Incremental Revolving Facility, the date (which shall be a Business Day) specified in the related Incremental Revolving Loan Activation Notice as the first date on which Incremental Revolving Loans will be made available thereunder.
          “Incremental Revolving Loan Maturity Date”: as to any Incremental Revolving Facility, the maturity date specified in the Incremental Revolving Loan Activation Notice relating thereto.
          “Incremental Revolving Loans”: as defined in Section 2.32(b).
          “Incremental Term Loan Activation Notice”: a notice substantially in the form of Exhibit M.
          “Incremental Term Loan Commitment”: as to each Incremental Lender, in respect of any Incremental Term Loan Facility, the obligation of such Incremental Lender on and after the applicable

Incremental Term Loan Closing Date to make Incremental Term Loans hereunder in a principal amount equal to the amount set forth under the heading “Incremental Term Loan Commitment” opposite such Incremental Lender’s name on the applicable Incremental Term Loan Activation Notice.
          “Incremental Term Loan Closing Date”: as to any Incremental Term Loan Facility, the date (which shall be a Business Day) specified in the related Incremental Term Loan Activation Notice as the first date on which Incremental Term Loans will be made available thereunder.
          “Incremental Term Loan Facility”: as defined in the definition of the term “Facility.”
          “Incremental Term Loan Maturity Date”: as to any Incremental Term Loan Facility, the maturity date specified in the related Incremental Term Loan Activation Notice.
          “Incremental Term Loans”: as defined in Section 2.31(b).
          “Indebtedness”: of any Person at any date, all indebtedness of such Person for borrowed money.
          “Index Debt”: senior, unsecured, long-term Indebtedness of the Company.
          “Initial Subsidiary Guarantor”: each Domestic Subsidiary listed on Schedule 1.1D.
          “Intellectual Property”: the collective reference to all rights, priorities and privileges with respect to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Interest Payment Date”: (a) as to any ABR Loan (other than any Swingline Loan) or Canadian Base Rate Loan, the 15th day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan, Eurocurrency Competitive Loan having an Interest Period of three months or less or any Money Market Rate Loan, the last day of such Interest Period, (c) as to any Eurocurrency Loan or Eurocurrency Competitive Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Fixed Rate Loan, the maturity date of such Loan and (e) as to any Loan (other than any Revolving Loan that is an ABR Loan but including any Swingline Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.
          “Interest Period”: (a) as to any Eurocurrency Loan or Eurocurrency Competitive Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months (or, in the case of any Eurocurrency Competitive Loan, one, two or three weeks) thereafter, as selected by the Company or relevant Subsidiary Borrower in its notice of borrowing, Competitive Bid Request or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months thereafter, as selected by the Company or relevant Subsidiary Borrower by irrevocable notice to the Administrative Agent not later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto, (b) as to any Money Market Rate Loan, the period commencing on the date of such Money Market Rate Loan, and ending on a date agreed upon by the Company or the relevant Domestic Subsidiary Borrower and the Swingline Lender which is at least one and not more than 10 Business Days after the making of such Money Market Rate Loan and (c) with respect to a Fixed Rate Loan, the period (which shall be not less than seven days or more than 360 days) commencing on the Borrowing Date thereof and ending on the date specified in the applicable Competitive Bid Accept/Reject Letter; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
     (A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Revolving Loans, Term Loans or Eurocurrency Competitive Loans, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
     (B) the Company or relevant Subsidiary Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date then in effect or beyond the date final payment is due on the Term Loans, as the case may be; and
     (C) in the case of Revolving Loans, Term Loans or Eurocurrency Competitive Loans, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.
          “Issuing Lender”: each Lender or any Applicable Lending Office thereof that has an L/C Commitment, in the capacity as issuer of any Letter of Credit.
          “Jaguar”: Jaguar Limited, a company organized under the laws of England.
          “Jaguar Trade Name”: all Trademarks owned by the Company and its Subsidiaries consisting of or containing “Jaguar” or any variation or simulation thereof.
          “judgment currency”: as defined in Section 10.13.
          “Land Rover”: Land Rover, a company organized under the laws of England.
          “Land Rover Holdings”: Land Rover Holdings, a company organized under the laws of England.
          “Land Rover Trade Name”: all Trademarks owned by the Company and its Subsidiaries consisting of or containing “Land Rover” or any variation or simulation thereof.
          “L/C Commitment”: as to any Lender (or Applicable Lending Office thereof), the obligation of such Person to issue Letters of Credit pursuant to Section 3 (including any Existing Letters of Credit issued by such Lender) in an aggregate Outstanding Amount at any time not to exceed the amount set forth under the heading “L/C Commitment” opposite such Person’s name on Schedule 1.1A, as the same may be changed from time to time pursuant to Section 3.11.
          “L/C Obligations”: at any time, the Dollar Equivalent of the aggregate Outstanding Amount of all Letters of Credit.

          “L/C Participants”: the collective reference to all the Domestic Revolving Lenders (other than any Issuing Lender).
          “L/C Sublimit”: $2,000,000,000; provided that, from time to time, the Company may increase the L/C Sublimit by notice to the Administrative Agent.
          “Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.
          “Letter of Credit”: as defined in Section 3.1(a).
          “Letter of Credit Fee”: as defined in Section 3.3.
          “Lien”: any mortgage, pledge, lien, security interest, charge, statutory deemed trust, conditional sale or other title retention agreement or other similar encumbrance.
          “Loan”: any loan made by any Lender pursuant to this Agreement (including any Acceptance).
          “Loan Documents”: this Agreement, the Security Documents, the Guarantee, the Collateral Trust Agreement, the Notes, each Joinder Agreement and any amendment, waiver, supplement or other modification to any of the foregoing.
          “Loan Parties”: the Company, each Subsidiary Borrower and each Subsidiary Guarantor.
          “Local Facility Amendment”: as defined in Section 2.30.
          “Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Commitments, as the case may be, outstanding under such Facility (or, in the case of any Revolving Facility, at any time after all of the Revolving Commitments thereunder shall have expired or terminated, the holders of more than 50% of the Total Revolving Extensions of Credit thereunder).
          “Majority Revolving Lenders”: the holders of more than 50% of the aggregate amount of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the holders of more than 50% of the Total Revolving Extensions of Credit).
          “Mandatory Prepayment”: the prepayment of outstanding Term Loans (including any Incremental Term Loans) and term loans under any Permitted Additional Senior Facilities, together with an offer to repurchase any outstanding Permitted Additional Notes (to the extent required by the terms thereof), on a pro rata basis according to the Outstanding Amounts thereof at the time of such prepayment and offer to repurchase.
          “Manufacturing Subsidiary”: a Subsidiary of the Company which owns or leases a Principal Domestic Manufacturing Property.
          “Margin”: as to any Eurocurrency Competitive Loan, the margin to be added (or subtracted) from the Eurocurrency Base Rate to determine the rate of interest applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

          “Material Adverse Effect”: a material adverse effect on (a) the financial condition of the Company and its Subsidiaries taken as a whole or (b) the validity and enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Administrative Agent, the Collateral Trustee and the Lenders hereunder or thereunder.
          “Material Guarantee”: a Guarantee Obligation with an Outstanding Amount in excess of $100,000,000 in respect of Indebtedness having an aggregate Outstanding Amount in excess of $100,000,000.
          “Material Issuing Lender”: any Issuing Lender with an L/C Commitment of $250,000,000 or more.
          “Material Swingline Lender”: any Swingline Lender with a Swingline Commitment of $250,000,000 or more.
          “Material Unsecured Indebtedness”: (a) any Existing Notes and (b) any unsecured Indebtedness or preferred Capital Stock of the Company having an aggregate Outstanding Amount or liquidation preference, as the case may be, in excess of $250,000,000.
          “Money Market Rate”: for any day, a fixed rate per annum as agreed between any Swingline Lender and the Company pursuant to Section 2.12.
          “Money Market Rate Loans”: Swingline Loans the rate of interest applicable to which is based upon the Money Market Rate.
          “Moody’s”: Moody’s Investors Service, Inc. and its successors.
          “Mortgaged Property”: each property listed on Schedule 1.1E, as to which the Collateral Trustee for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.
          “Mortgages”: each of the mortgages and deeds of trust made by the Company or any Subsidiary Guarantor in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties, substantially in the form of Exhibit E (with such changes thereto as the Company and the Administrative Agent reasonably agree are advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).
          “Multicurrency Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Multicurrency Revolving Loans in an aggregate principal not to exceed the amount set forth under the heading “Multicurrency Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
          “Multicurrency Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.
          “Multicurrency Revolving Extensions of Credit”: as to any Multicurrency Revolving Lender at any time, an amount equal to the Dollar Equivalent of the aggregate principal amount of all Multicurrency Revolving Loans held by such Lender then outstanding.
          “Multicurrency Revolving Lender”: each Lender that has a Multicurrency Revolving Commitment or that holds Multicurrency Revolving Loans.

          “Multicurrency Revolving Loans”: as defined in Section 2.6(a).
          “Multicurrency Revolving Percentage”: as to any Multicurrency Revolving Lender at any time, the percentage which such Lender’s Multicurrency Revolving Commitment then constitutes of the Total Multicurrency Revolving Commitments or, at any time after all of the Multicurrency Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Multicurrency Revolving Extensions of Credit then outstanding constitutes of the Total Multicurrency Revolving Extensions of Credit then outstanding.
          “Net Book Value”: with respect to any asset of any Person (a) other than accounts receivable, the gross book value of such asset on the balance sheet of such Person, minus depreciation in respect of such asset on such balance sheet and (b) with respect to accounts receivable, the gross book value thereof, minus any specific reserves attributable thereto.
          “Net Cash Proceeds”: (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, and cash equivalents) received less (b) the sum of:
          (i) the amount, if any, of all taxes paid or estimated to be payable by the Company or any Subsidiary or affiliate thereof in connection with such transaction,
          (ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (A) associated with the assets that are the subject of such transaction and (B) retained by the Company or any Subsidiary or affiliate thereof,
          (iii) the amount of any indebtedness secured by a Lien on the assets that are the subject of the transaction to the extent that the instrument creating or evidencing such indebtedness requires that such indebtedness be repaid upon consummation of such transaction (but excluding Indebtedness referred to in the definition of “Mandatory Prepayment”), and
          (iv) fees and expenses attributable to the transaction.
          “New Local Facility”: as defined in Section 2.30.
          “New Local Facility Lender”: as defined in Section 2.30.
          “Non-Acceptance Canadian Lender”: as defined in Section 2.10(i).
          “Non-Excluded Taxes”: as defined in Section 2.26(a).
          “Non-Extending Lender”: as defined in Section 2.33.
          “Non-U.S. Lender”: as defined in Section 2.26(d).
          “Notes”: the collective reference to any promissory note evidencing Loans.
          “Notice of Acceleration”: as defined in the Collateral Trust Agreement.
          “Obligations”: the Credit Agreement Obligations as defined in the Collateral Trust Agreement.

          “Optional Currency”: at any time, Euro, Pounds Sterling, Swedish Kroner and such other currencies which are freely convertible into Dollars and are freely traded and available in the London interbank eurocurrency market with the consent of the Administrative Agent and the Majority Facility Lenders under the Multicurrency Revolving Facility (or, in the case of Letters of Credit, the applicable Issuing Lender).
          “Original currency”: as defined in Section 10.13.
          “Other Principal Trade Names”: each of the trademarks listed under the heading “Other Principal Trade Names” on Schedule 1.1F and all other Trademarks consisting of or containing any of the trademarks listed under the heading “Other Principal Trade Names” on Schedule 1.1F or any variation or simulation thereof.
          “Other Taxes”: any and all present or future stamp or documentary taxes and any other excise or property, intangible or mortgage recording taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Outstanding Amount”: (a) with respect to Indebtedness, the aggregate outstanding principal amount thereof, (b) with respect to banker’s acceptances, letters of credit or letters of guarantee, the aggregate undrawn, unexpired face amount thereof plus the aggregate unreimbursed drawn amount thereof, (c) with respect to hedging obligations, the aggregate amount recorded by the Company or any Subsidiary as its termination liability thereunder, (d) with respect to cash management obligations or guarantees, the aggregate maximum amount thereof (i) that the relevant cash management provider is entitled to assert as such as agreed from time to time by the Company or any Subsidiary and such provider or (ii) the principal amount of the Indebtedness being guaranteed or, if less, the maximum amount of such guarantee set forth in the relevant guarantee and (e) with respect to any other obligations, the aggregate outstanding amount thereof.
          “Participant”: as defined in Section 10.6(c).
          “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
          “PDMP”: “Principal Domestic Manufacturing Property” as defined in the Existing Notes Indentures.
          “PDMP Ratio”: at any time, the ratio of (a) the Borrowing Base Amount of all Eligible PDMP PP&E at such time to (b) the Net Book Value of all PDMP included in the Collateral at such time.
          “Permitted Additional Notes”: notes or other Indebtedness (other than any Indebtedness under Permitted Additional Senior Facilities) issued (or guaranteed) by the Company (a) the terms of which do not provide for any scheduled repayment or mandatory redemption prior to the date that is one year after the Term Loan Maturity Date as in effect on the Closing Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and acceleration rights after an event of default), (b) the covenants, events of default, guarantees and other terms of which (other than interest rate, call features and redemption premiums), taken as a whole, are not more restrictive to the Company than the terms of this Agreement; provided that a certificate of a Responsible Officer of the Company is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement and such terms and conditions shall be deemed to satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) with respect to which, after giving effect to the incurrence and application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.00 to 1.00 and (d) such facility (or guarantee) has been designated as “Additional Notes Debt” pursuant to the Collateral Trust Agreement.
          “Permitted Additional Senior Facilities”: additional term loan or revolving credit facilities of (or guaranteed by) by the Company and any Indebtedness incurred (or other extensions of credit made) thereunder satisfying the conditions set forth in Section 2.31 or Section 2.32 with respect to the establishment of an Incremental Term Loan Facility or an Incremental Revolving Facility, as applicable; provided that (a) a certificate of a Responsible Officer of the Company is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the establishment of such facility, together with a description of the material terms and conditions thereof or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement and such terms and conditions shall be deemed to satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (b) such facility is established pursuant to a separate agreement or instrument with the lenders thereof and (c) that has been designated as “Additional Credit Agreement Debt” pursuant to the Collateral Trust Agreement.
          “Permitted First Lien Non-Loan Exposure”: Designated Hedging Obligations, Designated Cash Management Obligations, reimbursement obligations in respect of letters of credit and bank guarantees, guarantees provided by the Company or a Subsidiary Guarantor (including in respect of Indebtedness) and other obligations of the Company or a Subsidiary Guarantor that do not constitute Indebtedness that have been designated by the Company pursuant to the terms of the Collateral Trust Agreement as “Permitted First Lien Non-Loan Exposure”; provided that after giving pro forma effect to such designation and any application of the proceeds thereof the Borrowing Base Coverage Ratio is at least 1.00 to 1.00; provided, further, that the aggregate Outstanding Amount of Permitted First Lien Non-Loan Exposure shall not exceed $1,500,000,000 at any time.
          “Permitted Holders”: holders of the Company’s Class B Stock on the Closing Date and other holders of such Capital Stock from time to time; provided that such holders satisfy the qualifications set forth in clauses (i) through (vii) of subsection 2.2 of Article Fourth of the Company’s Restated Certificate of Incorporation as in effect on the Closing Date.
          “Permitted Liens” means:
     (a) Liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business;
     (c) permits, servitudes, licenses, easements, rights-of-way, restrictions and other similar encumbrances imposed by applicable law or incurred in the ordinary course of business or minor imperfections in title to real property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;
     (d) leases, licenses, subleases or sublicenses of assets (including, without limitation, real property and intellectual property rights) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole and licenses of trademarks and intellectual property rights in the ordinary course of business;
     (e) pledges or deposits made in the ordinary course of business or statutory Liens imposed in connection with worker’s compensation, unemployment insurance or other types of social security or pension benefits or Liens incurred or pledges or deposits made to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), statutory obligations, and surety, appeal, customs or performance bonds and similar obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;
     (f) Liens arising from UCC financing statement filings (or similar filings) regarding or otherwise arising under leases entered into by the Company or any of its Subsidiaries or in connection with sales of accounts, payment intangibles, chattel paper or instruments;
     (g) purchase money Liens on property (other than shares of Capital Stock or Indebtedness) existing at the time of acquisition (including acquisition through amalgamation, merger or consolidation) or to secure the payment of any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof or to secure Indebtedness provided, or guaranteed, by a Governmental Authority to finance research and development, limited in each case to the property purchased (or developed) with the proceeds thereof;
     (h) Liens in existence on the Closing Date; provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased (except as otherwise permitted by this Agreement);
     (i) Liens on property or Capital Stock of a Person at the time such Person becomes a Subsidiary; provided however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;
     (j) Liens on property at the time the Company or a Subsidiary acquires the property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary;
     (k) any Lien securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any indebtedness secured by any Lien permitted by clause (g), (h), (i), (j), (o), (p) and (x) of this definition or this paragraph (k) without any change in the assets subject to such Lien;

     (l) any Lien arising out of claims under a judgment or award rendered or claim filed so long as such judgments, awards or claims do not constitute an Event of Default;
     (m) any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;
     (n) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts held at such banks or financial institutions or over investment property held in a securities account, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts or securities accounts in the ordinary course of business;
     (o) Liens created pursuant to (and Liens permitted by) the Collateral Trust Agreement and the Security Documents (other than in respect of Permitted Second Lien Debt and including, for the avoidance of doubt, Permitted First Lien Non-Loan Exposure); provided that (except as provided in clause (y) below) the aggregate Outstanding Amount of Incremental Facilities and any Revolving Commitment Increase (including unused commitments under any Incremental Revolving Facility or Revolving Commitment Increase), Permitted Additional Senior Facilities (including any unused commitments thereunder) and Permitted Additional Notes at any time shall not exceed $2,000,000,000; provided, further that (x) in the case of any Incremental Facilities, Revolving Commitment Increases, Permitted Additional Senior Facilities and/or Permitted Additional Notes either (A) the Mazda Shares owned by the Company as of the Closing Date shall have been pledged to the Collateral Trustee, for the benefit of the Secured Parties, as Collateral or (B) the aggregate Outstanding Amount of any such Incremental Facilities and any such Revolving Commitment Increase (including unused commitments under any Incremental Revolving Facility or Revolving Commitment Increase), Permitted Additional Senior Facilities (including any unused commitments thereunder) and Permitted Additional Notes shall not exceed the sum of (1) the aggregate principal amount of Term Loans optionally repaid since the Closing Date or that are paid at maturity (including in connection with any refinancing thereof with the proceeds of additional Incremental Facilities, Revolving Commitment Increases, Permitted Additional Senior Facilities or Permitted Additional Notes), plus (2) the aggregate amount of Revolving Commitments in effect on the Closing Date (plus any increases in the Revolving Commitments occurring after the Closing Date, which, together with the Revolving Commitments in effect on the Closing Date, do not exceed $11,485,000,000) that have been terminated or have expired since the Closing Date (including in connection with any refinancing thereof with an Incremental Revolving Facility or Revolving Commitment Increase, but net of the amount of any increase pursuant to clause (y)) and (y) notwithstanding the limitations set forth in the foregoing clause (x), additional Incremental Revolving Facilities and Revolving Commitment Increases may be established (and extensions of credit made thereunder) in an amount not to exceed the aggregate amount of Revolving Commitments in effect on the Closing Date (plus any increases in the Revolving Commitments occurring after the Closing Date, which, together with the Revolving Commitments in effect on the Closing Date, do not exceed $11,485,000,000), that have been terminated or have expired since the Closing Date (reduced by any portion thereof allocated to increase the basket in clause (x));
     (p) Liens securing Permitted Second Lien Debt;
     (q) Liens in favor of lessors pursuant to sale and leaseback transactions to the extent the Disposition of the assets subject to any such sale and leaseback transaction is permitted under this Agreement;

     (r) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Subsidiary Guarantor;
     (s) Liens under industrial revenue, municipal or similar bonds;
     (t) Liens on securities accounts (other than Liens to secure Indebtedness);
     (u) statutory Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of the Company or any of its Subsidiaries under Environmental Laws to which any assets of the Company or any such Subsidiaries are subject;
     (v) a Lien granted by the Company or any of its Subsidiaries to a landlord to secure the payment of arrears of rent in respect of leased properties in the Province of Quebec leased from such landlord, provided that such Lien is limited to the assets located at or about such leased properties;
     (w) servicing agreements, development agreements, site plan agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the property and assets of the Company consisting of real property, provided same are complied with; and
     (x) Liens not otherwise permitted by the foregoing clauses securing obligations or other liabilities of the Company or any Guarantor; provided that the Outstanding Amount of all such obligations and liabilities shall not exceed $500,000,000 at any time.
          “Permitted Refinancing”: any Indebtedness (or preferred Capital Stock, as the case may be) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (or preferred Capital Stock, as the case may be); provided that:
          (a) the principal amount (or accreted value, if applicable) of such Indebtedness (or preferred Capital Stock, as the case may be) does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness (or preferred Capital Stock, as the case may be) so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all fees, expenses and premiums incurred in connection therewith);
          (b) such Indebtedness (or preferred Capital Stock, as the case may be) has a final maturity date later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness (or preferred Capital Stock, as the case may be) being extended, refinanced, renewed, replaced, defeased or refunded; and
          (c) the terms of such Indebtedness (or preferred Capital Stock, as the case may be), taken as a whole, are not more restrictive to the applicable obligor than the Indebtedness (or preferred Capital Stock, as the case may be) being extended, refinanced, renewed, replaced, defeased or refunded (other than with respect to interest rates, fees, liquidation preferences, premiums and no call periods).
          “Permitted Second Lien Debt”: Indebtedness of the Company or any Subsidiary that (a) has been designated “Second Priority Additional Debt” pursuant to the Collateral Trust Agreement, (b) is on terms, taken as a whole, that are not more restrictive to the Company than the terms of this Agreement (other than in respect respect of interest rates, fees, call features or premiums); provided that a certificate of a Responsible Officer of the Company is delivered to the Administrative Agent at least five Business

Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement and such terms and conditions shall be deemed to satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (c) has a final maturity date no earlier than six months after the later of (i) the maturity date of any Term Loans (including any Incremental Term Loans) outstanding at such time and (ii) the maturity date of any Permitted Additional Notes outstanding at such time; provided that the Outstanding Amount thereof shall not exceed $4,000,000,000 at any time.
          “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
          “Plan”: at a particular time, any employee pension benefit plan (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Pounds Sterling” and “£: the lawful money of the United Kingdom.
          “Pricing Grid”: as set forth on Schedule 1.1G.
          “Prime Rate”: the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to borrowers).
          “Principal Domestic Manufacturing Property”: any plant in the United States owned or leased by the Company or any Subsidiary of the Company, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 0.5% of Consolidated Net Automotive Tangible Assets and more than 75% of the total production measured by value (as determined by any two of the following: the Chairman of the Board of the Company, its President, any Executive Vice President of the Company, any Group Vice President of the Company, any Vice President of the Company, its Treasurer or its Controller) of which in the last fiscal year prior to said date (or such lesser period prior thereto as the plant shall have been in operation) consisted of one or more of the following: cars or trucks or related parts and accessories or materials for any of the foregoing. In the case of a plant not yet in operation or of a plant newly converted to the production of a different item or items, the total production of such plant and the composition of such production for purposes of this definition shall be deemed to be the Company’s best estimate (determined as aforesaid) of what the actual total production of such plant and the composition of such production will be in the 12 months following the date as of which the determination is being made.
          “Principal Trade Names”: each of the trademarks listed under the heading “Principal Trade Names” on Schedule 1.1F and all other Trademarks consisting of or containing any of the trademarks listed under the heading “Principal Trade Names” on Schedule 1.1F or any variation or simulation thereof.

          “Qualifying Canadian Lender”: a Person or such Person’s Applicable Lending Office that is either (a) (i) not a non-resident of Canada for purposes of the Income Tax Act (Canada), or (ii) an authorized foreign bank deemed to be resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) in respect of all amounts paid or credited to such Person with respect to the Canadian Revolving Extensions of Credit to any Canadian Borrower, and which has provided to the Company and each Canadian Borrower, upon request, a certificate certifying such status in (i) or (ii) or (b) approved in writing by the Administrative Agent and the Company; provided that, in respect of Loans made to the Company, such Person or its Applicable Lending Office for the Company shall have the capacity to lend to the Company in Dollars, such that all payments from the Company to such Person or its Applicable Lending Office for the Company shall be made free and clear of withholding taxes.
          “Quotation Date”: in relation to any period for which the Eurocurrency Base Rate is to be determined hereunder, the Business Day on which quotations would ordinarily be given by prime banks in the London interbank market (or, if the Currency in relation to which such rate is determined is Euro, the European interbank market) for deposits in the Currency in relation to which such rate is to be determined for delivery on the first day of that period; provided that, if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.
          “Refunded Swingline Loans”: as defined in Section 2.12.
          “Register”: as defined in Section 10.6(b).
          “Regulation U”: Regulation U of the Board as in effect from time to time.
          “Reimbursement Date”: as defined in Section 3.5
          “Reimbursement Obligation”: the obligation of the Company or the relevant Subsidiary Borrower to reimburse an Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.
          “Replaced Term Loan”: as defined in Section 10.1(c).
          “Replacement Term Loan”: as defined in Section 10.1(c).
          “Required Lenders”: at any time, Lenders with Aggregate Exposures constituting a majority of the Aggregate Exposures of all Lenders.
          “Requirements of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.
          “Responsible Officer”: the chief executive officer, president, chief accounting officer, chief financial officer, treasurer, assistant treasurer or, for purposes of Section 6.6 only, the secretary of the Company.
          “Restricted Payments”: as defined in Section 7.6.

          “Restricted Pledgee Group”: the collective reference to Ford Capital B.V., Ford Espana S.A., Ford Automotive Holdings, Ford Deutschland Holding Gmbh, Grupo Ford, Ford Canada, Ford Argentina and Ford South Africa, and each of their respective Subsidiaries (excluding any such Subsidiaries that are bona fide joint ventures).
          “Revolving Commitment Increase”: as defined in Section 2.32.
          “Revolving Commitment Increase Date”: as to any Revolving Commitment Increase, the date (which shall be a Business Day) specified in the related Incremental Revolving Loan Activation Notice as the date on such Revolving Commitment Increase shall be effective.
          “Revolving Commitment Period”: with respect to any Lender, the period from and including the Closing Date to the Revolving Termination Date applicable to such Lender.
          “Revolving Commitments”: the Domestic Revolving Commitments, the Canadian Revolving Commitments and the Multicurrency Revolving Commitments. To the extent any Incremental Revolving Facility or New Local Facility is established, the “Revolving Commitments” shall, to the extent appropriate, include commitments under such Facilities.
          “Revolving Extensions of Credit”: the Domestic Revolving Extensions of Credit, the Canadian Revolving Extensions of Credit and the Multicurrency Revolving Extensions of Credit. To the extent any Incremental Revolving Facility or New Local Facility is established, “Revolving Extensions of Credit” shall, to the extent appropriate, include the Outstanding Amount of any extensions of credit under such Facilities.
          “Revolving Lenders”: Domestic Revolving Lenders, Canadian Revolving Lenders and Multicurrency Revolving Lenders. To the extent any Incremental Revolving Facility or New Local Facility is established, “Revolving Lenders” shall, to the extent appropriate, include any Lender under such Facilities.
          “Revolving Loans”: Domestic Revolving Loans, Canadian Revolving Loans and Multicurrency Revolving Loans. To the extent any Incremental Revolving Facility or New Local Facility is established, “Revolving Loans” shall, to the extent appropriate, include Loans made under such Facilities.
          “Revolving Note”: as defined in Section 2.24(i).
          “Revolving Obligations”: as defined in Section 10.7.
          “Revolving Percentage”: as to any Revolving Facility, the Domestic Revolving Percentage, the Canadian Revolving Percentage or the Multicurrency Revolving Percentage, as applicable. To the extent any Incremental Revolving Facility or New Local Facility is established, the “Revolving Percentage” for such Facility shall be determined on a comparable basis.
          “Revolving Termination Date”: as to any Lender, initially December 15, 2011, as such date for such Lender may be extended from time to time pursuant to Section 2.33.
          “S&P”: Standard & Poor’s Ratings Group and its successors.
          “Sale and Leaseback Transaction”: as defined in Section 7.9.

          “Schedule I Lender”: Canadian Revolving Lenders that are banks named in Schedule I to the Bank Act (Canada).
          “Schedules II/III Reference Lenders”: Canadian Revolving Lenders that are banks named in Schedule II or Schedule III to the Bank Act (Canada), and to be agreed between the Company and the Administrative Agent.
          “SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
          “Secured Parties”: as defined in the Collateral Trust Agreement.
          “Security Agreement”: the Security Agreement to be executed and delivered by the Company and each Subsidiary Guarantor, substantially in the form of Exhibit A.
          “Security Documents”: the collective reference to the Security Agreement, the Mortgages, the Trademark Security Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the Secured Obligations (as defined in the Collateral Trust Agreement).
          “Significant Guarantor”: on any date of determination, each Subsidiary Guarantor (a) whose total assets at the last day of the four fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 were equal to or greater than 10% of the sum of (i) the Consolidated Total Automotive Assets at such date plus (ii) the equity value of the Capital Stock of FMCC owned, directly or indirectly, by the Company as reflected in the most recent financial statements of FMCC delivered pursuant to Section 6.2 or (b) for the purpose of any particular representation, covenant or default in this Agreement, that, when combined with each other Subsidiary Guarantor that has breached such representation or covenant or is the subject of such default, would constitute a Significant Guarantor under the foregoing clause (a).
          “Specified Currency Loan”: means each Revolving Loan denominated in Kroner or any other currency that is not a “Standard Specified Currency” as defined in the 2003 ISDA Credit Derivatives Definitions published by the International Swaps and Derivatives Association, Inc.
          “Subsidiary”: with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the Voting Stock is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
          “Subsidiary Borrower”: any Subsidiary that becomes a party hereto pursuant to Section 10.1(d) until such time as such Subsidiary Borrower is removed as a party hereto pursuant to Section 10.1(d).
          “Subsidiary Guarantor”: each Initial Subsidiary Guarantor, each Additional Subsidiary Guarantor and each other Subsidiary (including any joint venture) that becomes a party to the Guarantee and Security Agreement after the Closing Date pursuant to Section 6.7 or otherwise.

          “Swingline Commitment”: as to any Lender, the obligation of such Lender (or its Applicable Lending Office) to make Swingline Loans pursuant to Section 2.11 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading “Swingline Commitment” opposite such Lenders name on Schedule 1.1A, as the same may be changed from time to time pursuant to Section 2.13.
          “Swingline Lender”: each Lender that has a Swingline Commitment, in its capacity as the lender of Swingline Loans.
          “Swingline Loans”: as defined in Section 2.11.
          “Swingline Participation Amount”: as defined in Section 2.12.
          “Swingline Sublimit”: $2,000,000,000.
          “Syndication Agents”: as defined in the preamble hereto.
          “TARGET Day”: any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.
          “Taxes” means any taxes, charges or assessments, including but not limited to income, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar tax, charges or assessments.
          “Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Company in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A.
          “Term Lender”: each Lender that has a Term Commitment or holds a Term Loan. To the extent any Incremental Term Loans are made hereunder, “Term Lenders” shall, to the extent appropriate, include Incremental Lenders that hold Incremental Term Loans.
          “Term Loan Maturity Date”: December 15, 2013.
          “Term Loans”: as defined in Section 2.1. To the extent any Incremental Term Loans are made hereunder, “Term Loans” shall, to the extent appropriate, include such Incremental Term Loans.
          “Term Note”: as defined in Section 2.24(i).
          “Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).
          “Third Quarter 2006 10-Q”: as defined in Section 4.1.
          “Total Available Revolving Commitments”: at any time, an amount equal to the excess, if any, of (a) the Total Revolving Commitments then in effect, over (b) the Total Revolving Extensions of Credit then outstanding.

          “Total Canadian Revolving Commitments”: at any time, the aggregate amount of the Canadian Revolving Commitments then in effect.
          “Total Canadian Revolving Extensions of Credit”: at any time, the aggregate Outstanding Amount of the Canadian Revolving Extensions of Credit of the Canadian Revolving Lenders at such time.
          “Total Domestic Revolving Commitments”: at any time, the aggregate amount of the Domestic Revolving Commitments then in effect.
          “Total Domestic Revolving Extensions of Credit”: at any time, the aggregate Outstanding Amount of the Domestic Revolving Extensions of Credit of the Domestic Revolving Lenders at such time.
          “Total Multicurrency Revolving Commitments”: at any time, the aggregate amount of the Multicurrency Revolving Commitments then in effect.
          “Total Multicurrency Revolving Extensions of Credit”: at any time, the aggregate Outstanding Amount of the Multicurrency Revolving Extensions of Credit of the Multicurrency Revolving Lenders at such time.
          “Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.
          “Total Revolving Extensions of Credit”: at any time, the aggregate Outstanding Amount of (a) the Revolving Extensions of Credit of the Revolving Lenders at such time plus (b) Competitive Loans at such time.
          “Trademark”: trademarks, trade names, business names, trade styles, service marks, logos and other source or business identifiers, and in each case, all goodwill associated therewith, and all registrations and recordations thereof and all rights to obtain such renewals and extensions.
          “Trademark Security Agreement”: the Trademark Security Agreement to be executed and delivered by the Company and the Collateral Trustee, substantially in the form of Exhibit D.
          “Transferee”: any Assignee or Participant.
          “Treasury Rate”: with respect to any date of determination, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the first day after the second anniversary of the Closing Date; provided, however, that if the period from such date to the first day after the second anniversary of the Closing Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date to the first date after the second anniversary of the Closing Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          “2005 10-K”: as defined in Section 4.1.
          “Type”: (a) as to any Revolving Loan, Term Loan or Acceptance, its nature as an ABR Loan or a Eurocurrency Loan (or, in the case of any Acceptance or Canadian Revolving Loan made in Canadian Dollars, a Canadian Base Rate Loan, Acceptance or Acceptance Equivalent Loan), (b) as to any Competitive Loan, its nature as a Eurocurrency Competitive Loan or a Fixed Rate Loan and (c) as to any Swingline Loan, its nature as a Money Market Loan or an ABR Loan.
          “UCC”: the Uniform Commercial Code.
          “United States”: the United States of America.
          “US Base Rate (Canada)”: the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., Toronto Branch as its reference rate in effect at its principal office in Toronto, Canada for determining rates applicable to Dollar denominated commercial loans in Canada (the US Base Rate (Canada) not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A., Toronto Branch in connection with extensions of credit to borrowers).
          “Volvo”: means Ford VHC AB, a company organized under the laws of Sweden.
          “Volvo Group Member”: means each of Volvo, Volvo Car Holding Corporation or Volvo Car Corporation, in each case so long as such Person is a Subsidiary.
          “Volvo Trade Name”: all Trademarks owned by or licensed to the Company and its Subsidiaries consisting of or containing “Volvo” or any variation or simulation thereof.
          “Voting Stock”: with respect to any Person, such Person’s Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such Person under ordinary circumstances.
          1.2 Other Definitional Provisions. (a) As used in this Agreement, the terms listed in Schedule 1.1B shall have the respective meanings set forth in such Schedule 1.1B. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
     (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time and (vi) references to any Person shall include its successors and assigns.
     (c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole (including the Schedules and Exhibits hereto) and not to any particular provision of this Agreement (or the Schedules and

Exhibits hereto), and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          1.3 Conversion of Foreign Currencies.
     (a) Except as otherwise expressly set forth on Schedule 1.1B, the Administrative Agent shall determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent.
     (b) For purposes of determining compliance with Section 7.3, 7.4 or 7.8, with respect to any amount of Indebtedness in a currency other than Dollars, the Dollar Equivalent thereof shall be determined based on the Exchange Rate in effect at the time such Indebtedness was incurred.
     (c) The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
          2.1 Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) in Dollars to the Company on the Closing Date in an amount equal to the amount of the Term Commitment of such Lender. The Term Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.2 and 2.19.
          2.2 Procedure for Term Loan Borrowing. The Company shall give the Administrative Agent notice (which notice must be received by the Administrative Agent prior to (a) 12:00 Noon, New York City time, two Business Days prior to the anticipated Closing Date, in the case of Eurocurrency Loans, or (b) 12:00 Noon, New York City time, one Business Day prior to the anticipated Closing Date, in the case of ABR Loans) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying, (i) the amount and Type to be borrowed and (ii) in the case of Eurocurrency Loans, the respective lengths of the initial Interest Period(s) therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Company on the books of such office of the Administrative Agent or such other account as the Company shall specify in writing with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.
     2.3 Repayment of Term Loans. (a) The Term Loan of each Term Lender shall be repayable on each date set forth below in an amount equal to such Lender’s Term Percentage multiplied by the amount set forth below opposite such date:

Installment	Principal Amount

March 15, 2007	$17,500,000
June 15, 2007	$17,500,000
September 15, 2007	$17,500,000
December 15, 2007	$17,500,000
March 15, 2008	$17,500,000
June 15, 2008	$17,500,000
September 15, 2008	$17,500,000
December 15, 2008	$17,500,000
March 15, 2009	$17,500,000
June 15, 2009	$17,500,000
September 15, 2009	$17,500,000
December 15, 2009	$17,500,000
March 15, 2010	$17,500,000
June 15, 2010	$17,500,000
September 15, 2010	$17,500,000
December 15, 2010	$17,500,000
March 15, 2011	$17,500,000
June 15, 2011	$17,500,000
September 15, 2011	$17,500,000
December 15, 2011	$17,500,000
March 15, 2012	$17,500,000
June 15, 2012	$17,500,000
September 15, 2012	$17,500,000
December 15, 2012	$17,500,000
March 15, 2013	$17,500,000
June 15, 2013	$17,500,000
September 15, 2013	$17,500,000
Term Loan Maturity Date	$6,527,500,000
     ; provided, that the Company shall repay all outstanding Term Loans on the Term Loan Maturity Date.
          (b) The Incremental Term Loans made after the Closing Date, if any, of each Incremental Lender shall be repaid in such installments as are specified in the Incremental Term Loan Activation Notice pursuant to which such Incremental Term Loans were made.
          2.4 Domestic Revolving Commitments. (a) Subject to the terms and conditions hereof, each Domestic Revolving Lender severally agrees to make revolving credit loans (“Domestic Revolving Loans”) in Dollars to the Company or any Domestic Subsidiary Borrower from time to time during the Revolving Commitment Period; provided that, after giving effect to such borrowing and the use of proceeds thereof, (i) such Lender’s Domestic Revolving Extensions of Credit do not exceed the amount of such Lender’s Domestic Revolving Commitments, (ii) the Outstanding Amount of Borrowing Base Debt shall not exceed the Borrowing Base at such time and (iii) the Total Revolving Extensions of Credit shall not exceed the Total Revolving Commitments then in effect. During the Revolving Commitment Period the Company and any Domestic Subsidiary Borrower may use the Domestic Revolving Commitments by borrowing, prepaying the Domestic Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Domestic Revolving Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Company or any

Domestic Subsidiary Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.19.
     (b) The Company and any relevant Subsidiary Borrower shall repay all outstanding Domestic Revolving Loans of a Lender on the Revolving Termination Date for such Lender.
          2.5 Procedure for Domestic Revolving Loan Borrowing. The Company and any Domestic Subsidiary Borrower may borrow under the Domestic Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Company or the relevant Domestic Subsidiary Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) prior to (a) 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) 12:00 Noon, New York City time, on the date of the proposed borrowing, in the case of ABR Loans), specifying (i) the amount and Type of Domestic Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurocurrency Loans, the respective lengths of the initial Interest Period(s) therefor. If no election as to the Type of a Domestic Revolving Loan is specified in any such notice, then the requested borrowing shall be an ABR Loan. If no Interest Period with respect to any Eurocurrency Loan is specified in any such notice, then the Company or the relevant Subsidiary Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each borrowing under the Domestic Revolving Commitments shall be in an amount equal to $50,000,000 (or, if the then aggregate Available Domestic Revolving Commitments are less than $50,000,000, such lesser amount) or a whole multiple of $10,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Company or any Domestic Subsidiary Borrower, borrowings under the Domestic Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.12. Upon receipt of any such notice from the Company or any Domestic Subsidiary Borrower, the Administrative Agent shall promptly notify each Domestic Revolving Lender thereof. Each Domestic Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company or the relevant Subsidiary Borrower at the Funding Office prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Company or such Subsidiary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company or the relevant Subsidiary Borrower by the Administrative Agent crediting the account of the Company or the relevant Subsidiary Borrower on the books of such office or such other account as the Company or relevant Subsidiary Borrower may specify to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Domestic Revolving Lenders and in like funds as received by the Administrative Agent.
          2.6 Multicurrency Revolving Loan Commitments. (a) Subject to the terms and conditions hereof, each Multicurrency Revolving Lender severally agrees to make (or cause its Applicable Lending Office to make) revolving credit loans (“Multicurrency Revolving Loans”) in Dollars or any Optional Currency to the Company or any Foreign Subsidiary Borrower (other than a Canadian Borrower) from time to time during the Revolving Commitment Period; provided that, after giving effect to such borrowing and the use of proceeds thereof, (i) the Dollar Equivalent of such Lender’s Multicurrency Revolving Extensions of Credit do not exceed the amount of such Lender’s Multicurrency Revolving Commitments, (ii) the Outstanding Amount of Borrowing Base Debt shall not exceed the Borrowing Base at such time and (iii) the Total Revolving Extensions of Credit shall not exceed the Total Revolving Commitments then in effect. During the Revolving Commitment Period the Company and any relevant Foreign Subsidiary Borrower may use the Multicurrency Revolving Loan Commitments by borrowing, prepaying the Multicurrency Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Multicurrency Revolving Loans shall be Eurocurrency Loans as notified to the Administrative Agent in accordance with Sections 2.7 and 2.19.

     (b) The Company and each relevant Subsidiary Borrower shall repay all outstanding Multicurrency Revolving Loans of a Lender on the Revolving Termination Date for such Lender.
          2.7 Procedure for Multicurrency Revolving Loan Borrowing. The Company and any Foreign Subsidiary Borrower (other than a Canadian Borrower) may borrow under the Multicurrency Revolving Loan Commitments during the Revolving Commitment Period on any Business Day, provided that the Company or the relevant Foreign Subsidiary Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) prior to 12:00 Noon, London time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, specifying (a) the amount and Currency of Multicurrency Revolving Loans to be borrowed, (b) the requested Borrowing Date and (c) the respective lengths of the initial Interest Period(s) therefor. If no Interest Period with respect to any Eurocurrency Loan is specified in any such notice, then the Company or the relevant Subsidiary Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each borrowing under the Multicurrency Revolving Loan Commitments shall be in an amount that is an integral multiple of 10,000,000 of the relevant Currency and no less than an amount which is equal to the Dollar Equivalent of $50,000,000 (or, if the then aggregate Available Multicurrency Revolving Loan Commitments are less than $50,000,000, such lesser amount). Upon receipt of any such notice from the Company or the relevant Subsidiary Borrower, the Administrative Agent shall promptly notify each Multicurrency Revolving Lender thereof. Each Multicurrency Revolving Lender will make (or cause its Applicable Lending Office to make) the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company or the relevant Subsidiary Borrower at the Funding Office prior to 2:00 P.M., London time, on the Borrowing Date requested by the Company or such Subsidiary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company or the relevant Subsidiary Borrower by the Administrative Agent crediting the account of the Company or the relevant Subsidiary Borrower on the books of such office or such other account as the Company or relevant Subsidiary Borrower may specify to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Multicurrency Revolving Lenders and in like funds as received by the Administrative Agent.
          2.8 Canadian Revolving Commitments. (a) Subject to the terms and conditions hereof, each Canadian Revolving Lender severally agrees to make (or cause its Applicable Lending Office to make) revolving credit loans (“Canadian Revolving Loans”) in Dollars to the Company and in Dollars or Canadian Dollars to any Canadian Borrower from time to time during the Revolving Commitment Period; provided that, after giving effect to such borrowing and the use of proceeds thereof, (i) the Dollar Equivalent of such Lender’s Canadian Revolving Extensions of Credit does not exceed the amount of such Lender’s Canadian Revolving Commitments, (ii) the Outstanding Amount of Borrowing Base Debt shall not exceed the Borrowing Base at such time, (iii) the Total Canadian Revolving Extensions of Credit shall not exceed the Total Canadian Revolving Commitments then in effect, and (iv) the Total Revolving Extensions of Credit shall not exceed the Total Revolving Commitments then in effect; provided, further, that, except as permitted by Section 10.6(b), any Lender making Loans to the Company or to a Canadian Borrower under this Section 2.8 shall be a Qualifying Canadian Lender. During the Revolving Commitment Period the Company and any Canadian Borrower may use the Canadian Revolving Loan Commitments by borrowing, prepaying the Canadian Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Canadian Revolving Loans shall be Eurocurrency Loans or ABR Loans (if denominated in Dollars) or Canadian Base Rate Loans (if denominated in Canadian Dollars) or any combination thereof as notified to the Administrative Agent in accordance with Sections 2.9 and 2.19.
     (b) The Company and each relevant Subsidiary Borrower shall repay all outstanding Canadian Revolving Loans of a Lender on the Revolving Termination Date for such Lender.

          2.9 Procedure for Canadian Revolving Loan Borrowing. The Company and any Canadian Borrower may borrow under the Canadian Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Company or the relevant Canadian Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) prior to (a) 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) 12:00 Noon, New York City Time, on the date of the proposed borrowing, in the case of ABR Loans or Canadian Base Rate Loans), specifying (i) the amount, Type and Currency of Canadian Revolving Loans to be borrowed, (ii) the requested Borrowing Date, and (iii) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. If no election as to the Type of a Canadian Revolving Loan denominated in Dollars is specified in any such notice, then the requested borrowing shall be an ABR Loan. If no Interest Period with respect to any Eurocurrency Loan is specified in any such notice, then the Company or the relevant Canadian Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each borrowing under the Canadian Revolving Commitments in Dollars shall be in an amount equal to $50,000,000 or a whole multiple thereof (or, if the then aggregate Available Canadian Revolving Commitments are less than $50,000,000, such lesser amount). Each borrowing under the Canadian Revolving Commitments in Canadian Dollars shall be in an amount equal to C$25,000,000 (or, if the then aggregate Available Canadian Revolving Commitments are less than C$25,000,000, such lesser amount) or a whole multiple of C$5,000,000 in excess thereof. Upon receipt of any such notice from the Company or any Canadian Borrower, the Administrative Agent shall promptly notify each Canadian Revolving Lender thereof. Each Canadian Revolving Lender will make (or cause its Applicable Lending Office to make) the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company or the relevant Canadian Borrower at the Funding Office prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Company or such Canadian Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company or the relevant Canadian Borrower by the Administrative Agent crediting the account of the Company or the relevant Canadian Borrower on the books of such office or such other account as the Company or relevant Canadian Borrower may specify to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Canadian Revolving Lenders and in like funds as received by the Administrative Agent.
          2.10 Procedure for Canadian Acceptances. (a) Acceptance Commitment. Subject to the terms and conditions hereof, each Canadian Revolving Lender severally agrees that each Canadian Borrower may issue Acceptances denominated in Canadian Dollars, in minimum denominations of C$25,000,000 or a whole multiple thereof and in minimum aggregate amounts of C$5,000,000 or any greater whole multiple of C$1,000,000, each in accordance with the provisions of this Section 2.10 from time to time until the Revolving Termination Date; provided, that after giving effect to the issuance of such Acceptance and the use of proceeds thereof, (i) the Available Canadian Revolving Commitment of any Canadian Revolving Lender shall not be less than zero, (ii) the Total Canadian Revolving Extensions of Credit shall not exceed the Total Canadian Revolving Commitments then in effect, (iii) the Outstanding Amount of Borrowing Base Debt shall not exceed the Borrowing Base at such time and (iv) the Total Revolving Extensions of Credit shall not exceed the Total Revolving Commitments then in effect; provided, further, that (A) at all times the outstanding aggregate face amount of all Acceptances made by the Applicable Lending Offices of a Canadian Revolving Lender shall equal its Canadian Revolving Percentage of the outstanding face amount of all Acceptances made by the Applicable Lending Offices of all Canadian Revolving Lenders and (B) any Canadian Revolving Lender to which a Canadian Borrower issues Acceptances shall be a Qualifying Canadian Lender. For purposes of this Agreement, the full face value of an Acceptance, without discount, shall be used when calculations are made to determine the Outstanding Amount of a Canadian Revolving Lender’s Acceptances; provided that in computing the face amount of Acceptances outstanding, the face amount of an Acceptance in respect of which the Acceptance Obligation has been prepaid by a Canadian Borrower and received by the Canadian

Revolving Lender that created the same in accordance with the terms of this Agreement shall not be included.
     (b) Terms of Acceptance. Each Draft shall be accepted by the Applicable Lending Office of a Canadian Revolving Lender, upon the written request of a Canadian Borrower given in accordance with paragraph (c) of this Section 2.10, by the completion and acceptance by such Applicable Lending Office of a Draft (i) payable in Canadian Dollars, drawn by a Canadian Borrower on the Applicable Lending Office in accordance with this Agreement, to the order of the Applicable Lending Office and (ii) maturing prior to the Revolving Termination Date on a Business Day not less than one month nor more than six months after the date of such Draft (and in periods of one month, two months, threes months or, if available, six months , as selected by a Canadian Borrower), excluding days of grace, all as specified in a Drawing Notice to be delivered under paragraph (c) of this Section 2.10. Notwithstanding anything to the contrary in this Agreement, all requests for issuances of Acceptances and all selections of periods and maturity dates of Acceptances shall be made pursuant to such elections so that no more than 10 different Acceptance maturity dates shall be outstanding at any one time.
     (c) Drawing Notice and Discount of Acceptances. (i) With respect to each requested acceptance of Drafts, a Canadian Borrower shall give the Administrative Agent a notice of drawing (each, a “Drawing Notice”), substantially in the form of Exhibit H (which shall be irrevocable and may be by telephone confirmed in writing within one Business Day) to be received prior to 10:00 A.M., Toronto time, at least two Business Days prior to the date of the requested acceptance, specifying:
     (A) the date on which such Drafts are to be accepted;
     (B) the aggregate face amount of such Drafts;
     (C) the maturity date of such Acceptances; and
     (D) whether the Canadian Revolving Lenders must purchase or arrange for the purchase of the Acceptances.
          (ii) Upon receipt of a Drawing Notice, the Administrative Agent shall promptly notify each Applicable Lending Office of a Canadian Revolving Lender of the contents thereof and of such Canadian Revolving Lender’s ratable share of the Acceptances requested thereunder. The aggregate face amount of the Drafts to be accepted by Applicable Lending Office of a Canadian Revolving Lender shall be determined by the Administrative Agent by reference to the respective Canadian Revolving Commitments of the Canadian Revolving Lenders; provided that, if the face amount of an Acceptance which would otherwise be accepted by the Applicable Lending Office of a Canadian Revolving Lender is not C$5,000,000, or a whole multiple thereof, the face amount shall be increased or reduced by the Administrative Agent, in its sole discretion, to C$1,000,000, or the nearest integral multiple thereof, as appropriate.
          (iii) On each date upon which Acceptances are to be accepted, the Administrative Agent shall advise the relevant Canadian Borrower of the applicable Discount Rate for the Applicable Lending Office of each Canadian Revolving Lender. Not later than 10:00 A.M., Toronto time, on such date each Applicable Lending Office of a Canadian Revolving Lender shall, subject to the fulfillment of the conditions precedent specified in Section 5.2, and subject to the Applicable Lending Office of each Non-Acceptance Canadian Lender making

Acceptance Equivalent Loans pursuant to paragraph (i) of this Section 2.10, (A) on the basis of the information supplied by the Administrative Agent, as aforesaid, complete a Draft or Drafts of the relevant Canadian Borrower by filling in the amount, date and maturity date thereof in accordance with the applicable Drawing Notice, (B) duly accept such Draft or Drafts, (C) offer to purchase such Acceptance or Acceptances at the applicable Discount Rate, (D) give the Administrative Agent facsimile or telex notice of such Applicable Lending Office’s acceptance of such Draft or Drafts and confirming the Discount Rate at which it discounted the Acceptance or Acceptances and the amount paid to the Administrative Agent for the account of such Canadian Borrower and (E) remit to the Administrative Agent in Canadian Dollars in immediately available funds an amount equal to the Discount Proceeds. Upon receipt by the Administrative Agent of such sums from the Applicable Lending Offices of the Canadian Revolving Lenders, the Administrative Agent shall make the aggregate amount thereof available to such Canadian Borrower.
          (iv) Each extension of credit hereunder through the acceptance of Drafts shall be made simultaneously and pro rata by the Applicable Lending Office of each of the Canadian Revolving Lenders in accordance with their respective Canadian Revolving Commitments.
     (d) Sale of Acceptances. A Canadian Borrower shall agree to sell, and the Applicable Lending Offices of the Canadian Revolving Lenders shall purchase or arrange for the purchase of, all of the Acceptances in the market and each Applicable Lending Office of a Canadian Revolving Lender shall provide to the Administrative Agent the Discount Proceeds for the account of such Canadian Borrower. The Acceptance Fee in respect of such Acceptances may, at the option of the Applicable Lending Office of a Canadian Revolving Lender, be set off against the Discount Proceeds payable by such Applicable Lending Office of such Canadian Revolving Lender hereunder.
     (e) Acceptance Obligation. The relevant Canadian Borrower is obligated, and hereby unconditionally agrees, to pay to the Administrative Agent for the benefit of each Applicable Lending Office of each Canadian Revolving Lender the face amount of each Acceptance created by such Applicable Lending Office in accordance with a Drawing Notice on the maturity date thereof, or on such earlier date as may be required pursuant to provisions of this Agreement. With respect to each Acceptance which is outstanding hereunder, the relevant Canadian Borrower shall notify the Administrative Agent prior to 11:00 A.M., Toronto time, two Business Days prior to the maturity date of such Acceptance (which notice shall be irrevocable) of its intention to either (x) issue Acceptances on such maturity date to provide for the payment of such maturing Acceptance and shall deliver to the Administrative Agent a Drawing Notice with respect thereto or (y) repay the maturing Acceptances on the maturity date. Any repayment of an Acceptance must be made at or before 2:00 P.M. (Toronto time) on the maturity date of such Acceptance. If the relevant Canadian Borrower fails to provide such notice to the Administrative Agent or fails to repay the maturing Acceptances, or if an Event of Default has occurred and is continuing on such maturity date, the relevant Canadian Borrower’s obligations in respect of the maturing Acceptances shall be deemed to have been converted on the maturity date thereof into a Canadian Base Rate Loan in an amount equal to the face amount of the maturing Acceptances. Each Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to the Applicable Lending Office of a Canadian Revolving Lender in respect of any Acceptances of such Canadian Borrower accepted by such Applicable Lending Office under this Agreement which might exist solely by reason of those Acceptances being held, at the maturity thereof, by that Applicable Lending Office in its own right and each

Canadian Borrower agrees not to claim any days of grace if that Applicable Lending Office, as holder, sues such Canadian Borrower on those Acceptances for payment of the amounts payable by such Canadian Borrower thereunder.
     (f) Supply of Drafts and Power of Attorney. To enable the Applicable Lending Offices of the Canadian Revolving Lenders to accept Drafts in the manner specified in this Section 2.10, each Canadian Borrower hereby appoints the Applicable Lending Office of each Canadian Revolving Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Applicable Lending Office, blank forms of its Acceptances. In this respect, it is each Canadian Revolving Lender’s responsibility to maintain an adequate supply of blank forms of Acceptances for acceptance under this Agreement. Each Canadian Borrower recognizes and agrees that all Acceptances signed and/or endorsed on its behalf by the Applicable Lending Office of a Canadian Revolving Lender shall bind such Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Canadian Borrower; provided, that such acts in each case are to be undertaken in accordance with such Canadian Revolving Lender’s obligations under this Agreement. Each Applicable Lending Office of a Canadian Revolving Lender is hereby authorized to issue such Acceptances endorsed in blank in such face amounts as may be determined by such Applicable Lending Office; provided that the aggregate amount thereof is equal to the aggregate amount of Acceptances required to be accepted by such Applicable Lending Office. Drafts drawn by a Canadian Borrower to be accepted as Acceptances shall be signed by a duly authorized officer or officers of such Canadian Borrower or by its attorney-in-fact including any attorney in fact appointed pursuant to this Section 2.10(f). Each Canadian Borrower hereby authorizes and requests each Applicable Lending Office of a Canadian Revolving Lender in accordance with each Drawing Notice received from such Canadian Borrower to take the measures with respect to a Draft or Drafts of such Canadian Borrower then in possession of such Applicable Lending Office specified in paragraph (c)(iii) of this Section 2.10. In case any authorized signatory of such Canadian Borrower whose signature shall appear on any Draft shall cease to have such authority before the acceptance of a Draft with respect to such Draft, the obligations of a Canadian Borrower hereunder and under such Acceptance shall nevertheless be valid for all purposes as if such authority had remained in force until such creation. The Administrative Agent and each Canadian Revolving Lender shall be fully protected in relying upon any instructions received from a Canadian Borrower (orally or otherwise) without any duty to make inquiry as to the genuineness of such instructions. The Administrative Agent and each Canadian Revolving Lender shall be entitled to rely on instructions received from any Person identifying himself (orally or otherwise) as a duly authorized officer of a Canadian Borrower and shall not be liable for any errors, omissions, delays or interruptions in the transmission of such instructions.
     (g) Exculpation. No Applicable Lending Office of a Canadian Revolving Lender shall be responsible or liable for its failure to accept a Draft if the cause of such failure is, in whole or in part, due to the failure of a Canadian Borrower to provide the Drafts or the power of attorney described in paragraph (f) of this Section 2.10 to such Applicable Lending Office on a timely basis nor shall any Applicable Lending Office of a Canadian Revolving Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such Draft except loss or improper use arising by reason of the gross negligence or willful misconduct of such Applicable Lending Office.
     (h) Rights of Canadian Revolving Lender as to Acceptances. Neither the Administrative Agent nor any Applicable Lending Office of a Canadian Revolving Lender shall have any responsibility as to the application of the proceeds by a Canadian Borrower of any discount of any Acceptances. For greater certainty, each Applicable Lending Office of a

Canadian Revolving Lender may, at any time, purchase Acceptances issued by a Canadian Borrower and may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Acceptances accepted and/or purchased by it.
     (i) Acceptance Equivalent Loans. Whenever a Canadian Borrower delivers a Drawing Notice to the Administrative Agent under this Agreement requesting the Canadian Revolving Lenders to accept Drafts, an Applicable Lending Office of a Canadian Revolving Lender which cannot or does not as a matter of policy accept Drafts (a “Non-Acceptance Canadian Lender”) shall, in lieu of accepting Drafts, make an Acceptance Equivalent Loan. On each date on which Drafts are to be accepted, subject to the same terms and conditions applicable to the acceptance of Drafts, any Non-Acceptance Canadian Lender that makes an Acceptance Equivalent Loan, upon delivery by a Canadian Borrower of an executed Discount Note payable to the order of such Non-Acceptance Canadian Lender, will remit to the Administrative Agent in immediately available funds for the account of such Canadian Borrower the Acceptance equivalent discount proceeds in respect of the Discount Notes issued by such Canadian Borrower to the Non-Acceptance Canadian Lender. Each Non-Acceptance Canadian Lender may agree, in lieu of receiving any Discount Notes, that such Discount Notes may be uncertificated and the applicable Acceptance Equivalent Loan shall be evidenced by a loan account which such Non-Acceptance Canadian Lender shall maintain in its name, and reference to such uncertificated Discount Notes elsewhere in this Agreement shall be deemed to include reference to the relevant Acceptance Equivalent Loan or loan account, as applicable.
     (j) Terms Applicable to Discount Notes. The term “Acceptance” when used in this Agreement shall be construed to include Discount Notes and all terms of this Agreement applicable to Acceptances shall apply equally to Discount Notes evidencing Acceptance Equivalent Loans with such changes as may in the context be necessary (except that no Discount Note may be sold, rediscounted or otherwise disposed of by the Non-Acceptance Canadian Lender making Acceptance Equivalent Loans). For greater certainty:
     (A) a Discount Note shall mature and be due and payable on the same date as the maturity date for Acceptances specified in the applicable Drawing Notice;
     (B) an Acceptance Fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of an Acceptance;
     (C) a discount applicable to a Discount Note shall be calculated in the same manner and at the Discount Rate that would be applicable to Acceptances accepted by a Schedule II/ III Reference Lender pursuant to the applicable Drawing Notice;
     (D) an Acceptance Equivalent Loan made by a Non-Acceptance Canadian Lender will be considered to be part of a Non-Acceptance Canadian Lender’s outstanding Acceptances for all purposes of this Agreement; and
     (E) a Canadian Borrower shall deliver Discount Notes to each Non-Acceptance Canadian Lender and grants to each Non-Acceptance Canadian Lender a power of attorney in respect of the completion and execution of Discount Notes, each in accordance with Section 2.10(f).

     (k) Prepayment of Acceptances and Discount Notes. No Acceptance or Discount Note may be repaid or prepaid prior to the maturity date of such Acceptance or Discount Note, except in accordance with the provisions of Section 2.18(e) or Section 8.
     (l) Depository Bills and Notes Act. At the option of the Canadian Borrowers and any Applicable Lending Office of a Canadian Revolving Lender, Acceptances and Discount Notes under this Agreement to be accepted by such Applicable Lending Office may be issued in the form of depository bills and depository notes, respectively, for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills and depository notes so issued shall be governed by the Depository Bills and Notes Act (Canada) and the provisions of this Section 2.10.
     (m) Acceptance Fee. Each Canadian Borrower agrees to pay to each Applicable Lending Office of a Canadian Revolving Lender a fee (the “Acceptance Fee”) in advance and in Canadian Dollars, at a rate per annum equal to the Applicable Margin for Revolving Loans which are Eurocurrency Loans, on the date of acceptance of each Acceptance. All Acceptance Fees shall be calculated on the face amount of the Acceptance issued and computed on the basis of the actual number of days in the term thereof and a year of 365 days. The Acceptance Fee shall be in addition to any other fees payable to each Applicable Lending Office of a Canadian Revolving Lender in connection with the issuance or discounting of such Acceptance. The discount rate for Acceptance Fees shall be calculated under terms customary to the practice of the Applicable Lending Offices of Canadian Revolving Lenders and shall be based upon a year of 365 days and the term of such Acceptance.
          2.11 Swingline Commitment. (a) Subject to the terms and conditions hereof, each Swingline Lender agrees to make a portion of the credit otherwise available to the Company and any Domestic Subsidiary Borrower under the Domestic Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) in Dollars to the Company and any Domestic Subsidiary Borrower; provided that (i) the aggregate principal amount of Swingline Loans made by such Swingline Lender outstanding at any time shall not exceed the Swingline Commitment of such Swingline Lender then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with any Swingline Lender’s other outstanding Domestic Revolving Loans, may exceed such Lender’s Swingline Commitment then in effect), (ii) the Company or the relevant Subsidiary Borrower shall not request any Swingline Loan if, after giving effect to the making of such Swingline Loan and the use of proceeds thereof, the aggregate amount of the Available Domestic Revolving Commitments would be less than zero and (iii) after giving effect to such borrowing and the use of proceeds thereof, (A) the Outstanding Amount of Borrowing Base Debt shall not exceed the Borrowing Base at such time, (B) the Total Revolving Extensions of Credit shall not exceed the Total Revolving Commitments at such time and (C) the Outstanding Amount of all Swingline Loans shall not exceed the Swingline Sublimit. During the Revolving Commitment Period, the Company and any Domestic Subsidiary Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.
     (b) The Swingline Loans may from time to time be (i) ABR Loans, (ii) Money Market Rate Loans or (iii) a combination thereof, as determined by the Company and notified to and, in the case of any Money Market Rate Loan, consented to by the relevant Swingline Lender in accordance herewith.
     (c) The Company or relevant Subsidiary Borrower shall repay to the relevant Swingline Lender the then unpaid principal amount of each Swingline Loan advanced by such Swingline Lender on the earliest of (i) the date that is ten Business Days after the date of such advance, (ii) the Revolving Termination Date then in effect and (iii) the Interest Payment Date with respect thereto.
          2.12 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Company or any Domestic Subsidiary Borrower desires that a Swingline Lender make Swingline Loans it shall give such Swingline Lender telephonic notice confirmed promptly in writing (which telephonic notice must be received by such Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount and Type of Swingline Loan to be borrowed, (ii) with respect to any Money Market Rate Loan, the length of the Interest Period therefor and (iii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Prior to any such notice, the Company or the relevant Subsidiary Borrower may request a quote from the relevant Swingline Lender as to the Money Market Rate that would apply to such Swingline Loan if it were to be a Money Market Rate Loan for the Interest Period specified by the Company or such Subsidiary Borrower, and such Swingline Lender shall promptly notify the Company or the relevant Subsidiary Borrower whether it is willing to make a Money Market Rate Loan and, if applicable, provide such a quote for such Interest Period. If the Company or such Subsidiary Borrower accepts such rate, such Swingline Loan shall be a Money Market Rate Loan for such Interest Period bearing interest at such rate. The relevant Swingline Lender shall promptly confirm such quote with respect to the Money Market Rate Loan to be made in writing. Each borrowing under the Swingline Commitment shall be in an amount equal to $25,000,000 or a whole multiple of $1,000,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, such Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by such Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Company or relevant Subsidiary Borrower on such Borrowing Date by depositing such proceeds in the account of the Company or relevant Subsidiary Borrower with the Administrative Agent or such other account as the Company or the relevant Subsidiary Borrower may specify to the Administrative Agent in writing on such Borrowing Date in immediately available funds. Such Swingline Lender shall not make any Swingline Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent that one or more of the conditions precedent contained in Section 5.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The Administrative Agent shall immediately notify the Swingline Lender upon becoming aware that such conditions in Section 5.2 are thereafter satisfied. Such Swingline Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.2 have been satisfied in connection with the making of any Swingline Loan. Notwithstanding the foregoing, the Company and any Swingline Lender may at any time and from time to time enter into agreements which provide for procedures for soliciting, extending and funding Swingline Loans to the Company or any Subsidiary Borrower which differ from those specified herein.
     (b) Each Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Company or relevant Subsidiary Borrower (each of which hereby irrevocably directs each Swingline Lender to act on its behalf), on one Business Day’s notice given by such Swingline Lender to the Administrative Agent no later than 12:00 Noon, New York City time, request each Domestic Revolving Lender to make, and each Domestic Revolving Lender hereby agrees to make, a Domestic Revolving Loan, in an amount equal to such Domestic Revolving Lender’s Domestic Revolving Percentage of the aggregate amount of the Swingline Loans advanced by such Swingline Lender (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay such Swingline Lender. Each Domestic Revolving Lender shall make the amount of such Domestic Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Domestic Revolving Loans shall be immediately made available by the Administrative Agent to the relevant Swingline Lender for application by such Swingline Lender to the repayment of the Refunded Swingline Loans.
     (c) If prior to the time a Domestic Revolving Loan would have otherwise been made pursuant to Section 2.12(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Company or if for any other reason, as determined by a Swingline Lender in its sole discretion, Domestic Revolving Loans may not be made as contemplated by Section 2.12(b), each Domestic Revolving Lender shall, on the date such Domestic Revolving Loan was to have been made pursuant to the notice referred to in Section 2.12(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the relevant Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Domestic Revolving Lender’s Domestic Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans advanced by such Swingline Lender(s) then outstanding that were to have been repaid with such Domestic Revolving Loans, and any Swingline Loans that are Money Market Rate Loans shall be automatically converted to ABR Loans on such date.
     (d) Whenever, at any time after a Swingline Lender has received from any Domestic Revolving Lender such Lender’s Swingline Participation Amount, such Swingline Lender receives any payment on account of the Swingline Loans, such Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans advanced by such Swingline Lender(s) then due); provided, however, that in the event that such payment received by a Swingline Lender is required to be returned, such Domestic Revolving Lender will return to such Swingline Lender any portion thereof previously distributed to it by such Swingline Lender.
     (e) Each Domestic Revolving Lender’s obligation to make the Loans referred to in Section 2.12(b) and to purchase participating interests pursuant to Section 2.12(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Domestic Revolving Lender or the Company or any Subsidiary Borrower may have against the Swingline Lender, the Company or any Subsidiary Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary Borrower, (iv) any breach of this Agreement or any other Loan Document by the Company, any Subsidiary Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
          2.13 New or Successor Swingline Lender; Swingline Commitments. The Company may (a) terminate the Swingline Commitment of any Swingline Lender for any reason upon not less than three Business Days prior written notice to the Administrative Agent and such Swingline Lender, (b) add additional Swingline Lenders (with the consent of such Lender) and (c) increase (with the consent of such Lender) or decrease the Swingline Commitment of any existing Swingline Lender at any time upon notice to the Administrative Agent in accordance with the provisions of this Section 2.13. If the Company shall decide to add a new Swingline Lender under this Agreement, then the Company may appoint from among the Domestic Revolving Lenders a new Swingline Lender, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), whereupon such Lender shall become a Swingline

Lender under this Agreement and the other Loan Documents with the rights, powers and duties of a Swingline Lender hereunder. Upon the termination of the Swingline Commitments of a Swingline Lender, the Company shall pay to the terminated Swingline Lender all principal and accrued interest on outstanding Swingline Loans owing to such terminated Swingline Lender. The acceptance of any appointment as a Swingline Lender hereunder in accordance with this Agreement or the increase of the Swingline Commitment of any existing Swingline Lender, shall be evidenced by an agreement entered into by such Swingline Lender in a form reasonably satisfactory to the Company, such Swingline Lender and the Administrative Agent and, from and after the effective date of such agreement, such new or successor lender of Swingline Loans shall become a “Swingline Lender” hereunder or such increased Swingline Commitment shall become effective. The Administrative Agent shall promptly notify the Lenders of the effectiveness of any addition of a Swingline Lender, or any increased Swingline Commitment pursuant to this Section 2.13.
          2.14 Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Revolving Commitment Period the Company may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans in Dollars; provided that, after giving effect to such borrowing and the use of proceeds thereof, (i) the Outstanding Amount of Borrowing Base Debt shall not exceed the Borrowing Base at such time and (ii) the Total Revolving Extensions of Credit shall not exceed the Total Revolving Commitments at such time. To request Competitive Bids, the Company shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) by delivery of a Competitive Bid Request not later than 12:00 Noon New York City time (A) four Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Competitive Loans, or (B) one Business Day prior to the requested Borrowing Date, in the case of Fixed Rate Loans. Each such Competitive Bid Request shall specify (1) the amount (which shall be a minimum of $50,000,000) and Type of the requested Competitive Loans, (2) the requested Borrowing Date and (3) the requested Interest Period applicable thereto; provided that the Company may request offers to make Competitive Loans for more than one Interest Period or for multiple Types of Competitive Loans in a single Competitive Bid Request.
     (b) Promptly following receipt of a Competitive Bid Request conforming to the requirements of this Section (but, in any event, no later than 3:00 p.m. New York City time, on the date of receipt thereof), the Administrative Agent shall notify the Revolving Lenders of the details thereof, inviting the Revolving Lenders to submit Competitive Bids.
     (c) Each Revolving Lender (or any Applicable Lending Office of such Lender) may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Revolving Lender must be in the form of Exhibit J and must be received by the Administrative Agent at its office specified in Section 10.2 not later than 9:30 A.M., New York City time, three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, or 9:30 A.M., New York City time, on the proposed Borrowing Date, in the case of Fixed Rate Loans. Competitive Bids that do not conform substantially to Exhibit J may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable if such bid is rejected. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and which may equal the entire principal amount of the Competitive Loans requested by the Company) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof. A Competitive Bid may set forth up to five separate offers by a quoting Lender with respect to each Interest Period specified in a Competitive Bid Request. A Competitive Bid submitted pursuant to this paragraph (c) shall be irrevocable.
     (d) The Administrative Agent shall promptly (and, in any event, by no later than 10:00 A.M., New York City time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) on the proposed Borrowing Date, in the case of Fixed Rate Loans) notify the Company of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid and, as soon as practical thereafter, shall provide the Company with a copy of all Competitive Bids (including rejected bids).
     (e) Subject only to the provisions of this paragraph, the Company may accept or reject any Competitive Bid. The Company shall notify the Administrative Agent by telephone, promptly confirmed in writing by delivery of a Competitive Bid Accept/Reject Letter to the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid not later than 10:30 A.M., New York City time (x) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (y) on the proposed Borrowing Date, in the case of Fixed Rate Loans; provided that (i) the failure of the Company to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Company shall not accept a Competitive Bid of a particular Type made at a particular Competitive Bid Rate if the Company rejects a Competitive Bid for Loans of such Type made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the aggregate amount of the requested Competitive Loans specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Company may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made (as nearly as possible) pro rata in accordance with the amount of each such Competitive Bid with such amounts rounded (as nearly as possible) to integral multiples of $1,000,0000, in a manner determined by the Company, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan made by a Lender unless such Competitive Loan is in a minimum principal amount of $5,000,000. A notice given by the Company pursuant to this paragraph shall be irrevocable.
     (f) The Administrative Agent shall promptly (and, in any event, by 11:00 A.M., New York City time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) on the proposed Borrowing Date, in the case of Fixed Rate Loans) notify each bidding Lender whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.
     (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company at least one half of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (c) of this Section.
     (h) The Company shall repay each outstanding Competitive Loan on the last day of the Interest Period therefor.
          2.15 Facility Fees, etc. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee for the period from and including the Closing Date

(or such later date as such Lender shall become a Lender hereunder) to the day on which all Revolving Extensions of Credit of such Lender have been paid in full and the Revolving Commitments of such Lender have been terminated, computed at the Facility Fee Rate on the average daily amount of the Revolving Commitments of such Lender (whether used or unused) or, if such Revolving Commitments have been terminated, on the daily average Revolving Extensions of Credit of such Lender during the related Fee Payment Period for which payment is made, payable in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.
          (b) The Company agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent.
          2.16 Termination, Reduction or Reallocation of Revolving Commitments. (a) The Company shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments under any Revolving Facility or, from time to time, to reduce the amount of the Revolving Commitments under any Revolving Facility; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments or the Revolving Extensions of Credit under any Revolving Facility would exceed the Revolving Commitments under such Revolving Facility. Any such reduction shall be in an amount equal to $250,000,000, or a whole multiple of $25,000,000 in excess thereof, and shall reduce permanently such Revolving Commitments under such Facility then in effect. Each notice delivered by the Company pursuant to this Section 2.16 shall be irrevocable; provided, that a notice to terminate any Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or a Change of Control, in which case, such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Notwithstanding the foregoing, the revocation of a termination notice shall not affect the Company’s obligation to indemnify any Lender in accordance with Section 2.27 for any loss or expense sustained or incurred as a consequence thereof.
     (b) The Company shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to require Revolving Lenders under the Canadian Revolving Facility and/or the Multicurrency Revolving Facility to reallocate their Revolving Commitments thereunder to the Domestic Revolving Facility; provided that, after giving effect to any such reallocation, the Total Canadian Revolving Extensions of Credit shall not exceed the Total Canadian Revolving Commitments and the Total Multicurrency Revolving Extensions of Credit shall not exceed the Total Multicurrency Revolving Commitments. Any such reallocation shall be in an amount equal to $25,000,000, or a whole multiple of $1,000,000 in excess thereof. Any such reallocation shall reduce the Revolving Commitment of Lenders under the Canadian Revolving Facility or the Multicurrency Revolving Facility, as applicable, pro rata in accordance with their existing Revolving Commitment under such Facility at such time and increase such Revolving Lender’s Domestic Revolving Commitment by such amount; provided that if such reallocation would result in amounts being payable by the Company or any Subsidiary Borrower to any Lender under Section 2.25 or Section 2.26, such Lender shall change its Applicable Lending Office to avoid such result. On the date of any such reallocation, (i) each relevant Revolving Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine is necessary in order to cause, after giving effect to such increased Domestic Revolving Commitments and the application of such amounts to prepay Domestic Revolving Loans of other relevant Domestic Revolving Lenders, the Domestic Revolving Loans to be held ratably by all Domestic Revolving Lenders in accordance with their respective Domestic Revolving Commitments after giving effect to such increase, (ii)

the Company and any relevant Subsidiary Borrower shall be deemed to have prepaid and reborrowed all outstanding Domestic Revolving Loans and (iii) the Company and any relevant Subsidiary Borrower shall pay to the relevant Domestic Revolving Lenders the amounts, if any, payable under Section 2.27 as a result of such prepayment.
     (c) The Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent and the relevant Revolving Lenders, request that one or more of the Revolving Lenders under the Domestic Revolving Facility reallocate a portion of their respective Domestic Revolving Commitments to the Canadian Revolving Facility or the Multicurrency Revolving Facility; provided that, after giving effect to any such reallocation and any prepayment of the Domestic Revolving Loans (which may include a non pro rata prepayment of the Domestic Revolving Lenders agreeing to such reallocation), the Domestic Revolving Extensions of Credit shall not exceed the Domestic Revolving Commitments. Each notice from the Company pursuant to this paragraph (c) shall set forth the requested amount of such reallocation and date of such reallocation (which shall be at least three Business Days after the date of such request) and shall also set forth the agreement of the relevant Domestic Revolving Lenders to such reallocation. Domestic Revolving Lenders agreeing to reallocate a portion of their Domestic Revolving Commitments to such other Revolving Facility shall have such portion of their Domestic Revolving Commitment reallocated as provided in such notice. On the date of any such reallocation, (i) each relevant Revolving Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine is necessary in order to cause, after giving effect to such reallocation and the application of such amounts to prepay Revolving Loans under the relevant Revolving Facility or Facilities, the Revolving Loans under each Revolving Facility to be held ratably by all Revolving Lenders under such Facility in accordance with their respective Revolving Commitments under such Revolving Facility after giving effect to such reallocation, (ii) the Company and any relevant Subsidiary Borrower shall be deemed to have prepaid and reborrowed all outstanding Revolving Loans under the relevant Facility or Facilities and (iii) the Company and any relevant Subsidiary Borrower shall pay to the relevant Revolving Lenders the amounts, if any, payable under Section 2.27 as a result of such prepayment(s). Notwithstanding anything in this clause (c) to the contrary, no Domestic Revolving Lender shall be obligated to transfer any portion of its Domestic Revolving Commitments to the Canadian Revolving Facility or the Multicurrency Revolving Facility unless such Revolving Lender agrees (it being understood that any Lender that is not a Qualifying Canadian Lender shall not be entitled to a gross-up under Section 2.26).
          2.17 Optional Prepayments. The Company and any relevant Subsidiary Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as provided in Section 2.24(b)), upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurocurrency Loans, and no later than 12:00 Noon, New York City time, on the day of such prepayment, in the case of ABR Loans or Canadian Base Rate Loans, which notice shall specify the applicable Facility and the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans, ABR Loans or Canadian Base Rate Loans; provided, that (a) if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Company or relevant Subsidiary Borrower shall also pay any amounts owing pursuant to Section 2.27 and (b) no Competitive Loan may be prepaid without the consent of the Lender thereof except for any prepayment in connection with a Change of Control or in order to cure an Event of Default; provided, further, that such notice to prepay the Loans delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or a Change of Control, in either case, which such notice may be revoked by the Company (by further notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Notwithstanding the foregoing, the revocation of a termination notice shall not affect the Company’s obligation to indemnify any Lender in accordance with Section 2.27 for any loss or expense sustained or incurred as a consequence thereof. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans or Swingline Loans that are ABR Loans or Canadian Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an integral multiple of 1,000,000 of the Currency of such Loan and no less than the Dollar Equivalent of $25,000,000. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $10,000,000 or a whole multiple thereof.
     2.18 Mandatory Prepayments. (a) If any event requiring a Mandatory Prepayment pursuant to Section 7 shall occur, the Company shall notify the Administrative Agent of any such Mandatory Prepayment no later than 12:00 Noon, New York City time, one Business Day prior thereto. To the extent that the holders of the Permitted Additional Notes do not accept any repurchase offer in connection with a Mandatory Prepayment, the Company shall be permitted, at its option, to (i) retain the amounts subject to such rejected offer or (ii) apply such amounts to optionally prepay the outstanding Term Loans pursuant to Section 2.17. If more than one Eurocurrency Tranche is outstanding, such prepayment shall be applied to such tranches in the order specified by the Company or, if not specified, to the tranches starting with the shortest remaining Interest Periods.
     (b) Amounts to be applied in connection with prepayments of the outstanding Term Loans pursuant to this Section 2.18 shall be applied, first, to ABR Loans and, second, to Eurocurrency Loans and, in each case, in accordance with Section 2.24(b). Each prepayment of the Term Loans under this Section 2.18 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and without premium or penalty (except as provided in Section 2.24(b) with respect to Mandatory Prepayments required pursuant to Section 7.4(f)). If no Term Loans are outstanding, such remaining amounts shall be retained by the Company and its Subsidiaries.
     (c) On each Fee Payment Date, the Administrative Agent shall determine the Dollar Equivalent of the aggregate outstanding Multicurrency Revolving Extensions of Credit as of the last day of the related Fee Payment Period. If, as of the last day of any Fee Payment Period, the Dollar Equivalent of the aggregate outstanding Multicurrency Revolving Extensions of Credit exceed the Multicurrency Revolving Commitments then in effect by 5% or more, then the Administrative Agent shall notify the Company and within five Business Days of such notice, the Company or the relevant Subsidiary Borrower shall prepay Multicurrency Revolving Loans in an aggregate principal amount at least equal to such excess; provided that the failure of the Administrative Agent to determine the Dollar Equivalent of the aggregate outstanding Multicurrency Revolving Extensions of Credit as provided in this Section 2.18 shall not subject the Administrative Agent to any liability hereunder.
     (d) On each Fee Payment Date, the Administrative Agent shall determine the Dollar Equivalent of the aggregate outstanding Domestic Revolving Extensions of Credit (based on the Dollar Equivalent of the Outstanding Amount of any Letter of Credit denominated in a Currency other than Dollars as of the last day of the related Fee Payment Period). If, as of the last day of any Fee Payment Period, the aggregate outstanding Domestic Revolving Extensions of Credit exceed the Domestic Revolving Commitments then in effect by 5% or more, then the Administrative Agent shall notify the Company and within five Business Days of such notice, the Company or the relevant Subsidiary Borrower shall prepay Domestic Revolving Loans or Swingline Loans or Collateralize outstanding Letters of Credit in an aggregate principal amount at least equal to such excess; provided that the failure of the Administrative Agent to determine the Dollar Equivalent of the aggregate outstanding Domestic Revolving Extensions of Credit as provided in this Section 2.18 shall not subject the Administrative Agent to any liability hereunder.
     (e) On each Fee Payment Date, the Administrative Agent shall determine the Dollar Equivalent of the aggregate outstanding Canadian Revolving Extensions of Credit as of the last day of the related Fee Payment Period. If, as of the last day of any Fee Payment Period, the Dollar Equivalent of the aggregate outstanding Canadian Revolving Extensions of Credit exceed the Canadian Revolving Commitments then in effect by 5% or more, then the Administrative Agent shall notify the Company and within five Business Days of such notice, the Company or the relevant Subsidiary Borrower shall prepay Canadian Revolving Loans in an aggregate principal amount at least equal to such excess; provided that the failure of the Administrative Agent to determine the Dollar Equivalent of the aggregate outstanding Canadian Revolving Extensions of Credit as provided in this Section 2.18 shall not subject the Administrative Agent to any liability hereunder.
          2.19 Conversion and Continuation Options. (a) The Company or any Subsidiary Borrower may elect from time to time to convert Eurocurrency Loans denominated in Dollars to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date, provided that any such conversion of Eurocurrency Loans that is not made on the last day of an Interest Period with respect thereto shall be subject to Section 2.27. The Company or any Subsidiary Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans denominated in Dollars by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan under a particular Facility may be converted into a Eurocurrency Loan denominated in Dollars when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender, the Company and any relevant Subsidiary Borrower thereof.
     (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company or relevant Subsidiary Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period(s) to be applicable to such Loans; provided that no Eurocurrency Loan denominated in Dollars under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations (and the Administrative Agent shall notify the Company within a reasonable amount of time of any such determination); and provided, further, that if the Company or such Subsidiary Borrower shall fail to give any required notice as described above in this paragraph such Loans shall be automatically continued as a Eurocurrency Loan or an ABR Loans, as applicable, on the last day of such then expiring Interest Period and, in the case of any Eurocurrency Loan, shall have an Interest Period of the same duration as such expiring Interest Period. Upon receipt of any such notice (or any such automatic continuation), the Administrative Agent shall promptly notify each relevant Lender, the Company and any relevant Subsidiary Borrower thereof.
          2.20 Limitations on Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than (a) 20 Eurocurrency Tranches shall be outstanding at any one time with respect to the Term Facility (and any Incremental Term Loan Facility) and (b) 30 Eurocurrency Tranches shall be outstanding at any one time with respect to the Revolving Facilities.
          2.21 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to, in the case of Revolving Loans or Term Loans, the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin.
     (b) Each Eurocurrency Competitive Loan shall bear interest at a rate per annum equal to the Eurocurrency Base Rate applicable to such Loan plus (or minus, as applicable) the Margin.
     (c) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
     (d) Each Canadian Base Rate Loan shall bear interest of a rate per annum equal to the Canadian Base Rate plus the Applicable Margin.
     (e) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.
     (f) Each Money Market Rate Loan shall bear interest during the Interest Period applicable thereto at a rate per annum equal to the Money Market Rate applicable to such Loan.
     (g) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% per annum or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Domestic Revolving Facility plus 2% per annum, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any facility fee, Letter of Credit Fee, Acceptance Fee or prepayment premium payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans or Canadian Base Rate Loans, as applicable under the relevant Facility unless such overdue amount is denominated in an Optional Currency, in which case such overdue amount shall bear interest of a rate per annum equal to the highest rate then applicable under this Agreement to Multicurrency Revolving Loans denominated in such Optional Currency plus 2% per annum (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Domestic Revolving Facility plus 2% per annum), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
     (h) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (g) of this Section shall be payable from time to time on demand.
          2.22 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that (i) with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate or the US Base Rate (Canada) or Canadian Base Rate Loans or Acceptance Equivalent Loans, the interest thereon and all Acceptance Fees shall be calculated on the basis of a 365- (or 366-, as the case may be, except in the case of Acceptances or rates calculated based on the CDOR Rate) day year for the actual days elapsed, (ii) interest and fees payable with respect to Multicurrency Revolving Loans denominated in Pounds Sterling shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed and (iii) interest and fees payable with respect to Multicurrency Loans denominated in any other Optional Currency shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed to the extent consistent with market practice. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year in respect of Loans denominated in Dollars and a 365 day year in respect of Loans denominated in Canadian Dollars or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or 365, as applicable, or such other period of time, respectively. The Administrative Agent shall as soon as practicable notify the Company or relevant Subsidiary Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, Canadian Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company or relevant Subsidiary Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company, any Subsidiary Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company or any Subsidiary Borrower, deliver to the Company or such Subsidiary Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.22(a).
          2.23 Inability to Determine Interest Rate; Illegality. (a) If prior to the first day of any Interest Period:
     (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company or the relevant Subsidiary Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or
     (ii) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, or
     (iii) the Administrative Agent determines (which determination shall be conclusive and binding upon the Company or the relevant Subsidiary Borrower) that deposits in the applicable Currency are not generally available in the applicable market (any Optional Currency affected by the circumstances described in clause (i), (ii) or (iii) is referred to as an “Affected Foreign Currency”);

the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and any relevant Subsidiary Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (A) pursuant to clause (i) or (ii) of this Section 2.23(a) in respect of Eurocurrency Loans denominated in Dollars, then (1) any Eurocurrency Loans denominated in Dollars under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (2) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans denominated in Dollars under the relevant Facility shall be continued as ABR Loans and (iii) any outstanding Eurocurrency Loans denominated in Dollars under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans and (B) in respect of any Multicurrency Revolving Loans denominated in an Optional Currency, then (1) any Multicurrency Revolving Loans in an Affected Foreign Currency requested to be made on the first day of such Interest Period shall not be made and (2) any outstanding Multicurrency Revolving Loans in an Affected Foreign Currency shall be converted into Eurocurrency Loans denominated in Dollars. Until such relevant notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans denominated in Dollars under the relevant Facility or Multicurrency Revolving Loans in an Affected Foreign Currency shall be made or continued as such, nor shall the Company or any Subsidiary Borrower have the right to convert ABR Loans under the relevant Facility to Eurocurrency Loans denominated in Dollars.
     (b) If prior to a borrowing by way of the issuance of Acceptances, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company and the relevant Canadian Borrower) that, by reason of circumstances affecting the relevant money market, there is no market for Acceptances, then:
          (i) the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and each Canadian Borrower and the relevant Lenders as soon as practicable thereafter, and
          (ii) the right of a Canadian Borrower to request an issuance of Acceptances shall be suspended until the Administrative Agent determines that the circumstances causing such suspension no longer exist and the Administrative Agent so notifies the Canadian Borrowers and the affected Lenders,
          (iii) any Acceptances requested to be issued at such time shall not be issued and any notice relating to such Acceptances shall be deemed to be a notice requesting a borrowing by way of Canadian Base Rate Loans (as if such notice were given pursuant to Section 2.9). Until such relevant notice has been withdrawn by the Administrative Agent, no further Acceptances will be issued, nor shall the Company or any Canadian Borrower have the right to convert Canadian Base Rate Loans to Acceptances.
     (c) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans or to accept and purchase Acceptances as contemplated by this Agreement, such Lender shall give notice thereof to the Administrative Agent, the Company and any affected Subsidiary Borrower describing the relevant provisions of such Requirement of Law (and, if the Company shall so request, provide the Company with a memorandum or opinion of counsel of recognized standing (as selected by such Lender) as to such illegality), following which, (i) in the case of Eurocurrency Loans, (A) the commitment of such Lender hereunder to make Eurocurrency Loans, continue such Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans shall forthwith be cancelled, (B) such Lender’s outstanding Eurocurrency Loans denominated in Dollars shall be converted automatically on the last day of the then current Interest Periods with respect to such Loans (or within such earlier period as shall be required by law) to ABR Loans and (C) such Lender’s outstanding Eurocurrency Loans denominated in any Optional Currency shall be paid in full on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as shall be required by law) and (ii) in respect of Acceptances, (A) the commitment of such Lender hereunder to issue or accept Acceptances shall forthwith be cancelled and (B) the full face amount of such Lender’s outstanding Acceptances shall be repaid in full on the last day of the then current maturity dates with respect to such Acceptances (or within such earlier period as shall be required by law) or if not so repaid, then the full face amount thereof shall be converted to Canadian Base Rate Loans.
If any such conversion or prepayment of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company or the relevant Subsidiary Borrower whose Loan is converted or prepaid shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.27.
     (d) If any provision of this Agreement or any of the other Loan Documents would obligate any Canadian Borrower to make any payment of interest with respect to any of the Canadian Revolving Extensions of Credit or other amount payable to the Administrative Agent or any Canadian Revolving Lender in an amount or calculated at a rate which would be prohibited by any Requirement of Law or would result in a receipt by the Administrative Agent or such Canadian Revolving Lender of interest with respect to the Canadian Revolving Extensions of Credit at a criminal rate (as such terms are construed under any applicable law, including the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by any applicable law or so result in a receipt by the Administrative Agent or such Canadian Revolving Lender of interest with respect to the Canadian Revolving Extensions of Credit at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:
          (i) first, by reducing the amount or rates of interest required to be paid to the Administrative Agent or the affected Canadian Revolving Lender under Section 2.21; and
          (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Administrative Agent or the affected Canadian Revolving Lender which would constitute interest with respect to the Canadian Revolving Extensions of Credit for purposes of any applicable law, including Section 347 of the Criminal Code (Canada).
Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Administrative Agent or any Canadian Revolving Lender shall have received an amount in excess of the maximum permitted by any applicable law, including section 347 of the Criminal Code (Canada) and the Interest Act (Canada), then the applicable Canadian Borrower shall be entitled, by notice in writing to the Administrative Agent or the affected Canadian Revolving Lender, to obtain reimbursement from the Administrative Agent or such Canadian Revolving Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the Administrative Agent or such Canadian Revolving Lender to such Canadian Borrower. Any amount or rate of interest referred to in this Section 2.23(d) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolving Commitment remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in or construed by any applicable law, including the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Revolving Termination Date and for the purpose of the Criminal Code (Canada), in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.
          2.24 Pro Rata Treatment and Payments; Evidence of Debt. (a) Each borrowing of Term Loans or Revolving Loans under any Revolving Facility by the Company or any Subsidiary Borrower from the Lenders hereunder, each payment by the Company on account of any facility fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders except to the extent required or permitted pursuant to Sections 2.16(b), 2.16(c), 2.29. 2.30 and 2.33.
     (b) Each payment (including each prepayment) by the Company on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders except to the extent required or permitted pursuant to Section 2.29. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans as directed by the Company. Amounts paid on account of the Term Loans may not be reborrowed. In the event that the Term Loans are paid in whole or in part by the Company pursuant to Sections 2.17, 2.29, 7.4(f) or 10.1(c) or after acceleration thereof following an Event of Default, the Company shall pay to the relevant Term Lenders a prepayment premium on the principal amount so repaid as follows: (a) the Applicable Premium if such repayment occurs on or prior to the second anniversary of the Closing Date and (b) 1.00% if such repayment occurs after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date.
     (c) Each payment (including each prepayment) by the Company or any Subsidiary Borrower on account of principal of and interest on the Revolving Loans under any Revolving Facility shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans under such Revolving Facility then held by the Revolving Lenders under such Revolving Facility except to the extent required or permitted pursuant to Sections 2.16(b), 2.16(c), 2.29, 2.30 and 2.33. Except as otherwise provided in Section 8, each such payment shall be paid in the relevant currency in which such Revolving Loan was made.
     (d) All payments (including prepayments) to be made by the Company or any Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 3:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in the applicable Currency and in immediately available funds, except that payment of fronting fees owing to any Issuing Lender shall be made directly to the relevant Issuing Lender. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans and the Eurocurrency Competitive Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan or a Eurocurrency Competitive Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

     (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Company or any Subsidiary Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, (A) in the case of amounts denominated in Dollars, at a rate up to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (B) in the case of amount denominated in any other Currency, at a rate determined by the Administrative Agent to be the cost to it of funding such amount, in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon (A) in the case of amounts denominated in Dollars, at the rate per annum applicable to ABR Loans under the relevant Facility, (B) in the case of amounts denominated in Canadian Dollars, at the rate per annum applicable to Canadian Base Rate Loans under the relevant Facility or (C) in the case of amounts denominated in any other Currency, at a rate determined by the Administrative Agent to be the cost to it of funding such amount, on demand, from the Company or the relevant Subsidiary Borrower.
     (f) Unless the Administrative Agent shall have been notified in writing by the Company or relevant Subsidiary Borrower prior to the date of any payment due to be made by the Company or such Subsidiary Borrower hereunder that the Company or such Subsidiary Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Company or such Subsidiary Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Company or relevant Subsidiary Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, (A) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate and (B) in the case of amounts denominated in other Currencies, such amount with interest thereon at a rate per annum determined by the Administrative Agent to be the cost to it of funding such amount. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Company or any Subsidiary Borrower.
     (g) Notwithstanding anything to the contrary in this Section 2.24, proceeds of the Collateral that are applied to pay the Loans while a Notice of Acceleration is in effect shall be applied pursuant to Section 3.4 of the Collateral Trust Agreement.
     (h) Notwithstanding anything to the contrary in this Section 2.24, following a Collateral Release Date and while a Notice of Acceleration is in effect, all payments and distributions by the Administrative Agent on account of Obligations shall be applied (except as otherwise agreed to by the Administrative Agent and the Majority Facility Lenders under each

Facility adversely effected thereby and, in the case of clause (vi), the Company) in the following order:
     (i) first, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;
     (ii) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders and Issuing Lenders;
     (iii) third, to pay interest then due and payable in respect of all Obligations;
     (iv) fourth, to pay or prepay principal payments (and, when applicable, to provide cash collateral) for all Obligations;
     (v) fifth, to pay all other Obligations; and
     (vi) sixth, as directed by the Company.
provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations set forth in any of clauses (i) through (v) above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent’s, each Lender’s and each Issuing Lender’s interest in the aggregate outstanding Obligations described in such clauses.
     (i) Each of the Company and the Subsidiary Borrowers agrees that, upon the request to the Administrative Agent by any Lender, the Company or the applicable Subsidiary Borrower will promptly execute and deliver to such Lender a promissory note of the Company or such Subsidiary Borrower evidencing any Term Loans or Revolving Loans, as the case may be, of such Lender, substantially in the forms of Exhibit U-1 or U-2, respectively (a “Term Note” or “Revolving Note”, respectively), with appropriate insertions as to date and principal amount.
          2.25 Requirements of Law. Except with respect to Taxes, which shall be governed exclusively by Section 2.26 of this Agreement and except with respect to Competitive Loans to which this Section 2.25 shall be inapplicable:
     (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
          (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate; or
          (ii) shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company or the relevant Subsidiary Borrower shall pay such Lender, within 15 Business Days of receipt of notice from the relevant Lender as described below, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Company and any relevant Subsidiary Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled (including a reasonably detailed calculation of such amounts).
     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 Business Days after submission by such Lender to the Company and any relevant Subsidiary Borrower (with a copy to the Administrative Agent) of a written request therefor (together with a reasonably detailed description and calculation of such amounts), the Company and any relevant Subsidiary Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
     (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Company and the relevant Subsidiary Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Company or relevant Subsidiary Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Company or such Subsidiary Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Company or relevant Subsidiary Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          2.26 Taxes. (a) All payments made by the Company or any Subsidiary Borrower under this Agreement (other than in respect of any Competitive Loans as to which this Section 2.26(a) shall not apply) shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (a) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) and (b) any branch profit taxes imposed by the United States or any similar tax imposed by any other Governmental Authority. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, (i) the Company or such Subsidiary Borrower (as applicable) shall make such deductions and shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws and (ii) the amounts so payable to the Administrative Agent or such Lender hereunder shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that neither the Company nor any Subsidiary Borrower shall be required to increase any such amounts payable to the Administrative Agent or any Lender with respect to any Non-Excluded Taxes except to the extent that any change in applicable law, treaty or governmental rule, regulation or governmental authorization after the time such Lender (including any new or successor Swingline Lender, Issuing Lender or Administrative Agent) becomes a party to this Agreement (“Change in Tax Law”), shall result in an increase in the rate of any deduction, withholding or payment from that in effect at the time such Lender becomes a party to this Agreement, in respect of payments to such Lender hereunder, but only to the extent of such increase. Notwithstanding anything to the contrary herein, neither the Company nor any Subsidiary Borrower shall be required to increase any amounts payable to the Administrative Agent or any Lender with respect to any Non-Excluded Taxes that are attributable to such Person’s failure to comply with the requirements of paragraph (d) or (e) of this Section 2.26 except as such failure relates to a Change in Tax Law rendering such Person legally unable to comply.
     (b) In addition, the Company or any relevant Subsidiary Borrower shall pay any Other Taxes over to the relevant Governmental Authority in accordance with applicable law.
     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Company or any Subsidiary Borrower, as promptly as possible thereafter the Company or such Subsidiary Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Company or such Subsidiary Borrower showing payment thereof. If the Company or any Subsidiary Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company and each Subsidiary Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest, additions to tax, expenses or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure; provided, however, no such indemnification obligation shall arise if the failure to pay any Non-Excluded Taxes when due arose solely from or was caused solely by, directly or indirectly, any breach of any representation or covenant in this Agreement by the applicable Lender or the Administrative Agent. The indemnification payment under this Section 2.26(c) shall be made within 30 days after the date the Administrative Agent or such Lender (as the case may be) makes a written demand therefor (together with a reasonably detailed calculation of such amounts).
     (d) Each Lender (or Transferee) (i) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Company and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit Q and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Company or any Subsidiary Borrower under this Agreement and the other Loan Documents and (ii) that is a “U.S. Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-9. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). Thereafter, each Lender shall, to the extent it is legally able to do so, deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender at any other time prescribed by applicable law or as reasonably requested by the Company. If any Commitment is reallocated in accordance with Section 2.16(b), then the relevant Revolving Lender (to whom such Commitment has been reallocated) shall deliver, on the effective date of such reallocation, all such forms that it is legally able to deliver. In the event of a Change in Tax Law, each Lender shall deliver all such forms that it is legally able to deliver, including any form claiming a reduced rate of U.S. federal withholding tax on payments by the Company or any Domestic Subsidiary Borrower under this Agreement and any other Loan Document. Each Non-U.S. Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (and any other form of certification adopted by the U.S. taxing authorities for such purpose).
     (e) With respect to each Subsidiary Borrower, a Lender or Transferee shall deliver to the Company (with a copy to the Administrative Agent), prior to the first date any payment is due to be paid from or by such Subsidiary Borrower to it hereunder, any form or certificate required in order that any payment by such Subsidiary Borrower under this Agreement or the other Loan Documents to such Lender may be made free and clear of, and without deduction or withholding for or on account of, any Non-Excluded Taxes imposed on such payment under the laws of the jurisdiction under which such Subsidiary Borrower is incorporated or organized. If any Commitment is reallocated in accordance with Section 2.16(c), then the relevant Revolving Lender (to whom such Commitment has been reallocated) shall deliver on the effective date of such reallocation, all such forms that it is legally able to deliver, including any form claiming a reduced rate of non-U.S. withholding tax on payments made by the relevant Subsidiary Borrower to such Revolving Lender under this Agreement and the other Loan Documents. In the event of a Change in Tax Law after the date such Subsidiary Borrower makes the first payment, a Lender or Transferee shall deliver all such required forms that it is legally able to deliver, including any form claiming a reduced rate of non-U.S. withholding tax on payments by such Subsidiary Borrower under this Agreement and the other Loan Documents.
     (f) Notwithstanding any other provision hereof, neither the Company nor any Subsidiary Borrower shall have any obligation to pay any additional amounts pursuant to this Section 2.26 to any Canadian Revolving Lender lending to a Canadian Borrower in respect of any time after which such Canadian Revolving Lender has ceased to maintain its status as a Qualifying Canadian Lender, except in the event that the Canadian Revolving Lender has ceased to maintain its status as a Qualifying Canadian Lender due to a Change in Tax Law.
     (g) If the Administrative Agent, any Transferee or any Lender determines, in its sole good faith discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Company or any Subsidiary Borrower or with respect to which the Company or any Subsidiary Borrower has paid additional amounts pursuant to this Section 2.26, it shall pay over such refund to the Company or such Subsidiary Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Company or such Subsidiary Borrower under this Section 2.26 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Transferee or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Company or such

Subsidiary Borrower, upon the request of the Administrative Agent, such Transferee or such Lender, agrees to repay the amount paid over to the Company or such Subsidiary Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Transferee or such Lender in the event the Administrative Agent, such Transferee or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to (i) interfere with the right of the Administrative Agent, any Transferee or any Lender to arrange its tax affairs in whatever manner it sees fit, (ii) obligate the Administrative Agent, any Transferee or any Lender to claim any tax refund, (iii) require the Administrative Agent, any Transferee or any Lender to make available its tax returns (or any other information relating to its taxes or any computation in respect thereof which it deems in its sole discretion to be confidential) to the Company, any Subsidiary Borrower or any other Person, or (iv) require the Administrative Agent, any Transferee or any Lender to do anything that would in its sole discretion prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
     (h) Each Assignee shall be bound by this Section 2.26.
     (i) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          2.27 Indemnity. The Company or relevant Subsidiary Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any actual loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Company or relevant Subsidiary Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Company or such Subsidiary Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company or relevant Subsidiary Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Company or such Subsidiary Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurocurrency Loans (or the conversion of a Eurocurrency Loan into a Loan of a different Type) on a day that is not the last day of an Interest Period with respect thereto or (d) the assignment of any Eurocurrency Loan other than on the last day of an Interest Period therefor as a result of a request by the Company pursuant to Section 2.29. Such indemnification may include an amount up to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Company and the relevant Subsidiary Borrower by any Lender (together with a reasonably detailed calculation of such amounts) shall be conclusive in the absence of manifest error and shall be payable within 30 days of receipt of any such notice. The agreements in this Section 2.27 shall survive the termination of this Agreement and the payment of the Loans hereunder.
          2.28 Change of Applicable Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.25 or 2.26(a) with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans affected by such event with the object of avoiding or minimizing the consequences of such event; provided, that such designation is made on terms that, in the reasonable judgment of such Lender, do not cause such Lender and its lending office(s) to suffer any material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Company or any Subsidiary Borrower or the rights of any Lender pursuant to Section 2.25 or 2.26(a).
          2.29 Replacement/Termination of Lenders. The Company shall be permitted to replace with a replacement financial institution or terminate the Commitments and repay any outstanding Loans of any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.25 or 2.26(a), (b) defaults in its obligation to make Loans hereunder, (c) fails to give its consent for any amendment or waiver requiring the consent of 100% of the Lenders or all affected Lenders (and such Lender is an affected Lender) or 100% of the Lenders under a particular Facility and for which Lenders holding at least 66 2/3% of the Loans and/or Commitments required for such vote have consented or (d) fails to give its consent to an extension of the Revolving Termination Date to which the Majority Facility Lenders under the Revolving Facility have consented; provided that (i) no Event of Default shall have occurred and be continuing at the time of such replacement, (ii) the replacement financial institution or the Company, as applicable, shall purchase or repay, at par plus accrued interest and accrued fees thereon, all Loans owing to such replaced or terminated Lender on or prior to the date of replacement or termination, (iii) the Company shall be liable to such replaced or terminated Lender under Section 2.27 if any Eurocurrency Loan owing to such replaced Lender shall be purchased or repaid other than on the last day of the Interest Period relating thereto, (iv) any replacement financial institution, if not a Lender, shall be reasonably satisfactory to the Administrative Agent, (v) any replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (vi) until such time as such replacement shall be consummated, the Company shall pay all additional amounts (if any) required pursuant to Section 2.25 or 2.26(a), as the case may be, (vii) any such replacement, termination and/or repayment shall not be deemed to be a waiver of any rights that the Company, the Administrative Agent or any other Lender shall have against the replaced Lender and (viii) if such Lender is being replaced or terminated pursuant to clause (c) of this Section 2.29, the Company shall have paid to such Lender the prepayment premium, if any, that would be applicable at the date of such termination or replacement if such Lender had received a prepayment on such date pursuant to Section 2.17.
          2.30 New Local Facilities. (a) The Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent and the Revolving Lenders, request the Revolving Lenders to designate a portion of their respective Revolving Commitments under any Revolving Facility to make Revolving Extensions of Credit denominated in Dollars and any Optional Currency in a jurisdiction outside of the United States pursuant to a newly established sub-facility or sub-facilities under any Revolving Facility or a separate revolving facility (each, a “New Local Facility”); provided that (i) both at the time of any such request and upon the effectiveness of any Local Facility Amendment referred to below, no Default or Event of Default shall have occurred and be continuing; provided further that no Lender shall be required to make Revolving Extensions of Credit in excess of its Revolving Commitment, and (ii) after giving effect to any such New Local Facility, the Domestic Revolving Extensions of Credit shall not exceed the Domestic Revolving Commitments, the Canadian Revolving Extensions of Credit shall not exceed the Canadian Revolving Commitments and the Multicurrency Revolving Extensions of Credit shall not exceed the Multicurrency Revolving Commitments. Each New Local Facility shall be in a minimum Dollar Equivalent amount of $100,000,000. Each notice from the Company pursuant to this Section 2.30 shall set forth the requested amount and proposed terms of the relevant New Local Facility and the Revolving Facility or Facilities designated by the Company to be reduced as a result of the establishment of such New Local Facility. Revolving Lenders wishing to designate a portion of their Revolving Commitments under a designated Facility to a New Local Facility (each, a “New Local Facility Lender”) shall have such portion of their Revolving Commitment under such Facility designated to such New Local Facility on a pro rata basis in accordance with the aggregate Revolving Commitments of the other New Local Facility Lenders;

provided that no Lender may so reallocate its Revolving Commitments to a New Local Facility if such reallocation would result in amounts being payable by the Company or any Subsidiary Borrower under Section 2.25 or Section 2.26 unless such Lender changes its Applicable Lending Office to avoid such a result or the Company otherwise consents. The designation of Revolving Commitments to any New Local Facility shall be made pursuant to an amendment (each, a “Local Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, the Administrative Agent and each New Local Facility Lender. Notwithstanding anything in this Section 2.30 to the contrary, no Revolving Lender shall be obligated to transfer any portion of its Revolving Commitments to a New Local Facility unless it so agrees.
     (b) Notwithstanding the terms of Section 10.1(a), any Local Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to implement the provisions of this Section, a copy of which shall be made available to each Lender.
          2.31 Incremental Term Loan Facilities. (a) The Company may from time to time notify the Administrative Agent that certain of the Lenders designated by the Company shall become Incremental Lenders and/or that additional lenders shall be added to this Agreement as Incremental Lenders with Commitments for the purpose of establishing an Incremental Term Loan Facility by executing and delivering to the Administrative Agent an Incremental Term Loan Activation Notice signed by such Lenders or such additional lenders and specifying (i) the respective Incremental Term Loan Commitment of such Incremental Lenders, (ii) the applicable Incremental Term Loan Closing Date, (iii) the applicable Incremental Term Loan Maturity Date, (iv) the amortization schedule for the applicable Incremental Term Loans, (v) the Currency of the applicable Incremental Term Loans, (vi) the Applicable Margin for the Incremental Term Loans to be made pursuant to such Incremental Term Loan Activation Notice, (vii) the borrower thereof (which shall be the Company or a Subsidiary Borrower) and (viii) any additional terms applicable to such Incremental Term Loans to be made pursuant to such Incremental Term Loan Activation Notice (in each case, as agreed between the Company and the Incremental Lenders providing such Incremental Term Loans), and otherwise duly completed; provided that (A) after giving effect to the incurrence of such Incremental Term Loans and use of proceeds thereof, no Default or Event of Default shall be continuing and the Borrowing Base Coverage Ratio shall be at least 1.00 to 1.00, (B) the Incremental Term Loan Maturity Date applicable to such Incremental Term Loans shall be no earlier than the Term Loan Maturity Date, (C) the weighted average life to maturity of such Incremental Term Loans shall be longer than the weighted average life to maturity of the Term Loans then outstanding and (D) if any terms added to such Incremental Term Loans pursuant to the foregoing clause (viii) (other than in respect respect of interest rates, fees, call features or premiums) are less favorable to the Company and its Subsidiaries than the terms of this Agreement at such time, the Company and the Administrative Agent shall have entered into an amendment of this Agreement to include such additional terms for the benefit of all Lenders hereunder.
     (b) Each Incremental Lender that is a signatory to an Incremental Term Loan Activation Notice severally agrees, on the terms and conditions of this Agreement, to make a term loan (an “Incremental Term Loan”) to the Company or the applicable Subsidiary Borrower on the Incremental Term Loan Closing Date specified in such Incremental Term Loan Activation Notice in a principal amount equal to the Incremental Term Loan Commitment of such Incremental Lender specified in such Incremental Term Loan Activation Notice. Nothing in this Section 2.31 shall be construed to obligate any Lender to execute an Incremental Term Loan Activation Notice.

     (c) The Company shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice of the borrowing of any Incremental Term Loans under any Incremental Term Loan Facility (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York time, (i) three Business Days prior to the applicable Incremental Term Loan Closing Date, in the case of Eurocurrency Loans, or (ii) one Business Day prior to the applicable Incremental Term Loan Closing Date, in the case of ABR Loans), specifying (A) the amount and Type of Incremental Term Loans to be borrowed, (B) the applicable Incremental Term Loan Closing Date and (C) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under any Incremental Term Loan Facility shall be in an amount equal to at least minimum amount specified in the relevant Incremental Term Loan Activiation Notice. Upon receipt of any such notice with respect to an Incremental Term Loan Facility, the Administrative Agent shall promptly notify each relevant Incremental Lender thereof. Each relevant Incremental Lender will make its respective Incremental Term Loan available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in Section 10.2 prior to 12:00 Noon, New York City time, on the applicable Incremental Term Loan Closing Date in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company or the relevant Subsidiary Borrower by the Administrative Agent as the Company or such Subsidiary Borrower may direct with the aggregate of the amounts made available to the Administrative Agent by the applicable Lenders and in like funds as received by the Administrative Agent. The provisions of this paragraph shall be subject to any applicable limitations or requirements in the relevant Incremental Term Loan Activation Notice.
     (d) Notwithstanding the terms of Section 10.1(a), the Company and the Administrative Agent shall be entitled to enter into any amendments to this Agreement that the Administrative Agent believes are necessary to appropriately include, or provide for, the integration of any Incremental Term Loans under this Agreement and matters required by clause (D) of the proviso to Section 2.31(a) (including, if applicable, in connection with the establishment of a Permitted Additional Senior Facility).
          2.32 Incremental Revolving Commitments/Facilities. (a) The Company may from time to time notify the Administrative Agent that certain of the Lenders designated by the Company and/or that additional lenders shall be added to this Agreement as Incremental Lenders with Commitments for the purpose of either increasing the existing Revolving Commitments under any Revolving Facility (a “Revolving Commitment Increase”) or establishing an Incremental Revolving Facility by executing and delivering to the Administrative Agent an Incremental Revolving Activation Notice signed by such Lenders or such additional lenders and specifying (i) the respective Incremental Revolving Loan Commitments of such Incremental Lenders, (ii) the applicable Incremental Revolving Facility Closing Date or Revolving Commitment Increase Date, and (iii) with respect to any Incremental Revolving Facility (A) the applicable Incremental Revolving Loan Maturity Date, (B) the Currency or Currencies available under such Incremental Revolving Facility, (C) the borrower(s) thereunder (which may be the Company and any Subsidiary Borrowers), (D) the Applicable Margin and other fees applicable to Incremental Revolving Loans and other extensions of credit to be made available under such Incremental Revolving Facility, and (E) any additional terms applicable to such Incremental Revolving Facility, including the borrowing procedures related thereto (in each case, as agreed between the Company and the Incremental Lenders providing such Incremental Revolving Loans), and otherwise duly completed; provided that (1) after giving effect to such Revolving Commitment Increase or Incremental Revolving Facilty (including the incurrence of any Incremental Revolving Loans on the applicable Revolving Commitment Increase Date or Incremental Revolving Facility Closing Date and use of proceeds thereof), no Default or Event of Default shall be continuing and the Borrowing Base Coverage

Ratio (assuming the applicable Incremental Revolving Facility is fully drawn) shall be at least 1.00 to 1.00, (2) the Incremental Revolving Loan Maturity Date applicable to such Incremental Revolving Facility shall be no earlier than the Revolving Termination Date then in effect, and (3) if any terms added to such Incremental Revolving Facility pursuant to the foregoing clause (E) (other than in respect respect of interest rates, fees, call features or premiums) are less favorable to the Company and its Subsidiaries than the terms of this Agreement at such time, the Company and the Administrative Agent shall have entered into amendments this Agreement to include such additional terms for the benefit of all Lenders hereunder.
     (b) Each Incremental Lender that is a signatory to an Incremental Revolving Loan Activation Notice severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (each, an “Incremental Revolving Loan”) to the Company and/or the applicable Subsidiary Borrowers from time to time on or after the Incremental Revolving Loan Closing Date or Revolving Commitment Increase Date specified in such Incremental Revolving Loan Activation Notice in an aggregate principal amount outstanding at any time up to but not exceeding the amount of the Incremental Revolving Commitment of such Incremental Lender specified in such Incremental Revolving Loan Activation Notice, subject to the terms of this Agreement and the applicable Incremental Revolving Loan Activation Notice. Nothing in this Section 2.32 shall be construed to obligate any Lender to execute an Incremental Revolving Loan Activation Notice.
     (c) On any Revolving Commitment Increase Date, in the event any Revolving Loans under the relevant Revolving Facility are then outstanding, (i) each relevant Incremental Revolving Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine is necessary in order to cause, after giving effect to such increased Revolving Commitments and the application of such amounts to prepay Revolving Loans under the relevant Revolving Facility of other relevant Revolving Lenders under the relevant Revolving Facility, the Revolving Loans under the relevant Revolving Facility to be held ratably by all Revolving Lenders under the relevant Revolving Facility in accordance with their respective Revolving Commitments under the relevant Revolving Facility after giving effect to such increase, (ii) the Company and any relevant Subsidiary Borrower shall be deemed to have prepaid and reborrowed all outstanding Revolving Loans under the relevant Revolving Facility and (iii) the Company and any relevant Subsidiary Borrower shall pay to the relevant Revolving Lenders the amounts, if any, payable under Section 2.27 as a result of such prepayment.
     (d) Notwithstanding the terms of Section 10.1(a), the Company and the Administrative Agent shall be entitled to enter into any amendments to this Agreement that the Administrative Agent believes are necessary to appropriately include, or provide for the integration of, any Revolving Commitment Increase or any Incremental Revolving Facility under this Agreement and matters required by clause (3) of the proviso to Section 2.32(a) (including, if applicable, in connection with the establishment of a Permitted Additional Senior Facility).
          2.33 Revolving Termination Date Extension. (a) The Company may at any time and from time to time, by notice to the Administrative Agent, request a one-year or two-year extension of the Revolving Termination Date and, at the Company’s option, amend the Applicable Margins for the Revolving Facilities in connection with such request; provided that no Default or Event of Default has occurred and is continuing as of the date of such request. Upon receipt of any such notice the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender shall respond to such request in writing within 30 calendar days after such request and any failure of a Revolving Lender to respond shall be deemed to be a denial of such request. If the Majority Revolving

Lenders agree to such extension, the Revolving Termination Date shall be extended to the date specified in the Company’s extension request and with the amended Applicable Margin, if any, specified in such extension request subject, with respect to each Non-Extending Lender, to the provisions of Section 2.33(b).
     (b) If any Revolving Lender does not consent to any extension request pursuant to Section 2.33(a) (a “Non-Extending Lender”) but the Majority Revolving Lenders agree to such extension (each such Lender, an “Extending Lender”), then (i) the Revolving Termination Date for each Extending Lender shall be extended to the date specified in the Company’s extension request and, if applicable, the Applicable Margins amended with respect to the Extending Lenders only and (ii) the Revolving Commitments of each Non-Extending Lender and the existing Applicable Margins shall, subject to the terms of Section 2.29, continue until the Revolving Termination Date for such Non-Extending Lender in effect prior to such extension.
     (c) Notwithstanding the terms of Section 10.1(a), the Company and the Administrative Agent shall be entitled to enter into any amendments to this Agreement that the Administrative Agent believes are necessary to appropriately reflect, or provide for the integration of, any extension of the Revolving Termination Date or change in Applicable Margins pursuant to this Section 2.33.
SECTION 3. LETTERS OF CREDIT
          3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Domestic Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit and, with the consent of such Issuing Lender, letters of guarantee (each a “Letter of Credit”) for the account of the Company, any Domestic Subsidiary Borrower or any other Subsidiary on any Business Day during the Revolving Commitment Period in such form as may be reasonable and customary for the purpose thereof; provided that (i) no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (A) the Outstanding Amount of all Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s L/C Commitment then in effect, (B) the aggregate amount of the Available Domestic Revolving Commitments would be less than zero, (C) the Outstanding Amount of all Letters of Credit would exceed the L/C Sublimit then in effect, (D) the Outstanding Amount of Borrowing Base Debt would exceed the Borrowing Base at such date or (E) the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments then in effect and (ii) the Company shall be a co-applicant, and jointly and severally liable with respect to, each Letter of Credit issued for the account of a Subsidiary that is not a Subsidiary Borrower. Each Letter of Credit shall (x) be denominated in Dollars or, if agreed by the Issuing Lender, any Optional Currency and (y) expire no later than the date that is one year after the latest Revolving Termination Date in effect at the time such Letter of Credit is issued (or such later date as the relevant Issuing Lender shall agree).
     (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
          3.2 Procedure for Issuance of Letter of Credit. The Company or any Subsidiary Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the relevant Issuing Lender and the Company or relevant Subsidiary Borrower. The relevant Issuing Lender shall furnish a copy of such Letter of Credit to the Company or relevant Subsidiary Borrower promptly following the issuance thereof. The relevant Issuing Lender shall promptly furnish to the Administrative Agent notice of the issuance of each Letter of Credit (including the amount thereof). No Issuing Lender shall issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from the Administrative Agent that one or more of the conditions precedent contained in Section 5.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The Administrative Agent shall immediately notify the Issuing Lenders upon becoming aware that such conditions in Section 5.2 are thereafter satisfied. The Issuing Lenders shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.2 have been satisfied in connection with the issuance of any Letter of Credit.
          3.3 Fees and Other Charges. The Company will pay a fee (the “Letter of Credit Fee”) on the average daily undrawn and unexpired amount of all outstanding Letters of Credit during each Fee Payment Period at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Domestic Revolving Facility, shared ratably among the Domestic Revolving Lenders and payable in arrears for each Fee Payment Period on the related Fee Payment Date. In addition, the Company shall pay a fronting fee in an amount agreed separately with each Issuing Lender on the average daily undrawn and unexpired amount of each Letter of Credit during each Fee Payment Period issued by such Issuing Lender (other than any Existing Letter of Credit), payable in arrears for each Fee Payment Period on the related Fee Payment Date. For the purposes of the foregoing calculations, the average daily undrawn and unexpired amount of any Letter of Credit denominated in an Optional Currency for any Fee Payment Period shall be calculated by multiplying (i) the average daily undrawn and unexpired amount of such Letter of Credit (expressed in the Optional Currency in which such Letter of Credit is denominated) by (ii) the Exchange Rate for each such Optional Currency in effect on the first Business Day of the related Fee Payment Period or by such other method that the Administrative Agent and the Company may agree.
          3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Domestic Revolving Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued, and the amount of each draft paid, by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which the Issuing Lender is not reimbursed in full by the Company or other applicant in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Domestic Revolving Percentage of the Dollar Equivalent amount of such draft, or any part thereof, that is not so reimbursed (calculated, in the case of any Letter of Credit denominated in an Optional Currency, as of the Reimbursement Date therefor). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, the Company, any Subsidiary Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary Borrower, (iv) any breach of this Agreement or any other Loan Document by the Company, any Subsidiary Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
     (b) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to any Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to any Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the relevant Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Domestic Revolving Facility. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
     (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or other applicant or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
          3.5 Reimbursement Obligation of the Company. If any draft is paid under any Letter of Credit, the Company or other applicant shall reimburse the Issuing Lender for the amount of the draft so paid, not later than 3:00 P.M., New York City time on the Business Day immediately following the day that the Company receives notice of payment of such draft (such date, the “Reimbursement Date”). Each such payment shall be made to the relevant Issuing Lender at its address for notices referred to herein in Dollars or the applicable Optional Currency and in immediately available funds; provided that, in the case of any Letter of Credit denominated in an Optional Currency, if such payment, or obligation to make such payment, in an Optional Currency would subject the Administrative Agent, the relevant Issuing Bank or any Domestic Revolving Lender to any stamp duty, ad valorem charge or any similar tax that would not be payable if such payment were paid or required to be paid in Dollars, the Company or the relevant Subsidiary Borrower shall, at its option, (A) pay the amount of such tax to the Administrative Agent, the relevant Issuing Lender or the relevant Lender or (B) pay the Dollar Equivalent of such draft (calculated as of the Reimbursement Date); provided, further that if such payment is not made on the applicable Reimbursement Date the obligation to pay such draft shall be permanently converted into an obligation to pay the Dollar Equivalent amount of such draft (calculated as of such Reimbursement Date). Interest shall be payable on any such amounts from the Reimbursement Date until payment in full at the rate set forth in Section 2.21(g).
          3.6 Obligations Absolute. The obligations of the Company and any relevant Subsidiary Borrower under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Company or such Subsidiary Borrower, as the case may be, may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Company and each relevant Subsidiary Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Reimbursement Obligations under Section 3.5 of the Company and any relevant Subsidiary Borrower shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company or such Subsidiary Borrower, as the case may be, and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company or such Subsidiary, as the case may be, against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Company and each relevant Subsidiary Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Company or such Subsidiary Borrower and shall not result in any liability of such Issuing Lender to the Company or such Subsidiary Borrower.
          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the relevant Borrower or relevant Subsidiary Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lenders to the Company or relevant Subsidiary Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
          3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.
          3.9 Existing Letters of Credit. On and as of the Closing Date the letters of credit and letters of guarantee set forth on Schedule 3.9 (the “Existing Letters of Credit”) will constitute Letters of Credit under this Agreement and for the purposes hereof will be deemed to have been issued for the account of the Company on the Closing Date and each issuer thereof shall be deemed to be an Issuing Lender hereunder solely for the purposes of Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.10 (whether or not such issuer is otherwise an Issuing Lender hereunder).
          3.10 Collateral. The Company may at its option at any time and from time to time Collateralize any Letter of Credit (with the consent of the relevant Issuing Lender). In addition, on or prior to the date that is five Business Days prior to the Revolving Termination Date then in effect, the Company shall (or shall cause the relevant Subsidiary to) Collateralize any Letter of Credit with an expiration date occurring after such Revolving Termination Date. Any Letter of Credit that is Collateralized as provided in this Section 3.10 shall cease to be a “Letter of Credit” outstanding hereunder effective on the date of such Collateralization and, accordingly, the rights and obligations of Domestic Revolving Lenders in respect thereof (including pursuant to Section 3.4) shall terminate.
          3.11 New Issuing Lenders; L/C Commitments. (a) The Company may from time to time (i) terminate any Issuing Lender as an Issuing Lender hereunder (on a prospective basis only) for any reason upon written notice to the Administrative Agent and such Issuing Lender, (ii) add additional

Issuing Lenders hereunder and (iii) increase or decrease the L/C Commitment of any existing Issuing Lender. If the Company shall decide to add a new Issuing Lender under this Agreement, then the Company may appoint from among the Revolving Lenders (or an Applicable Lending Office thereof) a new Issuing Lender, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), whereupon such new issuer of Letters of Credit shall be granted the rights, powers and duties of an Issuing Lender hereunder, and the term “Issuing Lender” shall mean such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as an Issuing Lender hereunder in accordance with this Agreement or an increase of the L/C Commitment of any existing Issuing Lender, shall be evidenced by an agreement entered into by such new issuer of Letters of Credit or existing Issuing Lender, as applicable, in a form reasonably satisfactory to such Issuing Lender, the Company and the Administrative Agent and, from and after the effective date of such agreement, such new issuer of Letters of Credit shall become an “Issuing Lender” hereunder or such increased L/C Commitment shall become effective. After the termination of an Issuing Lender hereunder, the terminated Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such replacement or termination, but shall not issue additional Letters of Credit. The Administrative Agent shall promptly notify the Lenders of the effectiveness of any replacement or addition of an Issuing Lender, or any changed L/C Commitment pursuant to this Section 3.11.
     (b) Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by an Applicable Lending Office thereof, in which case, such Applicable Lending Office shall be an “Issuing Lender” hereunder.
SECTION 4. REPRESENTATIONS AND WARRANTIES
     To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit and make other extensions of credit hereunder the Company hereby represents and warrants to each Lender that:
          4.1 Financial Condition. The consolidated financial statements of the Company included in its Annual Report on Form 10-K/A, for the twelve-month period ended December 31, 2005 (the “2005 10-K”) and in its Quarterly Report on Form 10-Q for the three- and nine-month periods ended September 30, 2006 (the “Third Quarter 2006 10-Q”), each as amended on or before the Closing Date and filed with the SEC, present fairly, in all material respects, in accordance with GAAP, the financial condition and results of operations of the Company and its Subsidiaries as of, and for, (a) the twelve-month period ended on December 31, 2005 and (b) the three- and nine-month periods ended September 30, 2006, respectively; provided that the foregoing representation shall not be deemed to have been materially incorrect if, in the event of a subsequent restatement of such financial statements, the changes reflected in such restatement(s) are not materially adverse to the rights and interests of the Lenders under the Loan Documents (taking into account the creditworthiness of the Company and its Subsidiaries, taken as a whole, and the value of the Borrowing Base at such time).
          4.2 No Change. Between the date of filing with the SEC of the Third Quarter 2006 10-Q and the Closing Date, there has been no development or event which has had a Material Adverse Effect.
          4.3 Existence. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the power and authority to conduct the business in which it is engaged and (c) is duly qualified and in good standing in each jurisdiction where it is required to be so qualified and in good standing, except to the extent all failures with respect to the foregoing clauses (a), (b) and (c) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the requisite power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance thereof and has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes a legal, valid and binding obligation of such Person enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party, except to the extent all such violations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          4.6 Litigation. Except as set forth, or contemplated, in the 2005 10-K, the Quarterly Report on Form 10-Q/A of the Company for the three-month period ended March 31, 2006 filed with the SEC, the Quarterly Report on Form 10-Q/A of the Company for the three- and six-month periods ended June 30, 2006 filed with the SEC, the Third Quarter 2006 10-Q or the Current Report on Form 8-K of the Company dated December 5, 2006 filed with the SEC, no litigation, investigation, proceeding or arbitration is pending, or to the best of the Company’s knowledge, is threatened against the Company or any Significant Guarantor as of the Closing Date that could reasonably be expected to have a Material Adverse Effect.
          4.7 No Default. As of the Closing Date, neither the Company nor any Significant Guarantor is in default under any of its material Contractual Obligations, except where such default could not reasonably be expected to have a Material Adverse Effect.
          4.8 Ownership of Property. As of the Closing Date, the Company and each Initial Subsidiary Guarantor, as applicable, has title in fee simple to the Mortgaged Property and has good title to all of its other property; provided that the foregoing representation shall not be deemed to have been incorrect, if (a) the property with respect to which the Company or an Initial Subsidiary Guarantor cannot make such representation has a Net Book Value of less than $250,000,000 or (ii) with respect to defects in title to any real property, such defects are cured no later than 180 days after the Closing Date or such defects could not reasonably be expected to detract from the current use or operation of the affected real property in any material respect. In addition, to the extent that any defect in title to any Mortgaged Property is insured against in any title insurance policy for the benefit of the Collateral Trustee, such defect shall not be taken into account for purposes of the preceding sentence up to the amount of such insurance coverage.
          4.9 Intellectual Property. As of the Closing Date, the Company and each Initial Subsidiary Guarantor own, or are licensed to use, all Intellectual Property necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to own or be licensed could not reasonably be expected to have a Material Adverse Effect.

          4.10 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of Regulation T, U or X of the Board.
          4.11 ERISA. Each Plan, the Company and its Subsidiaries are in compliance with all material provisions of ERISA and all material applicable provisions of the Code, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          4.12 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
          4.13 Subsidiary Guarantors; Pledged Equity. As of the Closing Date, the information set forth on Schedule 1.1D and Schedule 4.13 is true and correct in all material respects; provided that the foregoing representation shall not be deemed to be materially incorrect unless the failure of such representation to be correct results in property having a having a Net Book Value in excess of $250,000,000 being excluded from the Borrowing Base.
          4.14 Security Documents. (a) The Security Agreement and each Mortgage is effective to create in favor of the Collateral Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein; provided that the foregoing representation shall not be deemed to have been incorrect if (i) such Security Documents are not effective with respect to Collateral having an aggregate Net Book Value of less than $250,000,000, (ii) with respect to any Mortgaged Property, such failure is cured no later than 180 days from the Closing Date or (iii) at any time after the Closing Date, the Borrowing Base Coverage Ratio is at least 1.25 to 1.00 (calculated on a pro forma basis assuming such Collateral for which the Security Documents are not so effective is excluded from the Borrowing Base).
          (b) As of the Closing Date, the UCC financing statements listed in Schedule 5.1(h), and the recordation of the Mortgages in the recording offices listed in Schedule 1.1E, are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Trustee (for the benefit of the Secured Parties) in respect of all Collateral in which the Lien granted pursuant to the Security Documents on the Closing Date may be perfected by filing, recording or registering in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements; provided that the foregoing representation shall not be deemed to have been incorrect to the extent any security interest is not perfected with respect to Collateral having an aggregate Net Book Value of less than $250,000,000.
          4.15 Environmental Laws. The Company and each Mortgaged Property, and operations thereon, are in compliance in all material respects with all applicable Environmental Laws, except to the extent failure to comply would not reasonably be expected to have a Material Adverse Effect.
SECTION 5. CONDITIONS PRECEDENT
          5.1 Conditions to Effectiveness. This Agreement and the obligation of each Lender to make extensions of credit requested to be made by it hereunder shall be effective upon (1) the execution and delivery by the Company to the Administrative Agent of a notice authorizing such effectiveness (which notice shall include Schedule 1.1A and the Company’s acceptance of the Commitments described therein) and (2) written confirmation by the Administrative Agent to the Company confirming that the following conditions have been satisfied:
     (a) Credit Agreement; Security Documents. The Administrative Agent or the Collateral Trustee, as applicable, shall have received:
     (i) this Agreement (or, in the case of any relevant Lender, an Addendum) executed and delivered by the Administrative Agent, the Company and each Person listed on Schedule 1.1A;
     (ii) the Security Agreement, executed and delivered by the Company and each Initial Subsidiary Guarantor;
     (iii) the Guarantee, executed and delivered by the Company and each Initial Subsidiary Guarantor;
     (iv) the Trademark Security Agreement, executed and delivered by the Company and the Collateral Trustee;
     (v) a Mortgage with respect to each property listed on Schedule 1.1E under the heading “Closing Date Mortgages”, executed and delivered by the owner of the Mortgaged Property covered thereby; and
     (vi) the Collateral Trust Agreement, executed and delivered by the Collateral Trustee, the Administrative Agent, the Company and each Initial Subsidiary Guarantor.
     (b) Borrowing Base. The Administrative Agent shall have received a Borrowing Base Certificate, which calculates the Borrowing Base as of September 30, 2006, demonstrating that the Outstanding Amount of Borrowing Base Debt (calculated on a pro forma basis after giving effect to the incurrence, and the use of proceeds, of any Borrowing Base Debt on the Closing Date) does not exceed the Borrowing Base.
     (c) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in respect of the Company and each Initial Subsidiary Guarantor, from the jurisdiction in which such Loan Party is located for purposes of the Uniform Commercial Code of the relevant state(s).
     (d) Fees. All fees required to be paid on the Closing Date (as separately agreed by the Company and the lead arrangers or the other agents identified on the cover page to this Agreement) shall have been paid.
     (e) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit N, with appropriate insertions and attachments, including the certificate of incorporation (or equivalent organizational document) of each Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party, (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization and (iii) a certificate of the Company, dated the Closing Date, to the effect that the conditions set forth in Section 5.2 have been satisfied.

     (f) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of (i) Simpson Thacher & Bartlett LLP, New York counsel to the Company and its Subsidiaries, substantially in the form of Exhibit P-1 and (ii) in-house counsel to the Company and its Subsidiaries, substantially in the form of Exhibit P-2.
     (g) Pledged Stock; Stock Powers; Pledged Notes. The Collateral Trustee shall have received (i) the certificates representing the shares of Capital Stock described on Schedule 4.13 (in each case, to the extent such Capital Stock is certificated and constitutes a “certificated security” under the UCC), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note described on Schedule 5.1(g), together with an undated endorsement for each such promissory note executed in blank by a duly authorized officer of the pledgor thereof.
     (h) Filings, Registrations and Recordings. The Collateral Trustee shall have received each Uniform Commercial Code financing statement listed on Schedule 5.1(h) in proper form for filing.
          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan and the agreement of any Issuing Lender to issue any Letter of Credit (or amendment thereto increasing the face amount thereof) requested to be made or issued by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent as of the date of such Loan or the date of any request to issue (or amend to increase the face amount of) such Letter of Credit:
     (a) Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate to an earlier date (including those set forth in Sections 4.2, 4.6, 4.7, 4.8, 4.9, 4.13 and 4.14(b)) , in which case, such representations and warranties shall have been true and correct in all material respects as of such earlier date).
     (b) No Event of Default. No Event of Default shall have occurred and be continuing on such date, before and after giving effect to the extensions of credit requested to be made on such date and the use of proceeds thereof.
     (c) No Pro Forma Default. No Default shall be continuing after giving effect to the extensions of credit requested to be made on such date and the use or proceeds thereof; provided that, if any Default has occurred and is continuing on such date prior to the application of such proceeds, the Company shall have identified such Default in the request for such extension of credit and shall have represented to the Administrative Agent in such request that the proceeds of such extension of credit shall be used to cure such Default prior to such Default becoming an Event of Default.
     (d) Borrowing Base Compliance. The Outstanding Amount of Borrowing Base Debt, after giving effect to the extensions of credit requested to be made on such date and the use of proceeds thereof, shall not exceed the Borrowing Base in effect as of such date.
     (e) No Subsidiary Borrower Bankruptcy Events. With respect to any Loan made to or Letter of Credit issued for the account of any Subsidiary Borrower, (i) such Subsidiary Borrower shall not have (A) commenced any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (B) made a general assignment for the benefit of its creditors; or (ii) there shall not be commenced against such Subsidiary Borrower any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days.
Each borrowing, or issuance of a Letter of Credit (or amendment thereto increasing the face amount thereof) hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing or the date of such issuance of a Letter of Credit, that the conditions contained in this Section 5.2 have been satisfied.
SECTION 6. AFFIRMATIVE COVENANTS
          The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit or Acceptance remains outstanding or any Loan, Reimbursement Obligations, interest or fee payable hereunder is owing to any Lender:
          6.1 Company Financial Statements. The Company shall deliver to the Administrative Agent, audited annual financial statements and unaudited quarterly financial statements of the Company within 15 days after the Company is required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (or, if the Company is not required to file annual financial statements or unaudited quarterly financial statements with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, then within 15 days after the Company would be required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if it had a security listed and registered on a national securities exchange); provided, that the foregoing time period shall automatically be extended to the earlier of (a) the date that is five days prior to the date of the occurrence of any “event of default” (or any comparable term) under any of the Existing Notes as a result of the failure by the Company to provide annual or quarterly financial statements to the extent required under the related Existing Notes Indenture and (b) in the case of audited annual financial statements, within 240 days after the end of the Company’s fiscal year, and in the case of unaudited quarterly financial statements, within 220 days after the end of each of the first three quarterly periods of each fiscal year; provided, further, that the such financial statements shall be deemed to be delivered upon the filing with the SEC of the Company’s Form 10-K or Form 10-Q for the relevant fiscal period.
          6.2 Subsidiary Financial Statements. The Company shall deliver (a) statutory audited consolidated annual financial statements for each of FMCC, Ford South Africa, Land Rover Holdings and Volvo, (b) statutory audited annual financial statements for each of Ford Argentina, Ford Canada, Grupo Ford, Ford Mexico and Land Rover and (c) during any period when the Capital Stock of any other Foreign Pledgee has an Eligible Value of greater than $0, the statutory audited annual financial statements for such Foreign Pledgee (commencing with the statements that have been used as the basis for such Eligible Value), in each case, promptly after the same become available; provided that, if any such financial statements are not delivered within 240 days after the end the fiscal year of the relevant Subsidiary, the Eligible Value of the Capital Stock of such Person (or, in the case of Grupo Ford, the Eligible Value of the Grupo Ford Intercompany Note) shall be deducted from the Borrowing Base until such statements have been delivered to the Administrative Agent but the failure to deliver such financial statements shall not otherwise constitute a Default or an Event of Default hereunder.

          6.3 Compliance and Borrowing Base Certificates. The Company shall deliver to the Administrative Agent:
     (a) concurrently with the delivery of any financial statements pursuant to Section 6.1, a Compliance Certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer’s knowledge, no Default or Event of Default has occurred and is continuing as of the date of such certificate, except as specified in such certificate, and (ii) unless the lesser of (1) the Total Available Revolving Commitment (including any unused commitment under any Incremental Revolving Facility or any Permitted Additional Senior Facility) and (2) the excess of (x) the Borrowing Base as of such date over (y) the Borrowing Base Debt at such date is equal to or greater than $4,000,000,000, containing a calculation of Available Liquidity as of the last day of the fiscal period covered by such financial statements;
     (b) not later than ten Business Days after the delivery of any financial statements pursuant to Section 6.1 (commencing with the delivery of financial statements of the Company for the second full fiscal quarter ended after the Closing Date), a Borrowing Base Certificate duly executed by a Responsible Officer setting forth a calculation of the Borrowing Base and the PDMP Ratio as of the end of the most recent fiscal quarter covered by such financial statements; provided, that, if the delivery of financial statements pursuant to Section 6.1 is delayed beyond 75 days from the end of the relevant fiscal year (in the case of annual statements) or 50 days from the end of the relevant fiscal quarter (in the case of quarterly statements), the Company shall use internal unaudited balance sheets and income statements as necessary to calculate the Borrowing Base and the Canadian Borrowing Base on an interim basis pending delivery of such financial statements and shall deliver an interim Borrowing Base Certificate based upon such Borrowing Base calculation to the Administrative Agent no later than such 75th or 50th day, as applicable (and in such case upon delivery of audited annual or definitive quarterly financial statements, the Company shall recalculate the Borrowing Base and the Canadian Borrowing Base using such audited or definitive financial statements, as the case may be, and provide a revised Borrowing Base Certificate within ten Business Days following such delivery).
          6.4 Maintenance of Business; Existence. The Company will continue to engage primarily in the automotive business and preserve, renew and keep in full force and effect its corporate existence and take all reasonable actions to maintain all rights necessary for the normal conduct of its business, except to the extent that failure to do so would not have a Material Adverse Effect
          6.5 Maintenance of Property; Insurance. The Company will, and will cause each Significant Guarantor to, maintain, as appropriate, with insurance companies that the Company believes (in the good faith judgment of the management of the Company) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in amounts (after giving effect to any self-insurance which the Company believes (in the good faith judgment of management of the Company) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Company believes (in the good faith judgment of the management of the Company) are reasonable in light of the size and nature of its business.
          6.6 Notices. Promptly upon a Responsible Officer of the Company becoming aware thereof, the Company will give notice to the Administrative Agent of the occurrence of any Default or Event of Default. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the relevant Subsidiary proposes to take with respect thereto.

          6.7 Additional Collateral, etc.. (a) Within 30 days after the formation or acquisition of any Additional Subsidiary Guarantor (or the making of a single investment or a series of related investments having a value (determined by reference to Net Book Value, in the case of an investment of assets) of $500,000,000 or more in the aggregate by the Company or a Subsidiary Guarantor, directly or indirectly, in a Domestic Subsidiary (other than an Excluded Subsidiary) that is not a Subsidiary Guarantor that results in such Domestic Subsidiary becoming an Additional Subsidiary Guarantor), the Company shall (or shall cause the relevant Subsidiary to) (i) execute and deliver to the Collateral Trustee such amendments or supplements to the Security Agreement as the Administrative Agent deems necessary to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected security interest in the Capital Stock of such Additional Subsidiary Guarantor (or Domestic Subsidiary receiving such investment(s)), (ii) deliver to the Collateral Trustee the certificates, if any, representing such Capital Stock (to the extent constituting “certificated securities” under the UCC), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and (iii) cause such Additional Subsidiary Guarantor (or Domestic Subsidiary receiving such investment(s)) (A) to become a party to the Security Agreement, the Guarantee and the Collateral Trust Agreement, (B) to take such actions as necessary to grant to the Collateral Trustee for the benefit of the Secured Parties a valid, perfected security interest in the Collateral described in the Security Agreement with respect to such Additional Subsidiary Guarantor (or Domestic Subsidiary receiving such investment(s)), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by law.
     (b) Within 30 days after the formation or acquisition any new Foreign Subsidiary the Capital Stock of which is owned directly by the Company or any Subsidiary Guarantor (other than the Capital Stock of any Excluded Subsidiary or any other Subsidiary to the extent the ownership interest in such Subsidiary has a Net Book Value of $500,000,000 or less), the Company shall (or shall cause the relevant Subsidiary to) promptly (i) execute and deliver to the Administrative Agent such amendments or supplements to the Security Agreement as the Collateral Trustee or the Administrative Agent deems necessary to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected security interest in a portion of the Capital Stock of such new Foreign Subsidiary that is owned by the Company or such Subsidiary Guarantor (provided that in no event shall more than 66% of the total outstanding Voting Stock of any such new Foreign Subsidiary be required to be so pledged unless the Company in its sole discretion otherwise agrees) and (ii) deliver to the Collateral Trustee the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or the relevant Subsidiary Guarantor, and take such other action as may be reasonably requested by the Collateral Trustee or the Administrative Agent in order to perfect the Collateral Trustee’s security interest therein (provided that in no event shall such actions require the execution or delivery of a pledge agreement or similar instrument governed by any law other than the laws of the State of New York).
     (c) The Company shall use its commercially reasonable efforts to (i) grant a security interest in the Capital Stock of any newly-formed or after-acquired joint venture (or a holding company parent thereof) owned directly by the Company or a Subsidiary Guarantor if the amount recorded by the Company or such Subsidiary Guarantor as its investment in such joint venture exceeds $250,000,000 and (ii) in the case of any domestic joint venture in which the Company directly or indirectly owns at least 80% of the voting or economic interest, to cause such joint venture to become a Subsidiary Guarantor (in each case, it being understood that such efforts shall not require any economic or other significant concession with respect the terms of such joint venture arrangements).

     (d) Within 60 days of the occurrence thereof, the Company will notify the Collateral Trustee and the Administrative Agent of any changes to the name, jurisdiction of incorporation or legal form of the Company or any Subsidiary Guarantor.
     (e) The Company shall use reasonable efforts to deliver to the Administrative Agent no later than 180 days from the Closing Date (i) a pledge agreement in favor of the Collateral Trustee with respect to the Capital Stock of Volvo and Grupo Ford described on Schedule 4.13 governed by the law of the jurisdiction where such Person is domiciled and an opinion of local counsel as to perfection and enforceability thereof, in each case reasonably satisfactory to the Administrative Agent, (ii) a reliance letter addressed to the Administrative Agent and the Lenders in respect of an opinion of Blake, Cassels & Graydon LLP, Canadian counsel to the Company, in favor of the Company with respect to certain collateral securing obligations of Ford Canada under the Ford Canada Intercompany Note and the Ford Canada Intercompany Payable, in each case reasonably satisfactory to the Administrative Agent, (iii) a Mortgage with respect to each property listed on Schedule 1.1E under the heading “Post-Closing Date Mortgages,” executed and delivered by the owner of the Mortgaged Property covered thereby and (iv) for each Mortgaged Property and each property listed on Schedule 6.7(e) under the heading “Canadian Mortgages,” (A) either (1) lenders’ title insurance insuring the Collateral Trustee and satisfying the requirements of Schedule 6.7(e) hereof or (2) title reports and updated boundary surveys and (B) opinions of local counsel reasonably satisfactory to the Administrative Agent (the items in this clause (iv) and the foregoing clause (iii), the “Real Estate Deliverables” and, together with the items in the foregoing clauses (i) and (ii), collectively the “Post-Closing Deliverables”). If any of the Post-Closing Deliverables are not provided within such 180-day period (A) the Applicable Margin shall be increased by 0.25% until such time as all outstanding Post-Closing Deliverables are delivered and (B) the Borrowing Base will be reduced by the Eligible Value of the Capital Stock for which a Post-Closing Deliverable is outstanding or by the Eligible Value of the Eligible PDMP PP&E for which a Real Estate Deliverable is outstanding (it being understood that the failure to deliver any Post-Closing Deliverable shall not constitute a Default or an Event of Default).
     (f) The Company shall promptly take such steps as the Administrative Agent may reasonably request in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created in the Collateral. Notwithstanding anything to the contrary herein or in any other Loan Document, neither the Company nor any Subsidiary Guarantor shall be required to perfect the security interests granted by it in any Collateral by any means other than by (a) execution, delivery and recordation of a Mortgage, (b) filings pursuant to the Uniform Commercial Code of the relevant State(s) (including with respect to fixtures covered by any Mortgage) or equivalent filings under local jurisdictions to the extent required with respect to the pledge of the Capital Stock of any member of the Restricted Pledgee Group, (c) delivery to the Collateral Trustee to be held in its possession of each promissory note listed on Schedule 5.1(g), together with an undated endorsement for each such promissory note executed in blank by a duly authorized officer of the pledgor thereof, and, to the extent certificated and constituting “certificated securities” under the UCC, Capital Stock listed on Schedule 4.13 or required to be pledged pursuant to Section 6.7(a), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (d) delivery of each other promissory note or certificated Capital Stock and constituting “certificated securities” under the UCC constituting Collateral to the extent such promissory note evidences Indebtedness, or such Capital Stock has a Net Book Value, in excess of $250,000,000, together with an undated endorsement or stock power for each such promissory note or certificate, as applicable, executed in blank by a duly authorized officer of the pledgor thereof and (e) filing with the United States Patent and Trademark Office against trademarks listed on Schedule 1.1F.

     (g) At the request of the Company and notwithstanding Section 10.1(a), the Administrative Agent shall negotiate with the Company in good faith to amend Schedule 1.1B to include a Borrowing Base Amount calculation for any asset of the Company or any Subsidiary that does not have a Borrowing Base Amount at the time such asset becomes Collateral (including the Advance Percentage related thereto and any eligibility or other requirements the Administrative Agent deems reasonably necessary for a determination thereof consistent with the criteria used in determining Borrowing Base Amounts as of the Closing Date).
SECTION 7. NEGATIVE COVENANTS
          The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit or Acceptance remains outstanding or any Loan, Reimbursement Obligations, interest or fee payable hereunder is owing to any Lender:
          7.1 Borrowing Base . The Company shall not permit the Outstanding Amount of Borrowing Base Debt at any time to exceed the Borrowing Base in effect at such time for any period of five consecutive Business Days.
          7.2 Available Liquidity. The Company shall not permit Available Liquidity to be less than $4,000,000,000 at any time.
          7.3 Liens. Prior to the Collateral Release Date, the Company will not, nor will it permit any Subsidiary Guarantor to, create, incur, assume or suffer to exist any Lien upon any of the Collateral except Permitted Liens.
          7.4 Restricted Group Debt. Prior to the Collateral Release Date, none of Volvo, any of its Subsidiaries or any member of the Restricted Pledgee Group will incur Indebtedness or provide a Material Guarantee, except:
     (a) Indebtedness of the type described in clause (g) of the definition of Permitted Liens;
     (b) Indebtedness incurred under working capital facilities entered into in the ordinary course of business;
     (c) Indebtedness owing to the Company or any Subsidiary; provided that any such Indebtedness owing to a Subsidiary that is not a Subsidiary Guarantor shall be subordinated in right of payment to any Indebtedness owing by Volvo or any of its Subsidiaries or such member of the Restricted Pledgee Group to the Company or any Subsidiary Guarantor;
     (d) Indebtedness consisting of subsidized loans made, or guaranteed, by a governmental or quasi-governmental entity (including any international organization or agency);
     (e) Indebtedness outstanding as of the Closing Date and any Permitted Refinancing thereof;
     (f) in the case of any member of the Restricted Pledgee Group, any additional Indebtedness; provided that (i) the Borrowing Base Coverage Ratio after giving pro forma effect to the incurrence and application of proceeds thereof is at least 1.15 to 1.00 and (ii) any dividends received by the Company from the proceeds of any such Indebtedness in excess of $250,000,000 are reinvested in the Company’s business within 15 months or, to the extent not so reinvested, are applied as a Mandatory Prepayment pursuant to Section 2.18(a) (together with any applicable prepayment premium provided in Section 2.24(b)); and
     (g) in the case of Volvo and its Subsidiaries, additional Material Guarantees and Indebtedness in an Outstanding Amount with respect to all such Material Guarantees and Indebtedness not to exceed $1,000,000,000 at any time;
provided, in each case, that the Outstanding Amount of such Indebtedness or Material Guarantees shall reduce the Eligible Value (but not below zero) of the Capital Stock or intercompany notes of such Person that constitute Collateral as provided in Schedule 1.1B.
          7.5 Asset Sale Restrictions.
     (a) Receivables and Inventory. The Company shall not, and shall not permit any Subsidiary Guarantor to, Dispose of any receivables or inventory included in the Borrowing Base, except in the ordinary course of business.
     (b) Non-Core Assets. The Company shall not, nor shall it permit any Subsidiary to (i) Dispose of all or any portion of the Capital Stock (including by way of merger), or all or substantially all of the assets, of Jaguar, Land Rover, Aston Martin, Automotive Components Holdings, and/or Automobile Protection Corp., or Dispose of the Jaguar Trade Name or Land Rover Trade Name, unless in each case, the Net Cash Proceeds thereof are reinvested in the business of the Company within 15 months of such Disposition or, to the extent not so reinvested, are applied as a Mandatory Prepayment pursuant to Section 2.18(a); provided that if Land Rover is not Disposed of with Jaguar in an integrated transaction, the Disposition of all or any portion of the Capital Stock (including by way of merger) or all or substantially all the assets of Land Rover shall only be permitted if the Borrowing Base Coverage Ratio, after giving pro forma effect to such Disposition and the application of the proceeds thereof, is at least 1.25 to 1.00 or (ii) Dispose of the Land Rover Trade Name except in connection with a Disposition of Land Rover pursuant to clause (i).
     (c) Volvo. The Company shall not, nor shall it permit any Subsidiary to, Dispose of (i) all or any portion of the Capital Stock (including by way of merger) or to Dispose of (other than in the ordinary course of business or to another Subsidiary or the Company) more than 20% of the then Consolidated Total Assets of Volvo (initially determined based upon the audited financial statements of Volvo for the fiscal year ending December 31, 2005 and, commencing with the delivery of financial statements of Volvo delivered pursuant to Section 6.2, based upon the most recent consolidated balance sheet of Volvo contained therein) in a single transaction or a series of related transactions, unless (A) after giving pro forma effect to such Disposition and the application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.25 to 1.00, (B) the greater of (1) 50% of the Net Cash Proceeds thereof and (2) the amount of such proceeds necessary so that, after giving pro forma effect to such Disposition and application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.25 to 1.00, are applied as a Mandatory Prepayment pursuant to Section 2.18(a) and (C) the remaining Net Cash Proceeds of such Disposition are reinvested in the business of the Company within 15 months of such Disposition or, to the extent not so reinvested, are applied as Mandatory Prepayment pursuant to Section 2.18(a) or (ii) the Volvo Trade Name except in connection with a Disposition of all or substantially all of the Capital Stock or assets of Volvo.
     (d) Ford Motor Credit. The Company shall not permit any Disposition or issuance of the Capital Stock of FMCC that results in the Company owning, directly or indirectly, less than

49% of the outstanding Capital Stock of FMCC. The Company shall not permit any other Disposition or issuance of the Capital Stock of FMCC unless (i) in the case of a primary offering of Capital Stock of FMCC, the Net Cash Proceeds of such Disposition are reinvested in the business of FMCC within 15 months of such Disposition or, to the extent not so reinvested, are applied as a Mandatory Prepayment pursuant to Section 2.18(a) and (ii) in the case of a Disposition of the Capital Stock of FMCC by the Company or any Subsidiary thereof, the Net Cash Proceeds thereof in an amount equal to the product of the Eligible Value of such Capital Stock constituting Eligible FMCC Pledged Equity and the Advance Percentage therefor as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent are applied as a Mandatory Prepayment pursuant to Section 2.18(a).
     (e) Ford Global Technologies. The Company shall not permit the Disposition of all or any portion of the Capital Stock (including by way of merger), or all or substantially all of the assets, of Ford Global Technologies, LLC, except pursuant to Section 7.7(b)(i).
     (f) Principal Trade Names. The Company shall not Dispose of any Principal Trade Name.
     (g) Other Principal Trade Names. The Company shall not Dispose of any Other Principal Trade Name unless (i) after giving pro forma effect to such Disposition and the application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.00 to 1.00 and (ii) the greater of (A) 50% of the Net Cash Proceeds thereof and (B) the amount of such proceeds necessary so that, after giving pro forma effect to such Disposition and application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.00 to 1.00, are applied as a Mandatory Prepayment pursuant to Section 2.18(a).
     (h) Material PDMP. The Company shall not, nor shall it permit, any Subsidiary Guarantor to Dispose of any PDMP having a Net Book Value in excess of $250,000,000 in a single transaction or a series of related transactions unless (i) after giving pro forma effect to such Disposition and the application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.00 to 1.00 and (ii) the Eligible Value of the Eligible PDMP PP&E is reduced as provided in Schedule 1.1B.
     (i) Other Material Assets. The Company shall not, nor shall it permit any Subsidiary Guarantor to Dispose of any other Collateral not otherwise covered in paragraphs (a) through (h) above (other than in the ordinary course of business) having a Net Book Value equal to or greater than $500,000,000 in a single transaction or a series of related transactions unless (i) after giving pro forma effect to such Disposition and the application of proceeds therefrom, the Borrowing Base Coverage Ratio is at least 1.15 to 1.00 and (ii) Net Cash Proceeds thereof are reinvested in the business of the Company within 15 months of such Disposition or, if not so reinvested, are applied as a Mandatory Prepayment pursuant to Section 2.18(a).
Notwithstanding anything in this Section 7.5 to the contrary, (A) any Disposition described in paragraphs (b), (c), (g), (h) or (i) above shall be permitted if (1) 100% of the Net Cash Proceeds of such Disposition are applied as a Mandatory Prepayment pursuant to Section 2.18(a) and (2) at least 75% of the consideration for such Disposition is in the form of cash or cash equivalents and (B) any Disposition described in this Section 7.5 shall be permitted if such Disposition is to the Company, any Subsidiary Guarantor or, in the case of paragraph (b), any wholly-owned Subsidiary of the Company. In addition it is understood that the Company and its Subsidiaries may otherwise Dispose of their assets except to the extent expressly restricted pursuant to this Section 7.5 and Sections 7.7 and 7.9.

          7.6 Restricted Payments. The Company will not (i) pay any dividend (other than dividends payable solely in stock of the Company) on, or redeem, retire or purchase, for cash consideration, its common stock (including any Class B stock, “Common Stock”), (ii) optionally prepay, repurchase, redeem or otherwise optionally satisfy or defease with cash or cash equivalents any Material Unsecured Indebtedness or any Permitted Second Lien Debt and (iii) so long as any Term Loans (or any secured refinancing thereof) are outstanding, make any cash payments to holders of convertible debt securities with respect to the conversion value of any convertible debt securities upon the conversion thereof (any such payment referred to in clauses (i), (ii) and (iii), a “Restricted Payment”), other than:
     (a) repurchases of shares of Common Stock upon the exercise of stock options or warrants for such Common Stock;
     (b) repurchases of shares of Common Stock from officers, directors and employees or any executive or employee savings or compensation plans;
     (c) derivatives or forward purchase agreements entered into to hedge obligations to repurchase Capital Stock under paragraphs (a) and (b) of this Section 7.6 or in connection with the issuance of convertible debt securities;
     (d) any Permitted Refinancing of Material Unsecured Indebtedness or any Permitted Second Lien Debt; provided that a certificate of a Responsible Officer of the Company is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement and such terms and conditions shall be deemed to satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
     (e) any Restricted Payments constituting redemption or other prepayment of Material Unsecured Indebtedness having a scheduled final maturity prior to the Term Loan Maturity Date; provided that such redemption or prepayment occurs no earlier than the date that is six months prior to such scheduled final maturity;
     (f) additional Restricted Payments in an aggregate amount not to exceed $250,000,000 during any fiscal year and $500,000,000 in the aggregate;
     (g) additional redemptions or prepayments of Material Unsecured Indebtedness or Permitted Second Lien Debt in an aggregate amount not to exceed $250,000,000 during any fiscal year and $500,000,000 in the aggregate; and
     (h) additional Restricted Payments at any time after January 1, 2010 in an amount not to exceed the Cumulative Growth Amount at such time.
     7.7 Fundamental Changes.
     (a) The Company will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person unless no Default or Event of Default is continuing after giving effect to such transaction and (i) it shall be the continuing entity or (ii) (A) the Person formed by or surviving such merger or consolidation shall be an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia that expressly assumes all the obligations of the Company under the Loan Documents pursuant to a supplement or amendment to this Agreement and each other Loan Document reasonably satisfactory to the Administrative Agent, (B) each Subsidiary Guarantor reaffirms its obligations under the Loan Documents and (C) the Administrative Agent shall have received an opinion of counsel reasonably satisfactory to the Administrative Agent and consistent with the opinions delivered on the Closing Date with respect to the Company.
     (b) No Significant Guarantor shall merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person unless (i) a the Company or another Subsidiary Guarantor shall be the continuing entity or shall be the transferee of such assets or (ii) in connection with an asset sale permitted by Section 7.5.
          7.8 Negative Pledge. The Company will not itself, and will not permit any Manufacturing Subsidiary to, incur, issue, assume, guarantee or suffer to exist any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being herein called “Debt”), secured by pledge of, or mortgage or lien on, any Principal Domestic Manufacturing Property of the Company or any Manufacturing Subsidiary, or any shares of stock of or Debt of any Manufacturing Subsidiary (such mortgages, pledges and liens being hereinafter called “Pledge” or “Pledges”), without effectively providing that the Obligations (together with, if the Company shall so determine, any other Debt of the Company or of such Manufacturing Subsidiary then existing or thereafter created ranking equally with the Obligations) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt so secured plus all Attributable Debt of the Company and its Manufacturing Subsidiaries in respect of Sale and Leaseback Transactions would not exceed 5% of the Consolidated Net Tangible Automotive Assets; provided, however, that this Section 7.8 shall not apply to Debt secured by:
     (a) Pledges of property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;
     (b) Pledges in favor of the Company or any Manufacturing Subsidiary;
     (c) Pledges in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;
     (d) Pledges of property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or to secure any Debt incurred prior to, at the time of, or within 60 days after, the acquisition of such property or shares or Debt for the purpose of financing all or any part of the purchase price thereof; and
     (e) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Pledge referred to in the foregoing clauses (a) to (d), inclusive; provided, however, that such extension, renewal or replacement Pledge shall be limited to all or a part of the same property, shares of stock or Debt that secured the Pledge extended, renewed or replaced (plus improvements on such property).
          7.9 Sales and Leasebacks. The Company will not itself, and it will not permit any Manufacturing Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Manufacturing Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Manufacturing Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Manufacturing Property which has been or is to be sold or transferred by the Company or such Manufacturing Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Manufacturing Property (herein referred to as a “Sale and Leaseback Transaction”) unless either:
     (a) the Company or such Manufacturing Subsidiary could create Debt secured by a Mortgage pursuant to Section 7.8 on the Principal Domestic Manufacturing Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Obligations; or
     (b) the Company, within 120 days after the sale or transfer shall have been made by the Company or by a Manufacturing Subsidiary, applies an amount equal to the greater of:
     (i) the net proceeds of the sale of the Principal Domestic Manufacturing Property leased pursuant to such arrangement; or
     (ii) the fair market value of the Principal Domestic Manufacturing Property so leased at the time of entering into such arrangement (as determined by any two of the following: the Chairman of the Board of the Company, its President, any Executive Vice President of the Company, any Group Vice President of the Company, any Vice President of the Company, its Treasurer or its Controller);
to the retirement of Funded Debt of the Company; provided, however, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by the principal amount of Funded Debt voluntarily retired by the Company within 120 days after such sale.
SECTION 8. EVENTS OF DEFAULT
     If any of the following events shall occur and be continuing:
     (a) the Company (or the relevant Subsidiary Borrower) shall fail to pay (i) any principal of any Loan, any Acceptance Obligation or any Acceptance Equivalent Loan when due, (ii) any interest, facility fee, Letter of Credit Fee, Acceptance Fee or any Reimbursement Obligation hereunder for a period of five Business Days after the same becomes due and payable or (iii) any other amount due and payable under any Loan Document for 30 days after receipt of notice of such failure by the Company from the Administrative Agent (other than, in the case of amounts in this clause (iii), any such amount being disputed by the Company in good faith); or
     (b) any representation or warranty made or deemed made by the Company in any Loan Document or any certified statement furnished by the Company (including any Borrowing Base Certificate), shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or
     (c) the Company or any Significant Guarantor shall default in the observance or performance of (i) its agreements in Section 6.1, (ii) its agreements in Section 7.1 or Section 7.2 for a period of 20 consecutive days or (iii) any other agreement contained in this Agreement or any other Loan Document and, with respect to clause (iii) only, such default shall continue unremedied for a period of 30 days after notice thereof to the Company from the Administrative Agent; or

     (d) the Company or any Significant Guarantor shall (i) default in making any payment of any principal of any Indebtedness or any Guarantee Obligation in respect of Indebtedness beyond the period of grace, if any; or (ii) default in making any payment of any interest on any such Indebtedness or Guarantee Obligation, in each case beyond the period of grace, if any; provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (d) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) or (ii) of this paragraph (d) shall have occurred and be continuing with respect to Indebtedness or any such Guaranty Obligation the aggregate outstanding principal amount of which exceeds $1,000,000,000; or
     (e) any Permitted Additional Notes, any Permitted Additional Senior Facilities, any Permitted Second Lien Debt or any other Indebtedness issued or guaranteed by the Company or any Significant Guarantor with an aggregate outstanding principal amount of $1,000,000,000 or more shall have been accelerated by the holders thereof as a result of a default thereunder; or
     (f) (i) the Company, any Significant Guarantor, FMCC, a Volvo Group Member or Ford Canada shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (B) make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company, any Significant Guarantor, FMCC, a Volvo Group Member or Ford Canada any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or
     (g) (i) any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period has been sought and rejected under Section 412 of the Code; (ii) any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA; (iii) the PBGC shall have terminated a Plan or appointed a trustee to administer any Plan; (iv) any Plan shall have an accumulated funding deficiency which has not been waived; or (v) the Company or any Commonly Controlled Entity has incurred a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code; and (b) any of the foregoing has had a Material Adverse Effect; or
     (h) one or more judgments or decrees shall be entered in the United States against the Company or any Significant Guarantor that is not vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days, and involves a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of either (a) $100,000,000 or more, in the case of any single judgment or decree or (b) $200,000,000 or more in the aggregate; or
     (i) the Collateral Trust Agreement or any Security Document shall cease to be in full force and effect, or any Lien thereunder shall cease to be enforceable and perfected (other than pursuant to the terms hereof or any other Loan Document or as a result of acts or omissions by either Agent or any Lender), with respect to Collateral with a Net Book Value in excess of $250,000,000; provided that the foregoing Event of Default shall only be applicable if the

Borrowing Base Coverage Ratio (calculated on a pro forma basis assuming such Collateral is not in the Borrowing Base) is less than 1.25 to 1.00; or
     (j) the guarantee of any Significant Guarantor or of the Company contained in the Guarantee shall cease to be in full force and effect; or
     (k) the occurrence of a Change of Control;
then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans and Acceptances (with accrued interest thereon) and all other amounts owing to the Lenders under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans and Acceptances (with accrued interest thereon) and all other amounts owing to the Lenders under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Company or the relevant Subsidiary Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit (calculated, in the case of Letters of Credit denominated in Optional Currencies, at the Dollar Equivalent thereof on the date of acceleration). Subject to the Collateral Trust Agreement, amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company and any Subsidiary Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company and any Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company or such Subsidiary Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Company and each Subsidiary Borrower.
          Whenever the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall have become immediately due and payable in accordance with clause (A) or clause (B) above, the Administrative Agent shall forthwith deliver a Notice of Acceleration to the Collateral Trustee; provided that, by written notice to the Company and the Administrative Agent, the Required Lenders may, for such periods and/or subject to such conditions as may be specified in such notice, withdraw any declaration of acceleration effected in accordance with clause (B) above. If a declaration of acceleration in accordance with clause (B) immediately preceding shall have been withdrawn in accordance with the proviso to the immediately preceding sentence, the Administrative Agent shall forthwith deliver to the Collateral Trustee a notice of cancellation of the respective Notice of Acceleration theretofore delivered to the Collateral Trustee.

          Whenever the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall have become immediately due and payable in accordance with clause (A) or clause (B) above, each Specified Currency Loan shall be converted automatically into Dollars at the Exchange Rate in effect on date the Loans shall become so due and payable; provided, further that any Specified Currency Loan held by any Lender that is not paid in full on the Revolving Termination Date for such Lender shall be converted automatically into Dollars at the Exchange Rate in effect on such Revolving Termination Date.
SECTION 9. THE AGENTS
          9.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
     (b) The Administrative Agent and each Lender hereby irrevocably designates and appoints the Collateral Trustee as its agent under the Collateral Trust Agreement and the other Loan Documents, and irrevocably authorizes the Collateral Trustee, in such capacity, to (i) take such action on its behalf under the provisions of the Collateral Trust Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of the Collateral Trust Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (ii) enter into any and all Security Documents and the Collateral Trust Agreement and such other documents and instruments as shall be necessary to give effect to (A) the ranking and priority of Indebtedness and other extensions of credit and obligations contemplated by the Collateral Trust Agreement, (B) the security interests in the Collateral purported to be created by the Security Documents and (C) the other terms and conditions of the Collateral Trust Agreement. Each Lender further hereby agrees to be bound by the terms of the Collateral Trust Agreement to the same extent as if it were a party thereto and authorizes the Administrative Agent to enter into the Collateral Trust Agreement on its behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Trustee shall not have any duties or responsibilities, except those expressly set forth in herein, in the Collateral Trust Agreement or in any other Loan Document to which it is a party, or any fiduciary relationship with the Administrative Agent or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Collateral Trust Agreement or any other Loan Document or otherwise exist against the Collateral Trustee.
          9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
          9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, e-mail, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
          9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans and other extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
          9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Company or any Subsidiary Borrower and without limiting the obligation of the Company or any Subsidiary Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
          9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, any Letter of Credit issued or participated in by it and any other extension of credit made by it hereunder, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
          9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Company shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders and with the consent of the Company (such consent not to be unreasonably withheld and, which consent, shall not be required if an Event of Default under Section 8(a) or Section 8(f) with respect to the Company shall have occurred and be continuing), appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
          9.10 Bookrunners, Lead Arrangers, Documentation Agents and Syndication Agents. None of the Syndication Agents or any of the bookrunners, lead arrangers, documentation agents or the agent identified on the cover page to this Agreement shall have any duties or responsibilities under this Agreement and the other Loan Documents in their respective capacities as such.
SECTION 10. MISCELLANEOUS
          10.1 Amendments and Waivers. (a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1 or as otherwise expressly provided herein. The Required Lenders and the Company (on its own behalf and as agent on behalf of any other Loan Party party to the relevant Loan Document) may, or, with the written consent of the Required Lenders, the Administrative Agent and the Company (on its own behalf and as agent on behalf of any Loan Party party to the relevant Loan Document ) may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
     (A) forgive or reduce any principal amount or extend the final scheduled date of maturity of any Loan, Acceptance or any Reimbursement Obligation or extend the scheduled date of any amortization payment in respect of any Term Loan (for the purpose of clarity each of the foregoing not to include any waiver of a mandatory prepayment), reduce the stated rate of any interest, fee or prepayment premium payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates), or extend the scheduled date of any payment thereof, change the relative rights of the Secured Parties under the Collateral Trust Agreement in respect of payments or Collateral, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly and adversely affected thereby;

     (B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender;
     (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by or release of the Company of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee or the Security Agreement (except as otherwise provided in the Loan Documents), in each case without the written consent of all Lenders;
     (D) effect any amendment, modification or waiver that by its terms adversely affects the rights in respect of payment or Collateral of Lenders under any Revolving Facility differently from Lenders under any other Revolving Facility without the written consent of the Majority Facility Lenders in respect of each Revolving Facility adversely affected thereby;
     (E) effect any amendment, modification or waiver that by its terms adversely affects the rights in respect of payment or Collateral of Lenders under the Revolving Facilities differently from Lenders under the Term Facility (or vice versa) without the written consent of the Majority Revolving Lenders (or the Majority Facility Lenders under the Term Facility, as applicable);
     (F) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility or reduce the percentage specified in the definition of Majority Revolving Lenders without the written consent of all Revolving Lenders;
     (G) after the Closing Date, amend, modify or waive any provision of Section 5.2 without the written consent of the Majority Revolving Lenders,
     (H) amend, modify or waive any provision of Section 9 in a manner adverse to the Administrative Agent without the written consent of the Administrative Agent;
     (I) amend, modify or waive any provision of Section 9 in a manner adverse to the Collateral Trustee without the written consent of the Collateral Trustee;
     (J) amend, modify or waive any provision of Section 2.11, 2.12 or 2.13 without the written consent of each Swingline Lender;
     (K) amend, modify or waive any provision of Section 3 without the written consent of each Issuing Lender; or
     (L) amend, modify or waive any provision of Section 2.18(a) or the definition of Mandatory Prepayment in a manner that adversely affects the rights of the Term Lenders without the written consent of the Majority Facility Lenders under the Term Facility;
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     (b) Notwithstanding the foregoing paragraph (a), without the consent of the Required Lenders, but subject to any consent required by paragraphs (A) through (K) above, (i) the terms of any Facility may be amended, modified or waived in any manner that does not adversely affect the rights or obligations of Lenders under any other Facility with the written consent of the Majority Facility Lenders in respect of such Facility and (ii) the Administrative Agent and the Company may amend, modify or supplement any provision of this Agreement or any other Loan Document (with, to the extent applicable, the consent of the Collateral Trustee) to (A) cure any ambiguity, omission, defect or inconsistency so long as such amendment, modification or supplement does not adversely affect the rights or obligations of any Lender or Issuing Lender, (B) provide additional Collateral for the Obligations and (c) to permit additional affiliates of the Company to guarantee the Obligations and/or provide Collateral therefor.
     (c) Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Company and each of the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all outstanding Term Loans (“Replaced Term Loan”) with one or more replacement term loan tranches hereunder (each, a “Replacement Term Loans”), provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (ii) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Replaced Term Loans at the time of such refinancing and (iii) the Company shall have paid to the holders of the Replaced Term Loans the prepayment premium, if any, that would be applicable at the date of such refinancing, replacement or modification if such Lender had received a prepayment on such date pursuant to Section 2.17.
     (d) In addition, notwithstanding the foregoing, this Agreement may be amended after the Closing Date without consent of the Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:
          (i) to designate (w) any Domestic Subsidiary of the Company as a Domestic Subsidiary Borrower, (x) any Subsidiary of the Company organized under the laws of Canada or any province or territory thereof as a Canadian Borrower, (y) any Foreign Subsidiary organized or domiciled under the laws of the United Kingdom, Sweden or Germany as a Foreign Subsidiary Borrower under the Multicurrency Revolving Facility and (z) any other Foreign Subsidiary of the Company as a Foreign Subsidiary Borrower under a New Local Facility or any Incremental Revolving Facility upon (A) ten Business Days prior notice to the Administrative Agent (such notice to contain the name, primary business address and taxpayer identification number of such Subsidiary), (B) the execution and delivery by the Company, such Subsidiary and the Administrative Agent of a Joinder Agreement, substantially in the form of Exhibit R (each, a “Joinder Agreement”), providing for such Subsidiary to become a Subsidiary Borrower, (C) the agreement and acknowledgment by the Company and each other Subsidiary Guarantor that the Guarantee and the Security Agreement cover the Obligations of such Subsidiary, (D) the delivery to the Administrative Agent of corporate or other applicable resolutions, other corporate or other applicable documents, certificates and legal opinions in respect of such Subsidiary reasonably equivalent to comparable documents delivered on the Closing Date and (E) the delivery to the Administrative Agent of any documentation or other information reasonably requested by the Administrative Agent and necessary to satisfy obligations of the Lenders described in Section 10.18 or any applicable “know your customer” or other anti-money laundering Requirement of Law; and

          (ii) to remove any Subsidiary as a Subsidiary Borrower upon (A) execution and delivery by the Company to the Administrative Agent of a written notification to such effect, (B) repayment in full of all Loans made to such Subsidiary Borrower, (C) repayment in full of all other amounts owing by such Subsidiary Borrower under this Agreement and the other Loan Documents and (D) the deposit in a cash collateral account opened by the Administrative Agent of an amount equal to 105% of the aggregate then undrawn and unexpired amount of all Letters of Credit issued for the account of such Subsidiary Borrower (calculated, in the case of Letters of Credit denominated in Optional Currencies, at the Dollar Equivalent thereof on the date of removal) (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement).
          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or electronic transmission, when received, addressed as follows in the case of the Company and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Company:	Ford Motor Company
One American Road
Dearborn, MI 48126
Attention: Treasurer
Telecopy: 313-322-3359
Telephone: 313-322-3533

with a copy to:	Ford Motor Company
One American Road
Dearborn, MI 48126
Attention: Secretary

Telecopy: 313-248-8713
Telephone: 313-323-2130

Administrative Agent for all	JPMorgan Chase Bank, N.A.
notices:	Loan & Agency Services
1111 Fannin Street, 10th Floor
Houston, TX 77002
Attention: Omar E. Jones
Telecopy: 713-750-2938
Telephone: 713-750-7912

with a copy to:	JPMorgan Chase Bank, N.A.
270 Park Avenue, 15th Floor
New York, NY 10017
Attention: Vilma Francis
Telecopy: 212-270-4016
Telephone: 212-270-5484

with a further copy to:	Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Daniel S. Dokos
Telecopy: (212) 310-8007
Telephone: (212) 310-8576

Administrative Agent for notices	JPMorgan Chase Bank, N.A.
with respect to the Multicurrency	125 London Wall, 9th Floor
Revolving Facility:	London EC2Y 5AJ
United Kingdom
Attention: Steve Clarke
Fax: 44 20 7777 2360
Telephone: 44 20 7325 5424

Administrative Agent for notices	JPMorgan Chase Bank, N.A.
with respect to the Canadian	200 Bay Street, Suite 1800
Revolving Facility:	Royal Bank Plaza, South Tower
Toronto, Ontario, Canada M5J 2J2
Attention: Drew McDonald
Telephone: (416) 981-9143
Facsimile: (416) 981-9138
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 or 3 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
          10.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, the syndication of the Facilities, the consummation and administration of the transactions contemplated hereby and thereby and any amendment or waiver with respect thereto, including, without limitation, (i) the reasonable fees and disbursements of Weil, Gotshal & Manges LLP and one local counsel in each relevant jurisdiction (which, for the avoidance of doubt, may include Canada, Sweden, Mexico, each jurisdiction where a Mortgaged Property is located and, without duplication, each other jurisdiction where a Subsidiary Borrower is organized) to be shared by the Administrative Agent and the Collateral Trustee, (ii) filing and recording fees and expenses and (iii) the charges of Intralinks, (b) to pay or reimburse the Administrative Agent and the Collateral Trustee for all their reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents, including the reasonable fees and disbursements of one primary counsel to the Administrative Agent, which counsel shall act on behalf of all Lenders (and if necessary or advisable one local counsel in each relevant jurisdiction (which, for the avoidance of doubt, may include Canada, Sweden, Mexico, each jurisdiction where a Mortgaged Property is located and, without duplication, each other jurisdiction where a Subsidiary Borrower is organized) to be shared by the Administrative Agent and the Collateral Trustee) and, in the event of any conflict of interest, if necessary or advisable one additional local counsel in each relevant jurisdiction to the Collateral Trustee and one additional primary counsel (and if necessary or advisable one local counsel in each relevant jurisdiction) to represent all Lenders (other than the Administrative Agent), (c) to pay, indemnify or reimburse each Lender, each Issuing Lender and the Administrative Agent for, and hold each Lender, each Issuing Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Issuing Lender, the Administrative Agent, their respective affiliates, and their respective officers, directors, partners, employees, advisors, agents, controlling persons and trustees (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than with respect to taxes not specifically provided for herein, which shall be governed exclusively by Section 2.26 or with respect to the costs, losses or expenses which are of the type covered by Section 2.25 or Section 2.27) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of its Subsidiaries or any of the Mortgaged Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Company shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence or willful misconduct of, or material breach of the Loan Documents by, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, advisors, agents, controlling persons or trustees. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee unless the same shall have resulted from the gross negligence or willful misconduct of, or material breach of the Loan Documents by, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, advisors, agents, controlling persons or trustees. All amounts due under this Section 10.5 shall be payable not later than 30 Business Days after the party to whom such amount is owed has provided a statement or invoice therefor, setting forth in reasonable detail, the amount due and the relevant provision of this Section 10.5 under which such amount is payable by the Company. For purposes of the preceding sentence, it is understood and agreed that the Company may ask for reasonable supporting documentation to support any request to reimburse or pay out of pocket expenses, legal fees and disbursements and that the grace period to pay any such amounts shall not commence until such supporting documentation has been received by the Company. Statements payable by the Company pursuant to this Section 10.5 shall be submitted the Company at the address of the Company set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Company in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.
          10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) other than pursuant to Section 7.7, neither the Company nor any Subsidiary Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company or any Subsidiary Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.
     (a) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and/or Acceptances at the time owing to it) with the prior written consent (in each case, not to be unreasonably withheld or delayed) of:
     (A) with respect to any Revolving Facility:
(1)	the Company;

(2)	the Administrative Agent;

(3)	each Material Issuing Lender at such time; and

(4)	each Material Swingline Lender at such time;
provided, that none of the foregoing consents in relation to any Revolving Facility shall be required for an assignment to a Revolving Lender or, in the case of the Company only, if an Event of Default under Section 8(a) or (f) has occurred and is continuing. Notwithstanding the proviso in the previous sentence, in no event shall a Qualifying Canadian Lender be entitled to assign its interest to any Person who is not a Qualifying Canadian Lender unless an Event of Default under Section 8(a) or (f) has occurred and is continuing.
     (B) with respect to any Term Loan:
(1)	the Company; and

(2)	the Administrative Agent;

provided, that none of the foregoing consents in relation to any Term Loan shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund of a Lender or, in the case of the Company only, if an Event of Default under Section 8(a) or (f) has occurred and is continuing.
          (ii) Assignments shall be subject to the following additional conditions:
     (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than, in the case of a Revolving Facility, $10,000,000 or, in the case of the Term Facility, $1,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that (1) no such consent of the Company shall be required if an Event of Default under Section 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;
     (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
     (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.
          For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.25, 2.26, 2.27 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
          (iv) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of and interest on the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice. The portion of the Register that reflects the Revolving Facilities shall be available for inspection by any Issuing Lender and any Swingline Lender at any reasonable time and from time to time upon reasonable prior notice.
          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
     (c) (i) Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and/or Acceptances owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Company, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) no later than January 31 of each year, such Lender shall provide the Company with a written description of each participation of Loans, Acceptances and/or Commitments by such Lender during the prior year (it being understood that any failure to provide notice shall not render the participation invalid) and (E) if the Lender is a Canadian Revolving Lender, such Lender shall promptly (and, in any event, within one Business Day) provide the Company with information concerning any participation sold to a Person who is not a Qualifying Canadian Lender to allow the Canadian Borrowers to comply with their obligations to withhold and remit Canadian withholding tax. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1(a) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.25, 2.26 and 2.27 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, and subject to paragraph (c)(ii) of this Section, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Notwithstanding anything to the contrary contained in this Section 10.6(c), in no event shall a Qualifying Canadian Lender be entitled to sell any participation in its interest in the Commitments or the Loans to any Person who is not a Qualifying Canadian Lender unless an Event of Default under Section 8(a) or (f) has occurred and is continuing. Notwithstanding anything to the contrary in this Section 10.6, each Lender (that is not a Qualifying Canadian Lender) shall have the right to sell one or more participations in all or any part of its Loans, Commitments or other Obligations to one or more lenders or other Persons that provide financing to such Lender in the form of sales and repurchases of participations without having to satisfy the foregoing requirements.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.25 or 2.26 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to receive any funds directly from the Company in respect of Sections 2.25, 2.26, 2.27 or 10.7 unless such Participant shall have provided to Administrative Agent, acting for this purpose as an agent of the Company, such information as is required to be recorded in the Register pursuant to paragraph (b)(iv) above as if such Participant were a Lender. Any Participant shall not be entitled to the benefits of Section 2.26 unless such Participant complies with Section 2.26(d) and (e) as though it were a Lender.
     (d) Any Lender may, without the consent of the Company or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
     (e) The Company, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
     (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Company or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of the Company, each Subsidiary Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
          10.7 Adjustments; Set-off; Revolver Allocation. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash in Dollars from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company or any Subsidiary Borrower, any such notice being expressly waived by the Company and each Subsidiary Borrower to the extent permitted by applicable law, upon all amounts owing hereunder becoming due and payable (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company or such Subsidiary Borrower, as the case may be. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.
     (c) In the case of the Revolving Lenders, at any time when a Notice of Acceleration is in effect, notwithstanding anything to the contrary contained in Section 2.24 or the Collateral Trust Agreement, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Obligations of each Loan Party owing to any Revolving Lender and any Issuing Lender (the “Revolving Obligations”), and each distribution made by the Administrative Agent pursuant to any Loan Document in respect of Revolving Obligations, shall be distributed to the Revolving Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Revolving Lender at any time when a Notice of Acceleration is in effect, including by way of set-off, in respect of the Revolving Obligations shall be paid over to the Administrative Agent for distribution to the Revolving Lenders in accordance with the provisions of the foregoing sentence. In furtherance of the forgoing and in order to effect the allocation of payments and distributions provided for in this paragraph (c), on the date of each such payment or distribution, each Revolving Lender shall be deemed to have sold and purchased participations in the Revolving Obligations and the unfunded Revolving Commitments under each Revolving Facility such that, following such deemed exchange, each Revolving Lender holds, directly or through its Applicable Lending Office, an interest in each one of the Revolving Loans and L/C Obligations and other extensions of credit under any Revolving Facility, and in the unfunded Revolving Commitments under each Revolving Facility, equal to such Revolving Lender’s CAM Percentage on such date (the “CAM Exchange”). For purposes of calculating the appropriate amount to be exchanged in connection with the deemed exchange of interests pursuant to this paragraph, the interest in the Revolving Loans, L/C Obligations and other extensions of credit denominated in any Currency other than Dollars shall be converted into the Dollar Equivalent thereof on the date of exchange. Each Revolving Lender consents and agrees to the CAM Exchange, and each Revolving Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Revolving Loans, L/C Obligations and other extensions of credit under any Revolving Facility, or in any Revolving Commitment hereunder.
          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.
          10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Company, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents (other than agreements between the Company and any Swingline Lender or any Issuing Lender contemplated by this Agreement and any Addendum executed and delivered on the Closing Date).
          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          10.12 Submission to Jurisdiction; Waivers. Each of the Administrative Agent, the Lenders, the Company and the Subsidiary Borrowers hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) in the case of each Subsidiary Borrower, hereby irrevocably designates the Company (and the Company hereby irrevocably accepts such designation) as its agent to receive service of process in any such action or proceeding; and
     (d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages .
          10.13 Judgment. The obligations of the Company or any Subsidiary Borrower in respect of this Agreement and the other Loan Documents due to any party hereto shall, notwithstanding any judgment in a currency (the “judgment currency”) other than the currency in which the sum originally due to such party is denominated (the “original currency”), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such party may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due under such judgment to such party in the original currency, the Company or such Subsidiary Borrower, as the case may be, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any party to this Agreement, such party agrees to remit to the Company such excess. The provisions of this Section 10.13 shall survive the termination of this Agreement and payment of the obligations of the Company and the Subsidiary Borrowers under this Agreement and the other Loan Documents.
          10.14 Acknowledgements. Each of the Company and the Subsidiary Borrowers hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company or any Subsidiary arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and the Lenders, on one hand, and the Company or any Subsidiary, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company or any Subsidiary and the Lenders.
          10.15 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take, and the Administrative Agent hereby agrees to take promptly, any action requested by the Company having the effect of releasing, or evidencing the release of, any Collateral or Guarantee Obligations (including by instructing the Collateral Trustee to do so) (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below. For the avoidance of doubt any such action shall include directing the Collateral Trustee to take action under the Collateral Trust Agreement.
     (b) At such time as the Loans, the Reimbursement Obligations and interest and fees owing hereunder shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (or such Letters of Credit are Collateralized), the Obligations shall cease to be “Secured Obligations” under the Security Documents and the Administrative Agent shall provide notice to the Collateral Trustee thereof in accordance with Section 6.12(a)(A) of the Collateral Trust Agreement.
     (c) The Collateral shall be released automatically on the first date (the “Collateral Release Date”) on which each of the following has occurred: (a) the Index Debt has at least two of the following three ratings: at least Baa3 by Moody’s, at least BBB- by Fitch and/or at least BBB- by S&P, (b) the Term Loans (including any Incremental Term Loans) shall have been paid in full and (c) the Company has delivered to the Administrative Agent and the Collateral Trustee a certificate of a Responsible Officer certifying that such conditions have been satisfied and stating that such certificate shall constitute a “Collateral Release Notice”; provided, however, that any guarantees and liens with respect to other Covered Debt and Permitted Second Lien Debt are released concurrently therewith. Within three Business Days following the receipt of a Collateral Release Notice, the Administrative Agent shall deliver to the Collateral Trustee the notice required pursuant to Section 6.12(a) (B) of the Collateral Trust Agreement.
          10.16 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement ; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section), to any actual or prospective Transferee or any pledgee referred to in Section 10.6(d) or any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Company and its obligations, (c) to its employees, directors, trustees, agents, attorneys, accountants and other professional advisors or those of any of its affiliates for performing the purposes of a Loan Document, (d) upon the request or demand of any Governmental Authority or regulatory agency (including self-regulated agencies), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, after notice to the Company if reasonably feasible, (f) if requested or required to do so in connection with any litigation or similar proceeding, after notice to the Company if reasonably feasible, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.
          10.17 WAIVERS OF JURY TRIAL. THE COMPANY, EACH SUBSIDIARY BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          10.18 USA Patriot Act. Each Lender hereby notifies the Company and each Subsidiary Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Company and each Subsidiary Borrower, which information includes the name and address of the Company and each Subsidiary Borrower and other information that will allow such Lender to identify the Company and each Subsidiary Borrower in accordance with the USA Patriot Act.

Signature Page to
Credit Agreement
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

FORD MOTOR COMPANY

By: /s/ Ann Marie Petach

Name:	Ann Marie Petach
Title:	Vice President and Treasurer

Signature Page to
Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative
Agent

By: /s/ Robert P. Kellas

Name:	Robert P. Kellas
Title:	Vice President

SCHEDULE 1.1B
BORROWING BASE1
“Advance Percentage” means:
(a)	with respect to Eligible Receivables, 75%;

(b)	with respect to Eligible Inventory, 60%;

(c)	with respect to Eligible Intercompany Notes (other than the Ford Canada Intercompany Note and the Ford Canada Intercompany Payable), 75%;

(d)	with respect to Eligible Foreign Pledged Equity, 75%;

(e)	with respect to Eligible FMCC Pledged Equity, 75%; and

(f)	with respect to Eligible Non-PDMP M&E, 40%.
“Average Bookkeeping Rate” means, as of any date of determination, (a) with respect to calculations of EBITDA, the average of the exchange rates for the conversion of the applicable currency to U.S. dollars determined by the Company as of the last business day of the immediately preceding fiscal quarters ended December 31st, March 31st, June 30th and September 30th, (b) with respect to calculations of debt, the exchange rate for the conversion of the applicable currency to U.S. dollars determined by the Company as of the last business day of the immediately preceding fiscal year and (c) with respect to all other calculations based on the Average Bookkeeping Rate, the average of the exchange rates for the conversion of the applicable currency to U.S. dollars determined by the Company as of the last business day of the immediately preceding four fiscal quarters. Each determination of the Average Bookkeeping Rate shall be made by the Company consistent with past practice and shall be conclusive absent manifest error.
“Borrowing Base Amount” means, as of any date of determination:
     (a) with respect to Eligible Receivables, Eligible Inventory, Eligible Intercompany Notes (other than the Ford Canada Intercompany Note and the Ford Canada Intercompany Payable), Eligible Foreign Pledged Equity, Eligible FMCC Pledged Equity and Eligible Non-PDMP M&E, (i) the Eligible Value for such Eligible Collateral multiplied by (ii) the Advance Percentage for such Eligible Collateral;
     (b) with respect to the Ford Canada Intercompany Note and the Ford Canada Intercompany Payable that constitute Eligible Intercompany Notes, the lesser of (i) the Canadian Borrowing Base and (ii) the Eligible Value of the Ford Canada Intercompany Note plus the Eligible Value of the Ford Canada Intercompany Payable;
     (c) with respect to Eligible PDMP PP&E, the PDMP Capped Amount; provided that if there has been a decrease in the aggregate Net Book Value of Eligible PDMP PP&E from such value determined as of the Closing Date, the Borrowing Base Amount with respect to Eligible PDMP PP&E

[1]	Unless otherwise defined herein, terms used herein and defined in the Credit Agreement to which this Schedule 1.1B is attached (the “Credit Agreement”) shall have the meanings given to them in the Credit Agreement.

shall be decreased by an amount equal to (x) the PDMP Ratio on the Closing Date multiplied by (y) the aggregate cumulative decrease in such Net Book Value from the Closing Date to such time;
     (d) with respect to Eligible Intellectual Property, $2,500,000,000; and
     (e) with respect to Eligible Mazda Pledged Equity, the Eligible Value thereof.
“Canadian Borrowing Base” means, for Ford Canada as of any date of determination, the sum of (a) 75% multiplied by the Net Book Value of third-party accounts receivable of Ford Canada, (b) 60% multiplied by the Net Book Value of inventory of Ford Canada and (c) 40% multiplied by the Net Book Value of property, plant and equipment of Ford Canada, each as derived from the most recent audited annual or unaudited quarterly financial statements of the Company (or internal unaudited balance sheets and income statements in the case of a delay in providing the audited annual or definitive quarterly financial statements as contemplated by the Credit Agreement) that are the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the Credit Agreement; provided, however, that the “Canadian Borrowing Base” shall exclude any inventory, property, plant and equipment subject to any Canadian Material Permitted Consensual Lien, except that no inventory, property, plant and equipment subject to any Canadian Material Permitted Consensual Lien existing on the Closing Date shall be excluded from the “Canadian Borrowing Base” until the delivery of the first Borrowing Base Certificate required to be delivered after the Closing Date in accordance with the Credit Agreement.
“Canadian Customary Permitted Liens” means the Permitted Liens described in clauses (a), (b), (c) and (d) of the definition thereof (mutatis mutandis).
“Canadian Material Permitted Consensual Lien” means any lien on inventory, equipment, machinery or real estate of the kind described in clause (g), (h), (i), (j), (k) (to the extent securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any indebtedness secured by a lien permitted by clause (g), (h), (i) or (j)), (s) or (t) of the definition of Permitted Liens (mutatis mutandis) to secure indebtedness for borrowed money (in a single transaction or a series of related transactions) if the Net Book Value (determined, in the case of each such lien, as of the date such lien is incurred) of the assets subject thereto is equal to $100,000,000 or more, in the case of any such lien existing on the Closing Date, or $50,000,000 or more, in the case of any such lien created or incurred after the Closing Date.
“Canadian Permitted Liens” means the Permitted Liens described in clauses (a) through (n) and (q) through (t) of the definition thereof (mutatis mutandis) and, in addition, Liens not otherwise permitted by the foregoing clauses securing obligations or other liabilities of Ford Canada or any of its Subsidiaries; provided that the Outstanding Amount of all such obligations and liabilities shall not exceed $100,000,000 at any time.
“Customary Permitted Liens” means the Permitted Liens described in clauses (a), (b), (c), (d), (o) and (p) of the definition thereof.
“EBITDA” means, with respect to any Foreign Pledgee for any period, the consolidated operating income (or, with respect to Ford Mexico and Ford Canada, the operating income) of such Person for such period increased (to the extent deducted in determining operating income) by the sum (without duplication) of (a) depreciation expense of such Person for such period and (b) amortization expense of such Person for such period, in each case, as reflected on the most recent statutory audited annual financial statements that are the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the Credit Agreement; provided, however, that if operating income, depreciation expense

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and/or amortization expense are not reflected in such financial statements, then “EBITDA” shall be determined as mutually agreed between the Administrative Agent and the Company in good faith based on such financial statements to reflect the equivalents of operating income, depreciation expense and/or amortization expense.
“Eligible Collateral” means Eligible Receivables, Eligible Inventory, Eligible Intercompany Notes, Eligible Foreign Pledged Equity, Eligible FMCC Pledged Equity, Eligible PDMP PP&E, Eligible Non-PDMP M&E, Eligible Intellectual Property and Eligible Mazda Pledged Equity.
“Eligible FMCC Pledged Equity” means, as of any date of determination, the equity interests of FMCC that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject to no prior Liens.
“Eligible Foreign Pledged Equity” means, as of any date of determination, the equity interests of each Foreign Pledgee that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject to no prior Liens; provided, however, that (a) the equity interests of Volvo and Ford Mexico shall not constitute “Eligible Foreign Pledged Equity” if, and for so long as, commencing with the date that is 180 days from the Closing Date, the Post-Closing Deliverables for such equity interests have not been satisfied (it being understood that such equity interests will become “Eligible Foreign Pledged Equity” at such time as such Post-Closing Deliverables have been satisfied) and (b) the equity interests of such Foreign Pledgee shall not constitute “Eligible Foreign Pledged Equity” if, and for so long as, the statutory audited annual financial statements for such Foreign Pledgee have not been delivered to the Administrative Agent to the extent and when required by the Loan Documents (it being understood that such equity interests will become “Eligible Foreign Pledged Equity” at such time as such financial statement have been delivered).
“Eligible Intellectual Property” means, as of any date of determination, the trademarks listed on Schedule 1.1F of the Credit Agreement hereto that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens.
“Eligible Intercompany Notes” means, as of any date of determination, each of the Volvo Intercompany Note, the Progress Ford Related Intercompany Note, the Ford Canada Intercompany Note, the Ford Canada Intercompany Payable, the Grupo Ford Intercompany Note, the Land Rover Intercompany Note (when issued) and the Volvo Restructured Intercompany Note (when issued), in each case that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject only to Permitted Liens described in clause (a) of the definition thereof; provided, however, that (a) with respect to the Progress Ford Related Intercompany Note, (i) the obligations of Ford Canada to the Company shall be secured by a security interest in the Progress Ford Intercompany Note, which security interest shall constitute a valid, perfected and enforceable security interest in favor of the Company, subject to no prior liens, (ii) Progress Ford shall directly own 100% of the equity interests of LR Capital Limited (Sarl) (“LR Capital”), (iii) LR Capital shall directly own 100% of the equity interests of LRC International Finance (Sarl) (“LRC Finance”), (iv) Land Rover shall have $2.2 billion in principal amount owing to LRC Finance pursuant to an intercompany note (the “Land Rover Intermediate Intercompany Note”) and (v) none of Progress Ford, LR Capital and LRC Finance shall have any assets (other than (A) the equity interests of LR Capital, in the case of Progress Ford, (B) the equity interests of LRC Finance, in the case of LR Capital and (C) the Land Rover Intermediate Intercompany Note, in the case of LRC Finance) or any debt or other liabilities (other than those incidental to the maintenance of their existence or the ownership of the assets permitted to be owned by them pursuant to this clause (v) and, in the case of Progress Ford, the Progress Ford Intercompany Note), or shall conduct any business (other than the ownership of (A) the equity interests of LR Capital, in the case of Progress Ford, (B) the equity interests of LRC Finance, in the case of LR Capital and (C) the Land Rover Intermediate Intercompany Note, in

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the case of LRC Finance), (b) with respect to the Ford Canada Intercompany Note, the obligations of Ford Canada to the Company shall be secured by a valid, perfected and enforceable security interest in favor of the Company in the accounts receivable, inventory and property, plant and equipment of Ford Canada included in the Canadian Borrowing Base (except that security interests with respect to real estate shall be limited to mortgages on the properties listed on Schedule 6.7(e) of the Credit Agreement under the heading “Canadian Mortgages”), subject only to Canadian Customary Permitted Liens in the case of accounts receivable and subject only to Canadian Permitted Liens in the case of inventory, property, plant and equipment, which security interest shall be pari passu with the security interest in such assets securing the Ford Canada Intercompany Payable, (c) with respect to the Ford Canada Intercompany Payable, the obligations of Ford Canada to the Company shall be secured by a valid, perfected and enforceable security interest in favor of the Company in the accounts receivable, inventory and property, plant and equipment of Ford Canada included in the Canadian Borrowing Base (except that security interests with respect to real estate shall be limited to mortgages on the properties listed on Schedule 6.7(e) of the Credit Agreement under the heading “Canadian Mortgages” ), subject only to Canadian Customary Permitted Liens in the case of accounts receivable and subject only to Canadian Permitted Liens in the case of inventory, property, plant and equipment, which security interest shall be pari passu with the security interest in such assets securing the Ford Canada Intercompany Note and (d) with respect to the Volvo Restructured Intercompany Note, (i) the Company shall directly own 100% of the equity interests of Volvo Holding Company and (ii) Volvo Holding Company (and each holding company Subsidiary thereof) shall not have any assets (other than the Volvo Restructured Intercompany Note (or an equivalent loan to its holding company Subsidiary (the “Volvo Intermediate Intercompany Note”)), the equity interest of a holding company or the equity interests in Volvo) or any debt or other liabilities (other than those incidental to the maintenance of their existence or the ownership of the assets permitted to be owned by them pursuant to this clause (ii)), or shall conduct any business (other than ownership of the Volvo Restructured Intercompany Note, the equity interest of a holding company or the equity interests in Volvo).
“Eligible Inventory” means, as of any date of determination, the items classified by the Company as “inventory” in accordance with GAAP, including raw materials, work-in-process, finished goods, parts and supplies, that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject only to Permitted Liens; provided, however, that “Eligible Inventory” shall exclude any inventory subject to any Material Permitted Consensual Lien, except that no inventory subject to any Material Permitted Consensual Lien existing on the Closing Date shall be excluded from “Eligible Inventory” until the delivery of the first Borrowing Base Certificate required to be delivered after the Closing Date in accordance with the Credit Agreement.
“Eligible Mazda Pledged Equity” means, as of any date of determination, the Mazda Shares that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject to no prior liens; provided, however, that the Mazda Shares shall not constitute “Eligible Mazda Pledged Equity” if they are Excluded Property (as defined in the Security Agreement).
“Eligible Non-PDMP M&E” means, as of any date of determination, the items classified by the Company as “machinery” and “equipment” in accordance with GAAP (a) that do not constitute PDMP and (b) that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject only to Permitted Liens; provided, however, that “Eligible Non-PDMP M&E” shall exclude any machinery and equipment subject to any Material Permitted Consensual Lien, except that no machinery and equipment subject to any Material Permitted Consensual Lien existing on the Closing Date shall be excluded from “Eligible Non-PDMP M&E” until the delivery of the first Borrowing Base Certificate required to be delivered after the Closing Date in accordance with the Credit Agreement.

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“Eligible PDMP PP&E” means, as of any date of determination, the items classified by the Company as “real estate”, “machinery” and “equipment” in accordance with GAAP (a) that constitute PDMP and (b) that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject only to Permitted Liens (except that security interests with respect to real estate shall be limited to mortgages on the properties listed on Schedule 1.1E of the Credit Agreement); provided, however, that real estate, machinery and equipment shall not constitute “Eligible PDMP PP&E” if, and for so long as, commencing with the date that is 180 days from the Closing Date, the Real Estate Post-Closing Deliverables for the applicable real estate on which such machinery and equipment are located has not been satisfied (it being understood that such real estate, machinery and equipment will become “Eligible PDMP PP&E” at such time as such Real Estate Post-Closing Deliverables have been satisfied); provided, further, that “Eligible PDMP PP&E” shall exclude any real estate, machinery and equipment subject to any Material Permitted Consensual Lien, except that no real estate, machinery and equipment subject to any Material Permitted Consensual Lien existing on the Closing Date shall be excluded from “Eligible PDMP PP&E” until the delivery of the first Borrowing Base Certificate required to be delivered after the Closing Date in accordance with the Credit Agreement.
“Eligible Receivables” means, as of any date of determination, the items classified by the Company as “accounts receivable” in accordance with GAAP (a) that are owing by a Person that is not a consolidated Affiliate of the Company and (b) that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens.
“Eligible Value” means, as of any date of determination:
(a) with respect to Eligible Receivables, the Net Book Value of Eligible Receivables as derived from the general ledger of the Company that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the Credit Agreement;
(b) with respect to Eligible Inventory, (i) the gross book value of Eligible Inventory as derived from the general ledger of the Company that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the Credit Agreement plus (ii) an amount equal to the Company’s LIFO adjustment for Eligible Inventory to the extent deducted in calculating the gross book value thereof plus (iii) an amount equal to the Company’s unrealized profit (UPI) adjustment for Eligible Inventory to the extent deducted in calculating the gross book value thereof;
(c) with respect to Eligible Intercompany Notes:
(i) with respect to the Volvo Intercompany Note, the Ford Canada Intercompany Note and the Progress Ford Related Intercompany Note, the outstanding principal amount of such Eligible Intercompany Note on such date of determination; provided, however, that the Eligible Value for the Progress Ford Related Intercompany Note shall be $0 if the Land Rover Intercompany Note shall constitute an Eligible Intercompany Note; provided, further, that the Eligible Value for the Volvo Intercompany Note shall be $0 if the Volvo Restructured Intercompany Note shall constitute an Eligible Intercompany Note;
(ii) with respect to the Ford Canada Intercompany Payable, the amount owing (whether or not then due) to the Company on such date of determination;
(iii) with respect to the Grupo Ford Intercompany Note, the lesser of (A) the outstanding principal amount of such Eligible Intercompany Note on such date of determination and (B) the Eligible Value of the Eligible Foreign Pledged Equity of Ford

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Mexico (prior to subtracting the outstanding principal amount of such Eligible Intercompany Note and prior to applying the Pledged Percentage as described in such calculation below);
(iv) with respect to the Land Rover Intercompany Note (when issued), the lesser of (A) the outstanding principal amount of such Eligible Intercompany Note on such date of determination and (B) $1.3 billion; and
(v) with respect to the Volvo Restructured Intercompany Note (when issued), the lesser of (A) the outstanding principal amount of such Eligible Intercompany Note on such date of determination and (B) if the Volvo Intermediate Intercompany Note is denominated in Swedish Krona, the outstanding principal amount of the Volvo Intermediate Intercompany Note on such date of determination, as converted to U.S. dollars using the Average Bookkeeping Rates;
(d) with respect to Eligible Foreign Pledged Equity:
(i) with respect to Volvo, an amount equal to (A) the applicable Pledged Percentage multiplied by (B) (x) the 2 year average EBITDA of Volvo multiplied by five, minus (y) the outstanding amount of third-party debt owed by Volvo and its Subsidiaries (other than any debt owed by Volvo under the Revolving Facility in the event Volvo is a Foreign Subsidiary Borrower), minus (z) the outstanding amount of intercompany debt owed by Volvo and its Subsidiaries, excluding intercompany debt owing between Volvo and its Subsidiaries (i.e., debt that would be eliminated in preparing a consolidated financial statement for Volvo);
(ii) with respect to Ford Canada, an amount equal to (A) the applicable Pledged Percentage multiplied by (B) (w) the 2 year average EBITDA of Ford Canada multiplied by five, minus (x) the outstanding amount of third-party debt owed by Ford Canada, minus (y) the outstanding amount of intercompany debt owed by Ford Canada and its Subsidiaries, excluding intercompany debt owing between Ford Canada and its Subsidiaries (i.e., debt that would be eliminated in preparing a consolidated financial statement for Ford Canada), minus (z) the amount owing (whether or not then due) to the Company under the Ford Canada Intercompany Payable;
(iii) with respect to Ford Mexico, an amount equal to (A) the applicable Pledged Percentage multiplied by (B) (w) the 2 year average EBITDA of Ford Mexico multiplied by five, minus (x) the outstanding amount of third-party debt owed by Grupo Ford, Ford Mexico and their Subsidiaries, minus (y) the outstanding amount of intercompany debt owed by Grupo Ford, Ford Mexico and their Subsidiaries, excluding intercompany debt owing between Ford Mexico and its Subsidiaries (i.e., debt that would be eliminated in preparing a consolidated financial statement for Ford Mexico), minus (z) the outstanding amount of the Grupo Ford Intercompany Note;
(iv) with respect to Ford Argentina and Ford South Africa, an amount equal to (A) the applicable Pledged Percentage for such Foreign Pledgee multiplied by (B) (x) the 2 year average EBITDA of such Foreign Pledgee multiplied by three, minus (y) the outstanding amount of third-party debt owed by such Foreign Pledgee and its Subsidiaries, minus (z) the outstanding amount of intercompany debt owed by such Foreign Pledgee and its Subsidiaries, excluding intercompany debt owing between such

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Foreign Pledgee and its Subsidiaries (i.e., debt that would be eliminated in preparing a consolidated financial statement for such Foreign Pledgee); and
(v) with respect to any other Foreign Pledgee not otherwise described above, an amount equal to (A) the applicable Pledged Percentage of such Foreign Pledgee multiplied by (B) (x) the 2 year average EBITDA of such Foreign Pledgee multiplied by five, minus (y) the outstanding amount of third-party debt owed by such Foreign Pledgee and its Subsidiaries, minus (z) the outstanding amount of intercompany debt owed by such Foreign Pledgee and its Subsidiaries, excluding intercompany debt owing between such Foreign Pledgee and its Subsidiaries (i.e., debt that would be eliminated in preparing a consolidated financial statement for such Foreign Pledgee);
(e) with respect to Eligible FMCC Pledged Equity, (i) at any time prior to an IPO of FMCC, an amount equal to (A) the applicable Pledged Percentage multiplied by (B) (w) the total stockholder’s equity with respect to the Eligible FMCC Pledged Equity as reflected on the consolidated balance sheet of FMCC that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the Credit Agreement, minus (x) the Net Automotive Payable at such time, minus (y) 30% of the Net Book Value of the FMC Related Receivables at such time plus (z) the Net FMCC Payable at such time (in all cases (z) shall be limited to an amount no greater than (y)) and (ii) at any time after an IPO of FMCC, an amount equal to (A) the applicable Pledged Percentage multiplied by (B) the Market Value of such Eligible FMCC Pledged Equity;
(f) with respect to Eligible PDMP PP&E, the Net Book Value of the Eligible PDMP PP&E as derived from the general ledger of the Company that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the Credit Agreement;
(g) with respect to Eligible Non-PDMP M&E, the Net Book Value of the Eligible Non-PDMP M&E as derived from the general ledger of the Company that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the Credit Agreement; and
(h) with respect to Eligible Mazda Pledged Equity, if the Mazda Valuation Test is satisfied as of the date such Mazda Shares become Eligible Mazda Pledged Equity, an amount equal to (i) 75% multiplied by (ii) (A) the number of Mazda Shares constituting Eligible Mazda Pledged Equity multiplied by (B) the Market Value thereof (or, if the Mazda Valuation Test is not satisfied as of such date, such other value established by agreement of the Company and the Administrative Agent with the consent of the Required Lenders; provided, however, that the Eligible Value for the Eligible Mazda Pledged Equity shall be $0 if the Mazda Valuation Test is not satisfied and the Required Lenders do not consent to such other value);
     provided, however, that the Eligible Value for Eligible Collateral shall be adjusted on a pro forma basis (in each case using the values derived from the consolidated financial statements that were the basis for the then most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the Credit Agreement) from time to time as provided in Section 7.4 and Section 7.5 of the Credit Agreement; provided, further, that for purposes of the calculations described in paragraphs (c)(i) (with respect to the Volvo Intercompany Note, the Progress Ford Related Intercompany Note and the Volvo Restructured Intercompany Note only) and (c)(iv) above, the Eligible Value for such Eligible Collateral shall be reduced on a dollar-for-dollar basis in connection with the sale (other than in the ordinary course of business) of more than 20% of the then total consolidated assets of Volvo or Land Rover Holdings, as applicable, in a single transaction or a series of related transactions, to the extent that the Net Cash

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Proceeds of such sale are not reinvested in the business of Volvo and its Subsidiaries or Land Rover Holdings and its Subsidiaries, as applicable; provided, further, that for purposes of the calculations described in paragraphs (d) and (h) above, all amounts denominated in a foreign currency will be converted to U.S. dollars using the Average Bookkeeping Rate.
“FMC Related Receivables” means the following types of receivables purchased by or assigned to FMCC or its Subsidiaries from the Company or its Subsidiaries (other than FMCC and its Subsidiaries), or originated by FMCC or its Subsidiaries, each of which may be guaranteed (in whole or in part) by the Company or its Subsidiaries (other than FMCC and its Subsidiaries), and in each case subject to the Netting Agreement: receivables related to the sale of automotive parts and accessories (US, Canada, Europe and Asia Pacific), receivables related to the Ford Rent A Car (FRAC) program, receivables related to the company car program (US, Europe and Asia), receivables related to the chassis converter program (US) and receivables related to the used vehicle repurchase program (US, Canada and Europe); provided, however, that FMC Related Receivables shall not include any of the foregoing receivables that have been sold in an on- or off-balance sheet securitization or other structured finance transaction.
“FMCC Shares” means the common stock of FMCC.
“Ford Canada Intercompany Note” means the $750,910,813 intercompany note from Ford Canada to the Company listed on Schedule 5.1(g) of the Credit Agreement.
“Ford Canada Intercompany Payable” means the $1,900,000,000 intercompany payable from Ford Canada to the Company listed on Schedule 5.1(g) of the Credit Agreement.
“Foreign Pledgee” means Ford VHC AB (“Volvo”), Ford Capital B.V., Ford Espana S.A., Ford Automotive Holdings, Ford Deutschland Holding GmbH, Ford Motor Company, S.A. de C.V. (“Ford Mexico”), Ford Motor Company of Canada, Limited (“Ford Canada”), Ford Argentina S.C.A. (“Ford Argentina”) and Ford Motor Company of Southern Africa (Pty) Limited (“Ford South Africa”).
“Grupo Ford Intercompany Note” means the $901,750,621 intercompany note from Grupo Ford to Ford Mexico Holdings, Inc. listed on Schedule 5.1(g) of the Credit Agreement.
“IPO” means the issuance by FMCC of FMCC Shares in an underwritten initial public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act of 1933.
“Land Rover” means Land Rover, a company organized in England and a wholly-owned Subsidiary of Land Rover Holdings.
“Land Rover Holdings” means Land Rover Holdings, a company organized in England and a wholly-owned Subsidiary of Ford Canada.
“Land Rover Intercompany Note” means the intercompany note or notes that are issued by Land Rover Holdings to the Company in connection with the restructuring of the Progress Ford Intercompany Note, on terms reasonably satisfactory to the Administrative Agent.
“Material Permitted Consensual Lien” means any lien on inventory, equipment, machinery or real estate of the kind described in clause (g), (h), (i), (j), (k) (to the extent securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any indebtedness secured by a lien permitted by clause (g), (h), (i) or (j)), (s) or (t) of the definition of Permitted Liens to secure indebtedness for borrowed money (in a single transaction or a series of related transactions) if the

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Net Book Value (determined, in the case of each such lien, as of the date such lien is incurred) of the assets subject thereto is equal to $100,000,000 or more, in the case of any such lien existing on the Closing Date, or $50,000,000 or more, in the case of any such lien created or incurred after the Closing Date.
“Market Value” means (a) for Mazada Shares, the average closing price of Mazda Shares on the Tokyo Stock Exchange as reported by Bloomberg (or, if not reported therein, another publication reasonably satisfactory to the Administrative Agent) for the last 10 trading days of the calendar quarter immediately preceding the date of determination thereof and (b) for FMCC Shares at any time after an IPO of FMCC, (x) if reported on the principal national securities exchange on which the same are then listed or admitted to trading, the average closing price of FMCC Shares, or (y) if designated as a national market system security by the NASD, the average of the last sale price of FMCC Shares, regular way, or if FMCC Shares are not so designated, the average of the reported closing bid and asked prices thereof as shown by the NASD automated quotation system, as the applicable prices are reported by Bloomberg (or, if not reported therein, another publication reasonably satisfactory to the Administrative Agent) for the last 10 trading days of the calendar quarter immediately preceding the date of determination thereof.
“Mazda Shares” means the common stock of Mazda Motor Corporation.
“Mazda Valuation Test” means a test that is satisfied if the average closing price of a Mazda Share in Japanese Yen on the Tokyo Stock Exchange as reported by Bloomberg (or, if not reported therein, another publication reasonably satisfactory to the Administrative Agent) as of the last trading day of each calendar quarter for the 8 calendar quarters immediately prior to the pledge of such Mazda Shares to the Collateral Trustee shall be equal to at least 80% of the closing price of a Mazda Share in Japanese Yen on the Tokyo Stock Exchange as reported by Bloomberg (or, if not reported therein, another publication reasonably satisfactory to the Administrative Agent) as of the last trading day immediately prior to the Closing Date.
“Net Automotive Payable” means at any time the excess, if any, of (a) the amounts owing (whether or not then due) to FMCC and its Subsidiaries from the Company and its Subsidiaries (other than FMCC and its Subsidiaries) over (b) the amounts owing (whether or not then due) to the Company and its Subsidiaries (other than FMCC and its Subsidiaries) from FMCC and its Subsidiaries, in each case subject to the Netting Agreement.
“Net FMCC Payable” means at any time the excess, if any, of (a) the amounts owing (whether or not then due) to the Company and its Subsidiaries (other than FMCC and its Subsidiaries) from FMCC and its Subsidiaries over (b) the amounts owing (whether or not then due) to FMCC and its Subsidiaries from the Company and its Subsidiaries (other than FMCC and its Subsidiaries), in each case subject to the Netting Agreement.
“Netting Agreement” means the Amended and Restated Agreement between the Company and FMCC, dated as of December 12, 2006.
“Pledged Percentage” means, with respect to any Eligible Foreign Pledged Equity or the Eligible FMCC Pledged Equity at any time, the percentage of the aggregate underlying economic value of the related issuer that is represented by the equity interest(s) of a Foreign Pledgee or FMCC, respectively, that satisfies the definition of Eligible Foreign Pledged Equity or Eligible FMCC Pledged Equity, as applicable, at such time.
“Progress Ford Intercompany Note” means the $1.3 billion intercompany note from Progress Ford Sales Limited (“Progress Ford”) to Ford Canada listed on Schedule 5.1(g) of the Credit Agreement.

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“Progress Ford Related Intercompany Note” means the $1.3 billion intercompany note from Ford Canada to the Company listed on Schedule 5.1(g) of the Credit Agreement.
“Volvo Holding Company” means one or more wholly-owned direct Subsidiaries of the Company that directly, or indirectly through another wholly-owned Subsidiary, own 100% of Volvo.
“Volvo Intercompany Note” means the $3,500,000,000 intercompany note from Volvo to the Company listed on Schedule 5.1(g) of the Credit Agreement.
“Volvo Restructured Intercompany Note” means the intercompany note or notes that are issued by Volvo Holding Company to the Company in connection with the restructuring of the Volvo Intercompany Note, on terms reasonably satisfactory to the Administrative Agent.
Notwithstanding anything herein to the contrary, the Volvo Intercompany Note, the Volvo Restructured Intercompany Note and the Eligible Pledged Equity of Volvo shall have an Eligible Value of $0 at any time after an event of the type described in Section 8(f) of the Credit Agreement has occurred and is continuing with respect to Volvo, Volvo Car Holding Corporation or Volvo Car Corporation.

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SCHEDULE 1.1D
INITIAL SUBSIDIARY GUARANTORS

				Federal
		Registered		Taxpayer
		Organization	Organizational	Identification	State of	Principal Place of
Legal Name	Type of Entity	(Yes/No)	Number	Number	Formation	Business
3000 Schaefer Road Company	Corporation	Yes	144453	38 - 1906301	Michigan	Michigan

Ford European Holdings LLC	Limited Liability Company	Yes	2974559	38 - 3442908	Delaware	Michigan

Ford Global Technologies, LLC	Limited Liability Company	Yes	3593792	38 - 6058810	Delaware	Michigan

Ford Holdings LLC	Limited Liability Company	Yes	2206682	38 - 2890269	Delaware	Michigan

Ford International Capital Corporation*	Corporation	Yes	0673909	38 - 1885617	Delaware	Michigan

Ford Mexico Holdings, Inc.*	Corporation	Yes	3281198	38 - 3563830	Delaware	Michigan

Ford Motor Service Company	Corporation	Yes	486480	38 - 3364381	Michigan	Michigan

Ford Motor Vehicle Assurance Company, LLC	Limited Liability Company	Yes	4083499	38 - 3419908	Delaware	Michigan

Ford South America Holdings, LLC	Limited Liability Company	Yes	3080817	38 - 0549190	Delaware	Michigan

Ford Trading Company, LLC	Limited Liability Company	Yes	2919002	38 - 0549190	Delaware	Michigan

Ford Component Sales, L.L.C.	Limited Liability Company	Yes	2830472	38 - 3384550	Delaware	Michigan

Land Rover North America, Inc.	Corporation	Yes	2075961	22 - 2675556	Delaware	Michigan

Volvo Cars of North America, LLC	Limited Liability Company	Yes	0906002	31 - 1814807	Delaware	Michigan

*	Guaranty has limited recourse to the pledged assets of the relevant entity.

SCHEDULE 1.1E
MORTGAGED PROPERTY
          Closing Date Mortgages:

	Owner/Entity of Record	Location Address	Recording Office
1.	Ford Motor Co. / Kentucky Truck Plant	3001 Chamberlain Lane Louisville, KY 40232	Jefferson County Clerk 527 W. Jefferson, Room 204A Louisville, KY 40202

2.	Ford Motor Co. / Dearborn Truck Plant	3001 Miller Road Dearborn MI, 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

3.	Ford Motor Co. / Sharonville Plant	3000 Sharon Road Sharonville, OH 45241	Hamilton Country Recorder 138 East Court St., Room 101 Cincinnati, OH 45202

4.	Ford Motor Co. / Kansas City Assembly Plant	8121 Northeast Highway 69 Claycomo, MO 64119	Clay County Recorder of Deeds One Courthouse Square Administration Bldg. Liberty, MO 64068

5.	Ford Motor Co. / Michigan Truck Plant	38303 Michigan Ave Wayne, MI 48184	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

6.	Ford Motor Co. / Lima Engine Plant	1155 Bible Road Lima, OH 45801	Allen County Recorder 301 North Main Street, Room 204 Lima, OH 45801

7.	Ford Motor Co. / Chicago Assembly Plant	12600 S Torrence Ave Chicago, IL 60633	Cook County Recorder 118 North Clark St., Room 120 Chicago, IL 60602

8.	Ford Motor Co. / Van Dyke Plant	41111 Van Dyke Sterling Heights, MI 48314	Macomb County Register of Deeds 10 North Main Mt. Clemens, MI 48043

9.	Ford Motor Co. / Cleveland Engine Plant #1	17601 Brook Park Road Brook Park, OH 47331	Cuyahoga County Recorder 1219 Ontario Street Room 220 Cleveland, OH 44113

10.	Ford Motor Co. / Livonia Plant	35500 Plymouth Road Livonia, MI 48150	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

11.	Ford Motor Co. / Vehicle Operations General Office/New Model Product Development Center	17000 Oakwood Blvd Dearborn MI, 48124	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

12.	Ford Motor Co. / Product Development Center	20901 Oakwood Blvd Dearborn, MI 48124	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

13.	Ford Motor Co. / Allen Park Test Lab	1500 Enterprise Drive Allen Park, MI 48101	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

14.	Ford Motor Co. / Advanced Engineering Center	2400 Village Road Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

15.	Ford Motor Co. / Automotive Safety Center	1201 Village Road Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

	Owner/Entity of Record	Location Address	Recording Office
16.	Ford Motor Co. / Crash Barrier Building	20000 Oakwood Blvd Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

17.	Ford Motor Co. / Automotive Transmission New Product Center	35500 Plymouth Road Livonia, MI 48150	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

18.	Ford Motor Co. / Building #1	20000 Rotunda Dearborn, MI 48124	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

19.	Ford Motor Co. / Building #2	20000 Rotunda Dearborn, MI 48124	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

20.	Ford Motor Co. / Building #3	20100 Rotunda Dearborn, MI 48124	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

21.	Ford Motor Co. / Building #4	20200 Rotunda Dearborn, MI 48124	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

22.	Ford Motor Co. / Building #5	20300 Rotunda, Dearborn, MI 48124	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

23.	Ford Motor Co. / Certification Test Lab	20400 Oakwood Blvd Dearborn, MI 48124	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

24.	Ford Motor Co. / Dearborn Proving Grounds	20050 Oakwood Blvd Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

25.	Ford Motor Co. / Engineering Computer Center	20600 Rotunda Drive Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

26.	Ford Motor Co. / Experimental Engine Building	20600 Oakwood Blvd Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

27.	Ford Motor Co. / Dynamometer Building	1701 Village Road Dearborn, MI 48124	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

28.	Ford Motor Co. / Engineering Services Building	1451 Village Road Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

29.	Ford Motor Co. / Experimental Vehicle Building	20800 Oakwood Blvd Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

30.	Ford Motor Co. / Facilities Services Building	21500 Oakwood Blvd Dearborn, MI 48124	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

31.	Ford Motor Co. / Gas Turbine Lab	1751 Village Road Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

32.	Ford Motor Co. / Michigan Proving Grounds	74240 Fisher Road Romeo, MI 48065	Macomb County Register of Deeds 10 North Main Mt. Clemens, MI 48043

2

	Owner/Entity of Record	Location Address	Recording Office
33.	Ford Motor Co. / Personnel & Administration Building	21500 Oakwood Blvd Dearborn, MI 48124	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

34.	Ford Motor Co. / Powertrain and Fuel Systems Lab	2440 Village Road Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

35.	Ford Motor Co. / Scientific Research Lab	2101 Village Road Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

36.	Ford Motor Co. / Wind Tunnel #2-5	20500 Oakwood Blvd Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

37.	Ford Motor Co. / Conference and Events Center	1151 Village Road Dearborn, MI 48124	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

38.	Ford Motor Co. / World Headquarters Building	1 American Road Dearborn, MI 48126	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

39.	Ford Motor Co. / Ford Motor Credit Company Building	1 American Road Dearborn, MI 48126	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

40.	Ford Motor Co. / Brownstown – PRC	25555 Pennsylvania Road Romulus, MI 48174	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

41.	Ford Motor Co. / National PDC	11871 Middlebelt Road Livonia, MI 48150	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

42.	Ford Motor Co. / Dearborn Tool & Die Plant	3001 Miller Road Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

43.	Ford Motor Co. / Walton Hills Stamping Plant	7845 Northfield Road Walton Hills, OH 44146	Cuyahoga County Recorder 1219 Ontario Street Room 220 Cleveland, OH 44113

44.	Ford Motor Co./ Michigan Truck – Paint Plant	38547 Michigan Avenue Wayne, MI 48184	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

45.	Ford Motor Co./ Michigan Truck – Body Shop	38000 Van Born Road Wayne, MI 48184	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

46.	Ford of Canada / Windsor Engine Plant	1000 Henry Ford Centre Drive, Windsor, ON N9A 7E8, Canada	N/A

47.	Ford of Canada / Parts Distribution Centre	8000 Dixie Road Bramalea, ON L6T 2J7, Canada	N/A

48.	Ford of Canada / Ontario Truck Plant	Royal Windsor & Ford Drive, Oakville, ON L6J 5E7, Canada	N/A

49.	Ford of Canada / Oakville Assembly Plant	Periphery Road Oakville, ON L6J5C9, Canada	N/A

3

	Owner/Entity of Record	Location Address	Recording Office
50.	Ford of Canada / Ford of Canada Headquarters	The Canadian Road Oakville, ON L6J 5E4, Canada	N/A
          Post-Closing Date Mortgages:

	Owner/Entity of Record	Location Address	Recording Office
1.	Ford Motor Co./ Romeo Engine Plant	701 East 32 Mile Road Romeo, MI 48065	Macomb County Register of Deeds 10 North Main Mt. Clemens, MI 48043

2.	Ford Motor Co./ Ohio Truck Plant	650 Miller Road Avon Lake, OH 44012	Lorain County Recorder 226 Middle Avenue Elyria, OH 44035

3.	Ford Motor Co./ Dearborn Engine Plant	3001 Miller Road Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

4.	Ford Motor Co./ Dearborn Stamping Plant	3001 Miller Road Dearborn, MI 48121	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

5.	Ford Motor Co./ Woodhaven Stamping Plant	20900 West Road Woodhaven, MI 48183	Wayne Country Register of Deeds 400 Monroe Detroit, MI 48226

6.	Ford Motor Co./ Chicago Stamping Plant	1000 East Lincoln Highway Chicago, IL 60411	Cook County Recorder 118 North Clark St., Room 120 Chicago, IL 60602

4

SCHEDULE 1.1F
PRINCIPAL TRADE NAMES
          PRINCIPAL TRADE NAMES

Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
FORD	75/791223	2-Sep-1999	2884529	14-Sep-2004	Registered	Ford Motor Company

FORD	76/276458	23-Jun-2001	2591313	9-Jul-2002	Registered	Ford Motor Company

FORD	76/276250	23-Jun-2001	2620725	17-Sep-2002	Registered	Ford Motor Company

FORD	75/684950	16-Apr-1999	2435821	13-Mar-2001	Registered	Ford Motor Company

FORD	75/426509	30-Jan-1998	2324877	29-Feb-2000	Registered	Ford Motor Company

FORD	75/426510	30-Jan-1998	2324878	29-Feb-2000	Registered	Ford Motor Company

FORD	75/318112	1-Jul-1997	2151044	14-Apr-1998	Registered	Ford Motor Company

FORD	75/318191	1-Jul-1997	2208413	8-Dec-1998	Registered	Ford Motor Company

FORD	74/502268	21-Mar-1994	1874207	17-Jan-1995	Registered	Ford Motor Company

FORD	74/429898	26-Aug-1993	1868462	20-Dec-1994	Registered	Ford Motor Company

FORD	74/459531	18-Nov-1993	1871257	3-Jan-1995	Registered	Ford Motor Company

FORD	72/080525	31-Aug-1959	735475	31-Jul-1962	Registered	Ford Motor Company

FORD	74/459532	18-Nov-1993	1868251	20-Dec-1994	Registered	Ford Motor Company

FORD	74/459533	18-Nov-1993	1863728	22-Nov-1994	Registered	Ford Motor Company

FORD	74/459534	18-Nov-1993	1860957	1-Nov-1994	Registered	Ford Motor Company

FORD	74/459530	18-Nov-1993	1862561	15-Nov-1994	Registered	Ford Motor Company

FORD	74/459539	18-Nov-1993	2100574	30-Sep-1997	Registered	Ford Motor Company

FORD	74/459538	18-Nov-1993	1859783	25-Oct-1994	Registered	Ford Motor Company

FORD	72/002776	16-Feb-1956	643185	26-Mar-1957	Registered	Ford Motor Company

FORD	72/041632	2-Dec-1957	663771	1-Jul-1958	Registered	Ford Motor Company

Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
FORD	72/057947	27-Aug-1958	688483	17-Nov-1959	Registered	Ford Motor Company

FORD	73/666492	15-Jun-1987	1474889	2-Feb-1988	Registered	Ford Motor Company

FORD	73/802743	26-May-1989	1575166	2-Jan-1990	Registered	Ford Motor Company

FORD	73/802764	26-May-1989	1574366	2-Jan-1990	Registered	Ford Motor Company

FORD	73/802765	26-May-1989	1574747	2-Jan-1990	Registered	Ford Motor Company

FORD	74/657592	28-Mar-1995	2007196	8-Oct-1996	Registered	Ford Motor Company

FORD	74/231430	17-Dec-1991	1741469	22-Dec-1992	Registered	Ford Motor Company

FORD	74/657593	28-Mar-1995	2034369	28-Jan-1997	Registered	Ford Motor Company

FORD	74/658388	28-Mar-1995	2005281	1-Oct-1996	Registered	Ford Motor Company

FORD	74/735607	28-Sep-1995	1973145	7-May-1996	Registered	Ford Motor Company

FORD	75/035012	20-Dec-1995	2045664	18-Mar-1997	Registered	Ford Motor Company

FORD	75/035042	20-Dec-1995	2304426	28-Dec-1999	Registered	Ford Motor Company

FORD	75/077982	25-Mar-1996	2018005	19-Nov-1996	Registered	Ford Motor Company

FORD	75/164698	12-Sep-1996	2063517	20-May-1997	Registered	Ford Motor Company

FORD	75/164745	12-Sep-1996	2059525	6-May-1997	Registered	Ford Motor Company

FORD	75/183730	18-Oct-1996	2089375	19-Aug-1997	Registered	Ford Motor Company

FORD	78/622109	4-May-2005	3046210	17-Jan-2006	Registered	Ford Motor Company

FORD	78/622129	4-May-2005	3046211	17-Jan-2006	Registered	Ford Motor Company

FORD in Script — old v1	75/442222	28-Feb-1998	2205899	24-Nov-1998	Registered	Ford Motor Company

FORD in Script — old v1	71/041417	26-Mar-1909	74530	20-Jul-1909	Registered	Ford Motor Company

FORD in Script — old v1	71/041079	10-Apr-1909	74765	10-Aug-1909	Registered	Ford Motor Company

2

Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
FORD in Script — old v1	71/086955	28-May-1915	115500	20-Feb-1917	Registered	Ford Motor Company

FORD in Script — old v1	71/086954	28-May-1915	119956	25-Dec-1917	Registered	Ford Motor Company

FORD in Script — old v1	71/246606	30-Mar-1927	232051	30-Aug-1927	Registered	Ford Motor Company

FORD in Script — old v1	71/268595	25-Jun-1928	250230	4-Dec-1928	Registered	Ford Motor Company

FORD in Script — old v1	71/270542	3-Aug-1928	257500	11-Jun-1929	Registered	Ford Motor Company

FORD in Script — old v1	71/270584	4-Aug-1928	260470	27-Aug-1929	Registered	Ford Motor Company

FORD in Script — old v1	71/270583	4-Aug-1928	266453	21-Jan-1930	Registered	Ford Motor Company

FORD in Script — old v1	71/270581	4-Aug-1928	266454	21-Jan-1930	Registered	Ford Motor Company

FORD in Script — old v1	71272328	13-Sep-1928	266822	4-Feb-1930	Registered	Ford Motor Company

FORD in Script — old v1	71/398427	13-Oct-1937	361140	11-Oct-1938	Registered	Ford Motor Company

FORD in Script — old v1	71/399182	1-Nov-1937	361142	11-Oct-1938	Registered	Ford Motor Company

FORD in Script — old v1	427019	30-Dec-1939	377814	14-May-1940	Registered	Ford Motor Company

FORD in Script — old v1	71/427020	30-Dec-1939	377815	14-May-1940	Registered	Ford Motor Company

FORD in Script — old v1	71/427018	30-Dec-1939	380164	13-Aug-1940	Registered	Ford Motor Company

FORD in Script — old v1	71/431678	8-May-1940	383960	30-Dec-1980	Registered	Ford Motor Company

FORD in Script — old v1	71/427017	30-Dec-1939	386932	29-Apr-1941	Registered	Ford Motor Company

FORD in Script — old v1	71/447182	19-Sep-1941	395731	9-Jun-1942	Registered	Ford Motor Company

FORD in Script — old v1	73/802762	26-May-1989	1577830	16-Jan-1990	Registered	Ford Motor Company

FORD in Script — old v1	73/802766	26-May-1989	1577668	16-Jan-1990	Registered	Ford Motor Company

FORD in Script — old v1	73/802767	26-May-1989	1574367	2-Jan-1990	Registered	Ford Motor Company

FORD in Script — old v1	74/429886	26-Aug-1993	1836944	17-May-1994	Registered	Ford Motor Company

3

Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
FORD in Script — old v1	74/459671	18-Nov-1993	1861632	8-Nov-1994	Registered	Ford Motor Company

FORD in Script — old v1	74/459537	18-Nov-1993	1858536	18-Oct-1994	Registered	Ford Motor Company

FORD in Script — old v1	74/459557	18-Nov-1993	1863707	22-Nov-1994	Registered	Ford Motor Company

FORD in Script — old v1	74/459672	18-Nov-1993	1862507	15-Nov-1994	Registered	Ford Motor Company

FORD in Script — old v1	74/459673	18-Nov-1993	1861820	8-Nov-1994	Registered	Ford Motor Company

FORD in Script — old v1	74/459674	18-Nov-1993	1862563	15-Nov-1994	Registered	Ford Motor Company

FORD in Script — old v1	74/459675	18-Nov-1993	2092385	2-Sep-1997	Registered	Ford Motor Company

FORD in Script — old v1	74/459562	18-Nov-1993	1862593	15-Nov-1994	Registered	Ford Motor Company

FORD in Script — old v1	74/459563	18-Nov-1993	1863889	22-Nov-1994	Registered	Ford Motor Company

FORD in Script — old v1	74/657594	28-Mar-1995	2034370	28-Jan-1997	Registered	Ford Motor Company

FORD in Script — old v1	75/035007	20-Dec-1995	1997209	27-Aug-1996	Registered	Ford Motor Company

FORD in Script — old v1	75/164692	12-Sep-1996	2061633	13-May-1997	Registered	Ford Motor Company

FORD in Script — old v1	75/249529	28-Feb-1997	2105604	14-Oct-1997	Registered	Ford Motor Company

FORD in Script — old v1	75/249528	28-Feb-1997	2105603	14-Oct-1997	Registered	Ford Motor Company

FORD in Script in Oval	75/249541	28-Feb-1997	2107510	21-Oct-1997	Registered	Ford Motor Company

FORD in Script in Oval	75/318192	1-Jul-1997	2152612	21-Apr-1998	Registered	Ford Motor Company

FORD in Script in Oval	75/035014	20-Dec-1995	1995792	20-Aug-1996	Registered	Ford Motor Company

FORD in Script in Oval	73/538378	17-May-1985	1399080	1-Jul-1986	Registered	Ford Motor Company

FORD in Script in Oval	74/429889	26-Aug-1993	1872617	10-Jan-1995	Registered	Ford Motor Company

FORD in Script in Oval	74/441535	29-Sep-1993	1861801	8-Nov-1994	Registered	Ford Motor Company

FORD in Script in Oval	74/459551	18-Nov-1993	1855519	27-Sep-1994	Registered	Ford Motor Company

4

Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
FORD in Script in Oval	74/459552	18-Nov-1993	1861631	8-Nov-1994	Registered	Ford Motor Company

FORD in Script in Oval	74/459555	18-Nov-1993	1863599	22-Nov-1994	Registered	Ford Motor Company

FORD in Script in Oval	74/459553	18-Nov-1993	1884819	21-Mar-1995	Registered	Ford Motor Company

FORD in Script in Oval	74/459556	18-Nov-1993	1858537	18-Oct-1994	Registered	Ford Motor Company

FORD in Script in Oval	74/459558	18-Nov-1993	1863708	22-Nov-1994	Registered	Ford Motor Company

FORD in Script in Oval	74/459559	18-Nov-1993	1861819	8-Nov-1994	Registered	Ford Motor Company

FORD in Script in Oval	74/459560	18-Nov-1993	2088473	19-Aug-1997	Registered	Ford Motor Company

FORD in Script in Oval	74/459561	18-Nov-1993	1862562	15-Nov-1994	Registered	Ford Motor Company

FORD in Script in Oval	74/459565	18-Nov-1993	1862594	15-Nov-1994	Registered	Ford Motor Company

FORD in Script in Oval	74/459564	18-Nov-1993	1858695	18-Oct-1994	Registered	Ford Motor Company

FORD in Script in Oval	74/459554	18-Nov-1993	1863888	22-Nov-1994	Registered	Ford Motor Company

FORD in Script in Oval	74/502267	21-Mar-1994	1874206	17-Jan-1995	Registered	Ford Motor Company

FORD in Script in Oval	74/735606	28-Sep-1995	1973144	7-May-1996	Registered	Ford Motor Company

FORD in Script in Oval	75/020525	15-Nov-1995	1997203	27-Aug-1996	Registered	Ford Motor Company

FORD in Script in Oval	75/020547	15-Nov-1995	2088654	19-Aug-1997	Registered	Ford Motor Company

FORD in Script in Oval	75/020573	15-Nov-1995	1997205	27-Aug-1996	Registered	Ford Motor Company

FORD in Script in Oval	75/164697	12-Sep-1996	2067343	3-Jun-1997	Registered	Ford Motor Company

FORD in Script in Oval	75/164727	12-Sep-1996	2063518	20-May-1997	Registered	Ford Motor Company

FORD in Script in Oval	75/183729	18-Oct-1996	2095239	9-Sep-1997	Registered	Ford Motor Company

FORD in Script in Oval	75/183752	18-Oct-1996	2063550	20-May-1997	Registered	Ford Motor Company

FORD in Script in Oval	74/677597	19-May-1995	1949274	16-Jan-1996	Registered	Ford Motor Company

5

Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
FORD in Script in Oval	78/337825	8-Dec-2003	2982130	2-Aug-2005	Registered	Ford Motor Company

FORD in Script in Oval	78/495317	6-Oct-2004			Pending	Ford Motor Company

FORD in Script in Oval in Blue	75/831222	19-Oct-1999	2601810	30-Jul-2002	Registered	Ford Motor Company

FORD in Script in Oval in Rectangle	73/537662	15-May-1985	1400808	15-Jul-1986	Registered	Ford Motor Company

FORD in Script in Oval Reverse	74/265103	13-Apr-1992	1738379	8-Dec-1992	Registered	Ford Motor Company

LINCOLN	75/442223	28-Feb-1998	2204133	17-Nov-1998	Registered	Ford Motor Company

LINCOLN	75/478843	4-May-1998	2234340	23-Mar-1999	Registered	Ford Motor Company

LINCOLN	75/419707	20-Jan-1998	2292103	16-Nov-1999	Registered	Ford Motor Company

LINCOLN	75/249531	28-Feb-1997	2107509	21-Oct-1997	Registered	Ford Motor Company

LINCOLN	73/401444	1-Nov-1982	1311148	25-Dec-1984	Registered	Ford Motor Company

LINCOLN	75/684951	16-Apr-1999	2326565	7-Mar-2000	Registered	Ford Motor Company

LINCOLN	71/544440	16-Dec-1947	511662	28-Jun-1949	Registered	Ford Motor Company

LINCOLN	74/429887	26-Aug-1993	1900768	20-Jun-1995	Registered	Ford Motor Company

LINCOLN	74/441531	29-Sep-1993	1858609	18-Oct-1994	Registered	Ford Motor Company

LINCOLN	74/459543	18-Nov-1993	1895870	30-May-1995	Registered	Ford Motor Company

LINCOLN	74/459667	18-Nov-1993	1909928	8-Aug-1995	Registered	Ford Motor Company

LINCOLN	74/459548	18-Nov-1993	1893096	9-May-1995	Registered	Ford Motor Company

LINCOLN	74/459544	18-Nov-1993	1934658	14-Nov-1995	Registered	Ford Motor Company

LINCOLN	74/459545	18-Nov-1993	1950011	23-Jan-1996	Registered	Ford Motor Company

LINCOLN	74/459546	18-Nov-1993	1934659	14-Nov-1995	Registered	Ford Motor Company

LINCOLN	74/459549	18-Nov-1993	1950012	23-Jan-1996	Registered	Ford Motor Company

6

Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
LINCOLN	75/077983	25-Mar-1996	2018006	19-Nov-1996	Registered	Ford Motor Company

LINCOLN	75/077984	25-Mar-1996	2018007	19-Nov-1996	Registered	Ford Motor Company

LINCOLN	75/145828	6-Aug-1996	2040815	25-Feb-1997	Registered	Ford Motor Company

LINCOLN	75/848381	15-Nov-1999	2433244	6-Mar-2001	Registered	Ford Motor Company

LINCOLN (Stylized)	71/174171	24-Jan-1923	170692	5-Jan-1968	Registered	Ford Motor Company

MERCURY	75/318005	1-Jul-1997	2153903	28-Apr-1998	Registered	Ford Motor Company

MERCURY	75/684952	16-Apr-1999	2324484	29-Feb-2000	Registered	Ford Motor Company

MERCURY	74/429897	26-Aug-1993	1836946	17-May-1994	Registered	Ford Motor Company

MERCURY	74/460201	18-Nov-1993	1926997	17-Oct-1995	Registered	Ford Motor Company

MERCURY	74/460051	18-Nov-1993	1921868	26-Sep-1995	Registered	Ford Motor Company

MERCURY	74/460199	18-Nov-1993	1942013	19-Dec-1995	Registered	Ford Motor Company

MERCURY	74/460177	18-Nov-1993	1947905	16-Jan-1996	Registered	Ford Motor Company

MERCURY	74/460178	18-Nov-1993	1957016	20-Feb-1996	Registered	Ford Motor Company

MERCURY	74/460179	18-Nov-1993	1957017	20-Feb-1996	Registered	Ford Motor Company

MERCURY	74/460222	18-Nov-1993	1899012	13-Jun-1995	Registered	Ford Motor Company

MERCURY	74/460180	18-Nov-1993	1994327	20-Aug-1996	Registered	Ford Motor Company

MERCURY	74/468028	9-Dec-1993	1960799	5-Mar-1996	Registered	Ford Motor Company

MERCURY	75/145829	6-Aug-1996	2040816	25-Feb-1997	Registered	Ford Motor Company

MERCURY	78/472296	24-Aug-2004			Pending	Ford Motor Company

MERCURY (Stylized)	71/409350	8-Aug-1938	365585	14-Mar-1939	Registered	Ford Motor Company

FORD MUSTANG	74/602729	23-Nov-1994	2194488	13-Oct-1998	Registered	Ford Motor Company

7

Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
FORD MUSTANG	75/035011	20-Dec-1995	2068810	10-Jun-1997	Registered	Ford Motor Company

FORD MUSTANG & Horse & Bars Device	74/602712	23-Nov-1994	2190167	22-Sep-1998	Registered	Ford Motor Company

MUSTANG	75/249548	28-Feb-97	2101717	30-Sep-97	Registered	Ford Motor Company

MUSTANG	75/249543	28-Feb-97	2101714	30-Sep-97	Registered	Ford Motor Company

MUSTANG	78/150685	05-Aug-02	2770412	30-Sep-03	Registered	Ford Motor Company

MUSTANG	73533611	22-Apr-85	1467208	01-Dec-87	Registered	Ford Motor Company

MUSTANG	74/429895	26-Aug-93	1922186	26-Sep-95	Registered	Ford Motor Company

MUSTANG	74/460170	18-Nov-93	1858362	18-Oct-94	Registered	Ford Motor Company

MUSTANG	74/460181	18-Nov-93	1914604	29-Aug-95	Registered	Ford Motor Company

MUSTANG	74/460173	18-Nov-93	1910094	08-Aug-95	Registered	Ford Motor Company

MUSTANG	74/460172	18-Nov-93	1917997	12-Sep-95	Registered	Ford Motor Company

MUSTANG	74/459669	18-Nov-93	1918103	12-Sep-95	Registered	Ford Motor Company

MUSTANG	74/459670	18-Nov-93	1858696	18-Oct-94	Registered	Ford Motor Company

MUSTANG	74/467634	09-Dec-93	1975210	21-May-96	Registered	Ford Motor Company

MUSTANG	74/467633	09-Dec-93	1997313	27-Aug-96	Registered	Ford Motor Company

MUSTANG	75/020566	15-Nov-95	1995783	20-Aug-96	Registered	Ford Motor Company

MUSTANG	75/020568	15-Nov-95	1998459	03-Sep-96	Registered	Ford Motor Company

MUSTANG	75/035004	20-Dec-95	1995791	20-Aug-96	Registered	Ford Motor Company

MUSTANG	75/035016	20-Dec-95	1995793	20-Aug-96	Registered	Ford Motor Company

MUSTANG	75/105462	16-May-96	2111765	11-Nov-97	Registered	Ford Motor Company

MUSTANG	75/105461	16-May-96	2109925	28-Oct-97	Registered	Ford Motor Company

8

Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
MUSTANG	75/105460	16-May-96	2032384	21-Jan-97	Registered	Ford Motor Company

MUSTANG	75/164690	12-Sep-96	2059520	06-May-97	Registered	Ford Motor Company

MUSTANG	75/164696	12-Sep-96	2061634	13-May-97	Registered	Ford Motor Company

MUSTANG	75/164744	12-Sep-96	2059524	06-May-97	Registered	Ford Motor Company

MUSTANG	78/965274	31-Aug-06			Pending	Ford Motor Company

MUSTANG & Horse & Bars Device	74/602716	23-Nov-94	2175903	28-Jul-98	Registered	Ford Motor Company

MUSTANG 350 GT Configuration	75/603700	11-Dec-98	2733631	08-Jul-03	Registered	Ford Motor Company

MUSTANG Bottle Configuration	74/602720	23-Nov-94	2041086	25-Feb-97	Registered	Ford Motor Company

MUSTANG COBRA	75/423961	27-Jan-98	2203019	10-Nov-98	Registered	Ford Motor Company

MUSTANG COBRA	74/516957	25-Apr-94	2191112	22-Sep-98	Registered	Ford Motor Company

MUSTANG Convertible Configuration	75/603706	11-Dec-98	2722928	10-Jun-03	Registered	Ford Motor Company

MUSTANG GT-R	78/364566	09-Feb-04			Pending	Ford Motor Company

MUSTANG Horse & Bars Device	74/178102	20-Jun-91	1686288	12-May-92	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/459536	18-Nov-93	1915963	05-Sep-95	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/459569	18-Nov-93	1917683	12-Sep-95	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/459575	18-Nov-93	1921847	26-Sep-95	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/459567	18-Nov-93	1917841	12-Sep-95	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/459568	18-Nov-93	1909960	08-Aug-95	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/459571	18-Nov-93	1917974	12-Sep-95	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/459572	18-Nov-93	1917996	12-Sep-95	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/459573	18-Nov-93	1918040	12-Sep-95	Registered	Ford Motor Company

9

Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
MUSTANG Horse & Bars Device	74/459574	18-Nov-93	1918102	12-Sep-95	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/459566	18-Nov-93	1865873	06-Dec-94	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/467734	09-Dec-93	1975212	21-May-96	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/467733	09-Dec-93	2000190	10-Sep-96	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/467682	09-Dec-93	1975211	21-May-96	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/467651	09-Dec-93	1980012	11-Jun-96	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/472997	20-Dec-93	1942031	19-Dec-95	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/516999	25-Apr-94	1991704	06-Aug-96	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	74/577360	23-Sep-94	1975419	21-May-96	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	75/020527	15-Nov-95	2000111	10-Sep-96	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	75/164743	12-Sep-96	2065287	27-May-97	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	75/183751	18-Oct-96	2070085	10-Jun-97	Registered	Ford Motor Company

MUSTANG Horse & Bars Device	75/183754	18-Oct-96	2070087	10-Jun-97	Registered	Ford Motor Company

MUSTANG Running Horse Device	73/590492	28-Mar-86	1416549	11-Nov-86	Registered	Ford Motor Company

MUSTANG Running Horse Device	75/318188	01-Jul-97	2156985	12-May-98	Registered	Ford Motor Company

MUSTANG Running Horse Device	74/460066	18-Nov-93	1975199	21-May-96	Registered	Ford Motor Company

MUSTANG Running Horse Device	74/460174	18-Nov-93	1858363	18-Oct-94	Registered	Ford Motor Company

MUSTANG Running Horse Device	74/460162	18-Nov-93	1917842	12-Sep-95	Registered	Ford Motor Company

MUSTANG Running Horse Device	74/460195	18-Nov-93	1859697	25-Oct-94	Registered	Ford Motor Company

MUSTANG Running Horse Device	74/463326	24-Nov-93	1922085	26-Sep-95	Registered	Ford Motor Company

MUSTANG Running Horse Device	74/460161	18-Nov-93	1918041	12-Sep-95	Registered	Ford Motor Company

10

Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
MUSTANG Running Horse Device	74/462573	24-Nov-93	1918104	12-Sep-95	Registered	Ford Motor Company

MUSTANG Running Horse Device	74/460160	18-Nov-93	1858697	18-Oct-94	Registered	Ford Motor Company

MUSTANG Running Horse Device	74/462972	24-Nov-93	1975202	21-May-96	Registered	Ford Motor Company

MUSTANG Running Horse Device	74/472999	20-Dec-93	1922192	26-Sep-95	Registered	Ford Motor Company

MUSTANG Running Horse Device	74/658387	28-Mar-95	2111045	04-Nov-97	Registered	Ford Motor Company

MUSTANG Running Horse Device	74/658390	28-Mar-95	2239097	13-Apr-99	Registered	Ford Motor Company

MUSTANG Running Horse Device	74/658389	28-Mar-95	2016456	12-Nov-96	Registered	Ford Motor Company

MUSTANG Running Horse Device	75/020565	15-Nov-95	2000115	10-Sep-96	Registered	Ford Motor Company

MUSTANG Running Horse Device	75/020570	15-Nov-95	2000118	10-Sep-96	Registered	Ford Motor Company

MUSTANG Running Horse Device	75/164726	12-Sep-96	2070024	10-Jun-97	Registered	Ford Motor Company

MUSTANG Running Horse Device	75/164728	12-Sep-96	2067344	03-Jun-97	Registered	Ford Motor Company

MUSTANG Running
Horse Device	75/164742	12-Sep-96	2067346	03-Jun-97	Registered	Ford Motor Company

MUSTANG Running Horse Device	78/965242	31-Aug-06			Pending	Ford Motor Company

MUSTANG Running Horses, Four	74/526172	18-May-94	2175226	21-Jul-98	Registered	Ford Motor Company

MUSTANG Shadowed Running Horse Device	74/475080	23-Dec-93	2070156	10-Jun-97	Registered	Ford Motor Company

MUSTANG Shadowed Running Horse Device	74/658391	28-Mar-95	2034378	28-Jan-97	Registered	Ford Motor Company

TRADE DRESS MUSTANG TAILLIGHTS	76/598672	21-Jun-04	3052329	31-Jan-06	Registered	Ford Motor Company

TRADE DRESS OF MUSTANG C-SCOOP	76/598674	21-Jun-04	3052331	31-Jan-06	Registered	Ford Motor Company

TRADE DRESS OF MUSTANG HEADLIGHTS	76/598561	21-Jun-04	3064774	07-Mar-06	Registered	Ford Motor Company

TRADE DRESS OF MUSTANG ROOF LINE	76/598673	21-Jun-04	3052330	31-Jan-06	Registered	Ford Motor Company

11

     OTHER PRINCIPAL TRADE NAMES

Other Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
FORD EXPLORER	74/706993	27-Jul-1995	1958163	20-Feb-1996	Registered	Ford Motor Company

EXPLORER	75/424069	27-Jan-98	2196097	13-Oct-98	Registered	Ford Motor Company

EXPLORER	75/318004	01-Jul-97	2153902	28-Apr-98	Registered	Ford Motor Company

EXPLORER	73/306648	20-Apr-81	1193137	06-Apr-82	Registered	Ford Motor Company

EXPLORER	74/429890	26-Aug-93	1845751	19-Jul-94	Registered	Ford Motor Company

EXPLORER	74/460059	18-Nov-93	1909154	01-Aug-95	Registered	Ford Motor Company

EXPLORER	74/460189	18-Nov-93	2014679	12-Nov-96	Registered	Ford Motor Company

EXPLORER	74/468026	09-Dec-93	2292940	16-Nov-99	Registered	Ford Motor Company

EXPLORER	74/468002	09-Dec-93	1905010	11-Jul-95	Registered	Ford Motor Company

EXPLORER	75/020574	15-Nov-95	2064621	27-May-97	Registered	Ford Motor Company

EXPLORER SPORT	74/514307	19-Apr-94	1882071	07-Mar-95	Registered	Ford Motor Company

EXPLORER SPORT TRAC	75/580621	02-Nov-98	2435705	13-Mar-01	Registered	Ford Motor Company

EXPLORER XLS	75/528818	31-Jul-98	2520546	18-Dec-01	Registered	Ford Motor Company

F-150	75/318148	01-Jul-97	2151046	14-Apr-98	Registered	Ford Motor Company

F-150	74/462962	24-Nov-93	2044023	11-Mar-97	Registered	Ford Motor Company

F-150	74/462567	24-Nov-93	1893178	09-May-95	Registered	Ford Motor Company

F-150	74/462961	24-Nov-93	2044022	11-Mar-97	Registered	Ford Motor Company

F-150	74/640056	01-Mar-95	2003682	24-Sep-96	Registered	Ford Motor Company

F-150	74/706997	27-Jul-95	1958166	20-Feb-96	Registered	Ford Motor Company

F-150	75/388214	12-Nov-97	2198520	20-Oct-98	Registered	Ford Motor Company

F-150 Configuration	75/604081	11-Dec-98	2733633	08-Jul-03	Registered	Ford Motor Company

12

Other Principal Trade Name	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner
F-150 HERITAGE	78/227715	19-Mar-03			Pending	Ford Motor Company

F-150 PLATINUM	77/026074	20-Oct-06			Pending	Ford Motor Company

F-150 SUPER CAB Configuration	75/603777	11-Dec-98	2720229	03-Jun-03	Registered	Ford Motor Company

F-250	76/114799	23-Aug-00	2485114	04-Sep-01	Registered	Ford Motor Company

F-250/F-350 GRILLE TRADE DRESS	78/759326	22-Nov-05			Pending	Ford Motor Company

F-350	76/114782	23-Aug-00	2490569	18-Sep-01	Registered	Ford Motor Company

F-450	78/589061	17-Mar-05			Pending	Ford Motor Company

F-550	78/589065	17-Mar-05			Pending	Ford Motor Company

F-750	78/589067	17-Mar-05			Pending	Ford Motor Company

F-SERIES	78/338321	09-Dec-03	3096400	23-May-06	Registered	Ford Motor Company

13

SCHEDULE 4.13
PLEDGED EQUITY

		Total No. of			Percent of
		Issued and	Certificates		Total No. of
		Outstanding	Delivered at	No. Shares/Interest Being	Shares/Interest
Subsidiary/Affiliate	Record Owner	Shares/Interests	Closing	Pledged	Being Pledged
3000 Schaefer Road Company	Ford Motor Company	10 shares of Preferred Stock	1	10 shares of Preferred Stock	100%

Ford European Holdings LLC	Ford Motor Company	1,001 shares of Membership Interest	3	1,001 shares of Membership Interest	100%

Ford Global Technologies, LLC	Ford Motor Company	N/A	[non-certificated membership interest]	Membership Interest	100%

Ford Holdings LLC	Ford Motor Company	N/A	[non-certificated membership interest]	Membership Interest	100%

Ford International Capital Corporation	Ford Motor Company	1,000 shares of Class A Voting Common	A-1	660 Class A Voting Common	66%

		1,519 shares of Class B Non-voting Common	B-1	1,002 Class B Non-voting Common	66%

Ford Mexico Holdings, Inc.	Ford Motor Company	1,000 shares of Common Stock	2	660 shares of Common Stock	66%

Ford Motor Service Company	Ford Motor Company	10 shares of Common Stock	1	10 shares of Common Stock	100%

Ford Motor Vehicle Assurance Company, LLC	Ford Motor Company	100 shares of Membership Interest	1	100 shares of Membership Interest	100%

Ford South America Holdings, LLC	Ford Motor Company	N/A	[non-certificated membership interest]	Membership Interest	100%

Ford Motor Credit Company	Ford Holdings, LLC	250,000 shares of Common Stock	3&5	250,000 shares of Common Stock	100%

Ford Trading Company, LLC	Ford Motor Company	N/A	[non-certificated membership interest]	Membership Interest	100%

Ford Component Sales, L.L.C.	Ford Motor Company	N/A	[non-certificated membership interest]	Membership Interest	100%

Land Rover North America, Inc.	Ford Motor Company	50,875 shares of Common Stock	3	50,875 shares of Common Stock	100%

		Total No. of			Percent of
		Issued and	Certificates		Total No. of
		Outstanding	Delivered at	No. Shares/Interest Being	Shares/Interest
Subsidiary/Affiliate	Record Owner	Shares/Interests	Closing	Pledged	Being Pledged
Volvo Cars of North America, LLC	Ford Motor Company	N/A	[non-certificated membership interest]	Membership Interest	100%

Closed Joint Stock Company Ford Motor Company [Ford Motor Company ZAO] (Russia)	Ford Motor Company	13,720,994 shares of Common Stock (99.996%)	[non-certificated shares]	9,055,856 shares of Common Stock	66%

Ford Capital B.V. (The Netherlands)	Ford Motor Company	255,140 shares of Euro 454 each	[non-certificated shares]	168,392 shares of Euro 454 each	66%

		632,392 shares of Euro 102 each		417,378 shares of Euro 102 each

Ford Espana S.A. (Spain)	Ford Motor Company	53,895,700 quotas	[non-certificated shares]	35,571,162 quotas	66%

Ford Motor Company Brasil Ltda. (Brazil)	Ford Global Technologies, LLC	847,120,002 quotas	[non-certificated shares]	559,099,201 quotas	66%

Ford Automotive Holdings (England)	Ford International Capital Corporation	693,773,370 shares of Ordinary Stock	18	457,890,424 shares of Ordinary Stock	66%

Ford Motor Company S.A. de C.V. (Mexico)	Grupo Ford S. de R.L. de C.V.	12,844,500 shares of Series “A”	1	7,706,700 shares of Series “A”	66% of the aggregate of all series of shares (without regard to series)

		2,375,054,958 shares of Series “B”	8	1,726,055,758 shares of Series “B”

		647,946,943 shares of Series “B” 1987	17	388,768,166 shares of Series “B” 1987

		1,981,200,000 shares of Series “B” 1991	19	1,188,720,000 shares of Series “B” 1991

Grupo Ford S. de R.L. de C.V. [2] (Mexico)	Ford Mexico Holdings, Inc.	2 social parts valued at $3,000	8	1 social part valued at $1,980	66%

[1]	To be re-certificated post-closing to deliver a replacement certificate representing 1 social part valued at $1,980.

2

		Total No. of			Percent of
		Issued and	Certificates		Total No. of
		Outstanding	Delivered at	No. Shares/Interest Being	Shares/Interest
Subsidiary/Affiliate	Record Owner	Shares/Interests	Closing	Pledged	Being Pledged
Ford Deutschland Holdings Gmbh (Germany)	Ford European Holdings, LLC	1 Ordinary share (77,205,100 euros)	[non-certificated shares]	1 Ordinary share (77,205,100 euros)	100%

		4 Preferred shares (each 100 euros)		4 Preferred shares (each 100 euros)

Ford Motor Company of Canada, Limited (Canada)	Ford Motor Company	3,965,806 shares of Common Stock	C-2	2,617,432 shares of Common Stock	66%

		97,799 shares of Preferred Stock	P-2	64,548 shares of Preferred Stock	66%

Ford Motor Company of Southern Africa (Pty) Limited[2] (South Africa)	Ford Motor Company	1,554,900 shares of Ordinary C stock	36	699,705 shares of Ordinary C

			41	326,529 shares of Ordinary C	66%

Ford Argentina S.C.A. (Argentina)	Ford South America Holdings, LLC	55,880,537 shares of common stock	1	55,605,843 shares of common stock (99.51%)	100%

	3000 Schaefer Road Company		2	274,694 shares of common stock (0.49%)

Ford Motor de Venezuela[3] (Venezuela)	Ford Motor Company	10,480,000 shares of Class A	A-13	6,916,800 shares of Class A	66%

		1,720,000 shares of Class B	A-15	1,135,200 of Preferred Class B	66%

[2]	Prior to confirmation by the Company that it has ownership of 1,554,900 shares of Ordinary C stock, the pledge will be limited to 923,610 shares of Ordinary C stock, consisting of all shares represented by certificate no. 36, and 223,905 of the shares represented by certificate no. 41.

[3]	To be re-certificated post-closing to deliver certificates representing 6,916,800 shares of Class A and 1,135,200 shares of Class B.

3

		Total No. of			Percent of
		Issued and	Certificates		Total No. of
		Outstanding	Delivered at	No. Shares/Interest Being	Shares/Interest
Subsidiary/Affiliate	Record Owner	Shares/Interests	Closing	Pledged	Being Pledged
Ford VHC AB (Sweden)	Ford Motor Company	100,000 shares of Class A Common Stock with 34% voting rights	B-1	900,000 shares of Class B Common Stock with 66% voting rights	100% of Class B Common Stock

900,000 shares of Class B Common Stock with 66% voting rights

PAG Import, Inc (Japan)	Ford Motor Company	10,794,802 shares of Common Stock	4	7,124,570 shares of Common Stock	66%

Volvo Auto Italia SpA[4] (Italy)	Ford Motor Company	420,000 ordinary shares	44	277,200 ordinary shares	66%

[4]	To be re-certificated post-closing to deliver replacement certificate representing 277,200 ordinary shares.

4

SCHEDULE 5.1(G)
PLEDGED NOTES

Type of
Borrower/Obligor	Obligee	Amount	Indebtedness	Relevant Contract
Ford VHC AB	Ford Motor Company	$3.5 billion	Intercompany Debt	Term Loan Agreement dated November 29, 2006 with Ford Motor Company

Promissory Note by Ford VHC AB in favor of Ford Motor Company dated November 29, 2006

Ford Motor Company of Canada, Limited	Ford Motor Company	$1.3 billion	Intercompany Debt	Amended and Restated Promissory Note by Ford Motor Company of Canada, Limited to Ford Motor Company dated as of December 15, 2006

Ford Motor Company of Canada, Limited	Ford Motor Company	$750,910,813	Intercompany Debt	Amended and Restated Promissory Note by Ford Motor Company of Canada, Limited to Ford Motor Company dated as of December 15, 2006

Ford Motor Company of Canada, Limited	Ford Motor Company	$1.9 billion	Intercompany Payable	Amended and Restated Receivables Agreement by and between Ford Motor Company of Canada, Limited and Ford Motor Company dated as of December 15, 2006

Progress Ford	Ford Motor Company of Canada, Limited	$1.3 billion	Intercompany Debt	Amended and Restated Promissory Note by Progress Ford Sales, Limited to Ford Motor Company of Canada, Limited dated as of December 15, 2006

Grupo Ford S de RL de CV	Ford Mexico Holdings, Inc.	$$901,750,620.85[6]	Intercompany Debt	Acknowledgement of Debt Agreement dated December 6, 2006 by and among Grupo Ford, Nuevo Grupo Ford and Ford Mexico Holdings, Inc.

Promissory Note by Grupo Ford to Ford Mexico Holdings, Inc. dated as of December 6, 2006

[6]	Pledged to secure guarantee of Ford Mexico Holdings, Inc.